John L. Thomas, Esquire
                                  18 Beth Drive
                              Moorestown, NJ 08057

856.234.0960 (Tel)                                            856.234.2098 (Fax)

September 11, 2000

U.S. Securities and Exchange Commission
450 Fifth St. N.W.
Washington, DC 20549

Re:  Red Oak Hereford Farms, Inc.

Dear Madam or Sir:

         On behalf of my client, Red Oak Hereford Farms, Inc., enclosed please find a registration statement on Form S-1.

         Any communications may be directed to the undersigned at the address and telephone numbers set forth above.

Sincerely,



By: /s/ John L. Thomas
----------------------
        John L. Thomas

As filed with the Securities and Exchange Commission on September 11, 2000 Registration No. 333-_____
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-1
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                          RED OAK HEREFORD FARMS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           Nevada                        5147                    84-1120614
           ------                        ----                    ----------
(State or Other Jurisdiction of    (Primary Standard         (I.R.S. Employer
Incorporation or Organization)     Industrial Classifi-       Identification
                                   cation Code Number)        Number)


                               2010 Commerce Drive
                               Red Oak, Iowa 51566
                                  712/623-9224

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

                                 Harley Dillard
                             Chief Financial Officer
                          Red Oak Hereford Farms, Inc.
                               2010 Commerce Drive
                               Red Oak, Iowa 51566
                                  712/623-9224

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

                        Copies of all communications to:

                             John L. Thomas, Esquire
                                  18 Beth Drive
                              Moorestown, NJ 08057
                                  856/234-0960

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box./ /

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this form is a post-effective amendment filed pursuant to Rule 462( c ) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                         CALCULATION OF REGISTRATION FEE

--------------------------- ------------------------ -------------------- --------------------- ----------------------
                                                      Proposed Maximum      Proposed Maximum
Title Of Securities To Be   Amount To Be Registered  Offering Price Per    Aggregate Offering         Amount of
Registered                                                  Share                Price            Registration Fee
--------------------------- ------------------------ -------------------- --------------------- ----------------------
Common Stock, $.001  Par
Value..................     16,714,653 Shares        $       2.08  (1)    $ 34,766,478.00       $          9,213.00
--------------------------- ------------------------ -------------------- --------------------- ----------------------

(1) Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices for the Common Stock on August 28, 2000, as reported by the National Quotation Bureau.

The information contained in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 Subject to Completion, dated September 11, 2000

PROSPECTUS

                        16,714,653 shares of Common Stock
                      -------------------------------------

                          RED OAK HEREFORD FARMS, INC.

         This is an offering of 16,714,653 shares of common stock of Red Oak Hereford Farms, Inc., held by certain of our Securityholders. Of the 16,714,653 shares being offered by the Selling Securityholders, 4,705,873 shares are issuable upon exercise of Warrants owned by certain of the Selling Securityholders, 2,940,000 shares are issuable upon exercise of stock options offered by certain of the Selling Securityholders, and 9,068,780 shares are issuable upon the conversion of preferred stock owned by certain of the Selling Securityholders. We will not receive any proceeds from the sale of the shares, but we will receive proceeds from the Selling Securityholders if they exercise their Warrants and or options.

         Our common stock is quoted on the OTC Bulletin Board under the symbol "HERF". On August 28, 2000, the closing bid price per share of our common stock as reported by the OTC Bulletin Board was $2.03 per share.

         This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. See "Risk Factors" beginning on page 9.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                The date of this Prospectus is September 11, 2000

                                TABLE OF CONTENTS

                                                              Page
                                                              ----
Prospectus Summary............................................5-8
Risk Factors..................................................9-12
Forward-Looking Statements....................................12
Use of Proceeds...............................................15
Dividend Policy...............................................13
Price Range of Common Stock...................................13
Capitalization................................................17
Selected Consolidated Financial Data..........................17
Management's Discussion and Analysis of
         Financial Condition and Results of Operations........18
Business......................................................44
Management....................................................51
Certain Relationships and Related Transactions................56
Principal Stockholders........................................58
Selling Securityholders.......................................62
Description of Capital Stock..................................60
Shares Eligible for Future Sale...............................61
Legal Matters.................................................71
Experts.......................................................71
Additional Information........................................71
Index to Financial Statements.................................F-1 - F-25

                              ABOUT THE PROSPECTUS

         Investors should rely only on the information contained in this prospectus. Red Oak Hereford Farms has not authorized anyone to provide any different or additional information. This prospectus is not an offer to sell or a solicitation of an offer to buy our common stock in any jurisdiction where it is unlawful. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

         The Company has applied for a registered trademark for Red Oak Farms and our oak tree logo. The Company hasalso applied for "Hot `N Chili," "Smokin' Hickory," "Teriyaki Twist", "Give Your Taste Buds a Jerk," "and Peppered-Up" for use with our boxed jerky and beef sticks products and "Premium Hereford Beef." This prospectus also includes trademarks and trade names of other parties.

                               PROSPECTUS SUMMARY

         You should read the following summary together with the more detailed information and financial statements and notes appearing elsewhere in this prospectus.

                             Red Oak Hereford Farms

                                Company Business

         The Company procures, harvests and processes selected, qualified cattle for sale as fresh branded beef. The Company further processes beef for its precooked and beef jerky products. The Company sells to the Hotel, Restaurant, Institutional Trade; Retail Supermarkets, Mass Retail and Club Stores and Convenience Stores.

         To procure, harvest, and process selected, qualified cattle for their beef and related products for branded marketing/sale through 1) Hotel, Restaurant, Institutional, 2) Retail Supermarket, Mass Retail, Club Store, 3) Convenience Stores, 4) Direct sale through telephone order, 5) and supply for E Commerce channels.

         This enterprise is executed by the following: in-house staff, subsidiaries, contracted cattle harvest professionals, and food manufacturers. The sales process is conducted by a contracted, nationally recognized organization for mass, club, and retail accounts and by contracted "sub broker" for conventional retail supermarket accounts. In house-personnel also participate in marketing, sales, service and product promotion activities.

         Packaging, research development, delivery, and quality assurance are also managed and monitored by in-house personnel in conjunction with USDA and contract processor personnel.

         All other functions including, but not limited to accounting, financial management, SEC reporting, planning and other general administrative activities are executed by in-house personnel, augmented where necessary, by outside consulting professionals.

The Company's Market Opportunity
--------------------------------

         The food business, and particularly commodities like beef, has been driven, in large part, by cost and selling price. Research shows that consumers now seek and will pay more, for high quality, branded and convenient food products. Several factors greatly enhance our probability for success. They include the following:

o    The continuing strong economy.
o The resulting shift in consumer demographics toward an upscale gourmet food product.
o    A heightened consumer  sensitivity to quality and consistency.
o    The ever increasingly busy life styles of today's  consumers.
o    A gradual return of consumer predisposition for beef.
o The latest nutritional research, indicating the value of a high protein diet, particularly among healthy, active people.
o The fastest growing population sector is the over 50 set, traditionally the greatest consumers of beef.

         The Company's opportunity, therefore, lies in fulfilling these consumer preferences with all of our products through multiple channels of distribution.

The Company Strategy
--------------------

         The Company strategy is to build upon our credibility and track record in premium quality beef, which was established through the introduction and market acceptance of Red Oak Farms' beef, with an array of convenient, premium, branded beef products. Components of this strategy include:

o Distinguishing the Company's products from the commodity beef by using consistently higher standards, innovative merchandising and strong package design and by offering a product that is convenient, that performs and that is competitively priced, allowing improved margins.
o Exerting maximum quality control of raw material procurement and processing to assure a consistent quality consumer product line
o Building of product demand and brand equity, beginning in those markets where our products are presently available.
o Adopting a branded consumer product marketing approach; to free ourselves from a "commodity" mindset and position us in the higher margin, branded and consumer product arena.
o Eventual consumer advertising and brand promotion using events, team sponsorship, as well as conventional advertising and promotion techniques to expand and support demand and brand equity.

         The Company isnow implementing as much of this marketing strategy as our financial and other resources allow.

                                  The Offering

================================================================================
Common stock offered by the selling securityholders        16,714,653 shares
Common stock outstanding after this offering               32,733,818 shares
OTC Market symbol                                          HERF
================================================================================

                             Additional Information

         The Company was formed in 1989 and changed its name from Wild Wings, Inc. to Red Oak Hereford Farms, Inc. in 1997, when The Companyacquired both cattle procurement and branded beef operations. Our executive offices are located at 2010 Commerce Drive, Red Oak, Iowa, 51566, and our telephone number is (712) 623-9224. The Company maintains a site on the World Wide Web at www.redoakfarms.com. The information found on our site, however, is not a part of this prospectus and should not be relied upon when making a decision to invest in our common stock.

                   Summary Consolidated Financial Information

         The following summary of historical consolidated financial data has been derived from our audited, consolidated, financial statements and is not necessarily indicative of future anticipated results of operations. This financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the consolidated, annual financial statements and notes thereto, as well as the other information contained in this prospectus.

                   Selected Consolidated Financial Information
                         Fiscal Year Ended December 31,
                                 (in thousands)


                                                 1995(1)           1996             1997            1998            1999
                                           --------------  ---------------  ---------------  --------------  --------------
Consolidated Statements of
  Operations Data:

Total net sales                                 $104,267         $123,421         $105,326         $68,762         $71,568
Total cost of goods sold                         100,901          121,023          103,293          67,566          68,723
                                           --------------  ---------------  ---------------  --------------  --------------
Gross Profit                                       3,366            2,398            2,033           1,196           2,845

Total operating expenses                           3,433            4,947            6,251           5,912           5,345
Total other income (expenses)                      (173)            (359)            (280)         (1,963)         (1,291)
Minority Interests                                     -                -                -             104             168
                                           --------------  ---------------  ---------------  --------------  --------------
Net loss                                          $(240)         $(2,908)         $(4,498)        $(6,576)        $(3,622)

Preferred stock dividend                             N/A                -             (17)           (165)            (10)
  requirement                              --------------  ---------------  ---------------  --------------  --------------

Net loss applicable to common                        N/A         $(2,908)         $(4,515)        $(6,741)        $(3,633)
                                           ==============  ===============  ===============  ==============  ==============

Basic and diluted loss per
  share                                              N/A          $(0.23)          $(0.33)         $(0.46)         $(0.23)
                                           ==============  ===============  ===============  ==============================
Weighted average shares

  outstanding                                        N/A       12,498,462       13,618,705      14,719,092      15,538,631

(1) 1995 Proforma Selected Consolidated Financial data was prepared from the audited financial statements of Mid-Ag, a LLC and MCC, a partnership in accordance with GAAP as if they had been a consolidated entity.

                                  RISK FACTORS

         You should carefully consider the risks described below and other information in this prospectus before making an investment decision. If any of the following risks actually occur, our business, financial condition or results of operations could be materially, adversely, affected. As a result, the trading price of our common stock may decline, and you may lose all or part of your investment.

Product Risks
-------------

Our pricing benchmarks are tied to commodity market prices.

         While the Company has some control over relationships with many of our cattle suppliers, our prices for raw material (cattle and beef) are still tied to the "commodity" beef markets, which have experienced some historical volatility.

There may be times when availability of our breed specific cattle may be limited.

         Our fresh beef and precooked products are premium branded beef items. As such, the Company only uses breed specific cattle, namely, Hereford or British based cattle. As the Company's sales volume increases and as it adds more customers, the need to purchase more breed specific cattle will increase.

The Company depends on a small group of contract manufacturers.

         All of our products produced are under contract by other companies. The Company, thus, competes for line time with other similarly situated companies and there may be times when demands exceeds capacity. In addition, job actions and other events, beyond our control, may occur and interrupt our product flow.

Business Risks

The Company's growth depends on expanding its customer base.

         The Company currently serves a limited number of customers. The Company plans to greatly increase that number for all of our products. The success of our expansion is very important because increased sales and achievement of our goal of becoming a national brand will give us the required sales volume necessary for long-term survival.

Limited job seniority of some of our current management.

         Some of our officers and senior managers have been with us for only a short time. As a result, a comprehensive and focused business plan is only now being implemented. Our inability in the past to hire and retain managers who were experienced in start up and new process marketing sales and distribution has hindered creation and launch of valve added products.

The Company is relatively unproven to its target retail account base.

         In today's retail environment, the larger accounts are cautious about placing, a major program with an unproven supplier.

The Company is somewhat unknown to consumers and they may be reluctant to buy our products.

         The Company is not well known to consumers. As such, they may be reluctant to buy its products. An extensive program to generate awareness and initial trial may be required to overcome this unfamiliarity.

The Company competes with many others in the beef product markets.

         The Company competes with beef producers that have far greater resources and as it brings new successful products to market, the Company expects other companies to do the same. Some of our competitors, such as American Angus Association's CAB program are established and well known. Hormel and Harris Ranch, for example, already sell pre-cooked products, while Jack Links and Oberto are well established in the beef jerky market. Should any of these competitors, many of whom are large consumer food companies, decide to challenge us directly, they may have considerably more resources to do so.

The Company must effectively manage our growth.

         In order to follow our business plan, the Company must grow significantly. This rate of growth will place a significant strain on our personnel, our management systems and resources. To this end, we have recently hired a Chief Operating Officer, Vice President of Fresh Beef Sales, and a contracted, nationally recognized, sales force. These parties must become fully integrated as a management team. Furthermore, to support this new team and our planned growth, the Company must continue to improve our operational and financial systems, managerial controls and procedures.

Financial Risks

History of Losses - The Company has a history of losses.

         Since our inception, the Company has incurred continuing losses. As of December 31, 1999, the Company hasan accumulated deficit of approximately $14.3 million. Our net loss in 1999 was $3,622,334 and the Company expects, at least in the near future, to show additional losses. The Company however, hopes to be profitable by the end of the fourth quarter, 2000. Our ability to become profitable is dependent upon several factors, specifically, obtaining outside funding and a significant increase in sales. If we are not able to obtain this funding in a timely manner and, concurrently, increase our sales, our losses will continue.

The Company will need more outside funding for our growth.

         In order to continue our growth the Company needs additional outside funding. The Company must purchase more cattle to meet increased sales before our sales force can accept orders from large customers because the Company must have product sufficient to meet those orders. In addition, the Company must continue to supply our existing customers. To do all this the Company needs additional outside funding, as it cannot fund growth from current revenues.

Risks Related to the Industry
-----------------------------

Contamination of beef products.

         Beef products are susceptible to various forms of contamination. E-coli and Listeria Monocytogenes are two well-known varieties. Company products can be contaminated at the packing plant or contract processor or at retail. Likewise, another beef producer could have a widely publicized contamination problem. The fall-out from such an incident might well temporarily depress demand for beef products in general.

The Company products are perishable.

         The Company fresh beef and pre-cooked beef products are highly perishable and we lose direct control of their handling and storage once they are placed in distribution. It is possible that somewhere in that system our products could be mishandled. Any incident of our product being contaminated or spoiled could harm our growth plans.

Risks Related to the Offering
-----------------------------

The Company stock price has been volatile.

         The Company stock has traded as high as $7.81 and as low as $0.68. It began trading in March 1997 at $2.00 per share. The market price for the Company stock may continue to be volatile, both because of performance and conditions in the economy or the financial markets.

         One possible reason for the volatility of the Company stock may well be that there are as yet, relatively few shares in the hands of the public, making its stock a relatively illiquid investment. The Companycannot guarantee that the additional number of outstanding shares that may result from this offering will significantly ease this illiquidity. The Companycannot predict how many shares will actually be sold by the Selling Securityholders.

         The Company does not plan to pay dividends in the foreseeable future. As a result, stockholders will need to sell shares to realize a return on their investment.

         The Company has never declared or paid cash dividends on its common stock and intends to retain future earnings to finance operation and expansion of the business. Thus, the Company does not anticipate paying cash dividends in the foreseeable future. Therefore, you will need to sell your shares of common stock in order to realize a return on your investment and you may not be able to sell those shares at or above the price you paid for them.

There is only a limited market for the Company stock and the Company cannot assure a more significant market will develop.

         The Company securities are currently not listed on any exchange or the NASDAQ. Rather, the common stock is traded on the OTC Bulletin Board under the symbol "HERF". As a result, an investor may find it more difficult to dispose of or to obtain accurate quotations as to the market value of our common stock.

The Company common stock is subject to "penny stock" trading requirements.

         Our common stock is subject to the "penny stock" regulations which impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors. Consequently, the ability of broker-dealers to sell the Company common stock to prospective purchasers and your ability to sell your common stock in the secondary market may be limited.

Shares Eligible for Future Sale - If the Company's current stockholders sell significant amounts of additional shares of the Company's common stock, the Company's stock price may decline.

         The market price of the Company common stock could decline, as a result of sales of a large number of shares in the market after this offering, or the perception that such sales could occur. Approximately 12,788,731 shares of our common stock that are currently outstanding, will not be sold in the offering, but are eligible for sale without registration pursuant to Rule 144 under the Securities Act.

                           FORWARD-LOOKING STATEMENTS

         This prospectus contains forward-looking statements under the captions "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and elsewhere. These forward-looking statements include statements about the following:

o    implementing our business strategy
o    managing our growth
o    employee costs
o    our business and growth strategies
o    other statements that are not historical facts

         When  used in  this  prospectus,  the  words  "anticipate,"  "believe,"
"estimate," "expect," "seek," "intend," "may" and similar expressions are generally intended to identify forward-looking statements. There are important factors, detailed in the "Risk Factors" section that could cause actual results to differ materially from those expressed or implied by such forward-looking statements including:

o    The risk that the Company will be unable to obtain sufficient  funding.
o The risk that the Company will be unable to implement its business strategy.
o    The risk that the Company will be unable to manage its growth.

                                 DIVIDEND POLICY

         The Company has not paid cash dividends on its common stock. The Companydoes not currently anticipate paying cash dividends, as the Company currently intends to retain future earnings to fund the development and growth of its business. Future decisions regarding cash dividends on its common stock will be made timely by the board of directors. These decisions will depend on results of operations, financial position, capital requirements, general business conditions and restrictions imposed by any financing arrangements.

                           PRICE RANGE OF COMMON STOCK

         The Company's Common Stock is listed on the Over-The-Counter Bulletin Board under the symbol "HERF," and began trading in March 1997. The published bid and ask quotations for the previous two fiscal years are detailed in the chart below. These quotations represent prices between dealers and do not include retail markup, markdown, or commissions. In addition, these quotations may not represent actual transactions.

                                               Bid Prices                         Ask Prices

                                         High               Low               High             Low
                                         ----               ---               ----             ---
Fiscal Year 1998
First Quarter                           7.8125           4.59375             8.125             4.75
Second Quarter                            6.25              3.00             6.375           3.0625
Third Quarter                            4.125            1.3125             4.375             1.50
Fourth Quarter                          1.7812             .6875             1.875            .8125

Fiscal Year 1999
First Quarter                             2.50             .9375             2.625            1.125
Second Quarter                            1.50             1.062             1.625            1.325
Third Quarter                             1.46              .968              1.59             1.03
Fourth Quarter                           2.125              1.25              2.25           1.3125

Fiscal Year 2000
First Quarter                             2.50              1.31              2.68            1.375
Second Quarter                            2.25              1.62              2.56             1.75
Third Quarter (through August 28)         2.31              1.87              2.50             2.00

         The foregoing figures were furnished to the Company by the National Quotation Bureau, 1 Penn Plaza, 15th Floor, New York, New York 10001.

         On August 28, 2000, the last reported sale price for our common stock was $2.03 per share. As of August 28, 2000, there were approximately 298 holders of record of our common stock.

                                 USE OF PROCEEDS

         The Company will receive no proceeds from the sale of the Shares by the Selling Securityholders. The Company will receive net proceeds of approximately $40,578,410 if all our Options and Warrants are exercised. Many of the Options and Warrants have exercise prices in excess of the current market price for our Common Stock.

         The Company currently intends to use the proceeds, assuming all Warrants and Options are exercised, for the purpose set forth below:

Use                                                       Amount
---                                                       ------
New Product Development                              $  8,164,000
Marketing Programs-all products & brand                 8,164,000
Product Procurement                                    16,088,410
New Fresh Beef Program Development                      4,081,000
Working Capital                                         4,081,000

         The foregoing represents our best estimate of the allocation of the proceeds of the offering based upon the present state of our business, operations, plans, and current business conditions. Accordingly, the Company will have broad discretion to determine the use of a substantial portion of the proceeds from this offering. Conditions may develop that could cause the Company to reallocate proceeds from the categories listed above.

         Pending the above uses, the Company will invest the net proceeds in government securities and other short-term, investment-grade, interest-bearing instruments.

                                 CAPITALIZATION

The following table sets forth our total capitalization as of June 30, 2000.

                                                                                 (Unaudited)
                                                                                 -----------
  Current maturities of long-term debt                                  $             516,518
  Long-term debt less current maturities                                            3,173,464
  STOCKHOLDERS' EQUITY
   Common stock, $0.001 par value, authorized 100,000,000 shares
    issued and outstanding 16,012,915 shares                                           16,013
   Cummulative preferred stock series B, $0.001 par value, authorized
    issued and outstanding 1,200,000 shares                                             1,200
   Preferred stock, series C $0.001 par value, authorized
    2,000,000 shares, issued and outstanding 370,956 shares                               371
   Preferred stock, series D $0.001 par value, authorized
    1,000,000 shares; to be issued 2,500 shares for June 30,2000                            3
   Additional paid-in-capital                                                      16,214,651
   Retained deficit                                                               (17,225,367)
                                                                        ----------------------
   TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                                              (993,129)
                                                                        ----------------------
   TOTAL CAPITALIZATION                                                 $           2,696,853
                                                                        ======================

                      SELECTED CONSOLIDATED FINANCIAL DATA

         The consolidated statement of operations data for each of the years in the three-year period ended December 31, 1999, 1998 and 1997 are derived from our consolidated financial statements which are included elsewhere in this prospectus. The consolidated statement of operations data for each of the years in the two-year period ended December 31, 1995 and 1996, and the balance sheet data as of December 31, 1995, 1996 and 1997 have been derived from our audited financial statements which are not included in this prospectus. The historical results are not necessarily indicative of results to be expected for any future period. The selected consolidated financial data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the consolidated financial statements and the notes thereto.

                      Selected Consolidated Financial Data
                            Years Ended December 31,


                                           (Unaudited)
                                     six months ended
                                              June 30,                                                         Proforma
                                                 2000           1999             1998             1997             1996
                                         -------------  -------------    -------------    -------------    -------------
NET SALES
Boxed Beef                               $ 19,551,250   $  45,614,347    $  36,545,948    $  31,984,251    $  60,366,258
Cattle Trading                              9,188,357      22,169,023       28,016,784       60,249,120       51,499,264
Cattle Trading sales -Related Parties         950,150       3,784,429        4,199,028       13,092,322       11,555,199
                                         -------------  -------------    -------------    -------------    -------------
TOTAL NET SALES                            29,689,757      71,567,799       68,761,760      105,325,693      123,420,721
                                         -------------  -------------    -------------    -------------    -------------

COST OF GOODS SOLD

Cattle Purchased for processing            10,066,287      19,307,758       17,601,849       24,942,513       43,541,034
Cattle Purchased for processing-RP          4,736,778      17,980,350       14,698,225        5,036,217       10,358,549
Cattle Purchased for trading                9,685,204      24,503,449       30,299,854       66,707,330       56,145,582
Cattle Purchased for trading from-RP           48,070          27,395        1,176,782        3,555,699        3,740,716
Other Processing Costs                      4,321,902       6,402,533        3,569,205        2,628,937        6,690,335
Other Trading Costs                            72,761         163,458          220,372          422,156          546,637
Loss on expired inventory                           0         337,663             --               --               --
                                         -------------  -------------    -------------    -------------    -------------
TOTAL COST OF GOODS SOLD                   28,931,002      68,722,606       67,566,287      103,292,852      121,022,853
                                         -------------  -------------    -------------    -------------    -------------

GROSS PROFIT                                  758,755       2,845,193        1,195,473        2,032,841        2,397,868
                                         -------------  -------------    -------------    -------------    -------------

OPERATING EXPENSES

Selling & Distribution                      1,417,829       2,891,880        3,075,737        3,414,137        3,599,957
General and Administrative                  1,626,123       2,453,065        2,836,510        2,836,508        1,346,957
                                         -------------  -------------    -------------    -------------    -------------
TOTAL OPERATING EXPENSES                    3,043,952       5,344,945        5,912,247        6,250,645        4,946,914
                                         -------------  -------------    -------------    -------------    -------------

LOSS FROM OPERATIONS                       (2,285,197)     (2,499,752)      (4,716,774)      (4,217,804)      (2,549,046)
                                         -------------  -------------    -------------    -------------    -------------

OTHER INCOME (EXPENSES)

Interest Income                                 9,750          18,812            9,395           63,062             --
Interest Expense                             (366,065)     (1,007,884)        (432,271)        (343,404)        (358,881)
Loss on Sale of A/R                           (70,216)       (233,079)        (154,367)            --               --
Loss from cattle feeding joint venture             -          (68,398)      (1,386,247)            --               --
                                         -------------  -------------    -------------    -------------    -------------
                                             (426,531)     (1,290,549)      (1,963,490)        (280,342)        (358,881)
                                         -------------  -------------    -------------    -------------    -------------

Loss Before Minority Interests             (2,711,728)     (3,790,301)      (6,680,264)      (4,498,146)      (2,907,927)
Minority Interest                             (27,507)        167,967          103,822             --               --
                                         -------------  -------------    -------------    -------------    -------------
Net Loss                                   (2,739,235)  $  (3,622,334)   $  (6,576,442)   $  (4,498,146)   $  (2,907,927)

Preferred Stock Dividend Required            (109,097)        (10,234)        (164,649)         (17,010)            --
                                         -------------  -------------    -------------    -------------    -------------
Net Loss applicable to Common
 Stockholders                            $ (2,848,322)  $  (3,632,568)   $  (6,741,091)   $  (4,515,156)   $  (2,907,927)
                                         =============  =============    =============    =============    =============

Basic and Diluted Loss Per Share         $    (0.1778)  $     (0.2338)   $     (0.4580)   $     (0.3315)   $     (0.2327)
                                         =============  =============    =============    =============    =============

Weighted Ave Shares Outstanding            16,019,783      15,538,631       14,719,092       13,618,705       12,498,462
                                         =============  =============    =============    =============    =============

                      Selected Consolidated Financial Data
                            Years Ended December 31,
                                  (continued)


                                              1995(1)
                                        -------------

NET SALES
Boxed Beef                              $  34,278,255
Cattle Trading                             56,688,296
Cattle Trading sales -Related Parties      13,300,000
                                        -------------
TOTAL NET SALES                           104,266,551
                                        -------------

COST OF GOODS SOLD

Cattle Purchased for processing            18,165,431
Cattle Purchased for processing-RP           8665,843
Cattle Purchased for trading               67,994,217
Cattle Purchased for trading from-RP          214,000
Other Processing Costs                      3,999,473
Other Trading Costs                         1,861,710
Loss on expired inventory                        --
                                        -------------
TOTAL COST OF GOODS SOLD                  100,900,674
                                        -------------

GROSS PROFIT                                3,365,877
                                        -------------

OPERATING EXPENSES

Selling & Distribution                      2,239,298
General and Administrative                  1,193,717
                                        -------------
TOTAL OPERATING EXPENSES                    3,433,015
                                        -------------

LOSS FROM OPERATIONS                          (67,138)
                                        -------------

OTHER INCOME (EXPENSES)

Interest Income                                 3,574
Interest Expense                             (176,800)
Loss on Sale of A/R                              --
Loss from cattle feeding joint venture           --
                                        -------------
                                             (173,226)
                                        -------------

Loss Before Minority Interests               (240,364)
Minority Interest                                --
                                        -------------
Net Loss                                $    (240,364)

Preferred Stock Dividend Required                 N/A
                                        -------------

Net Loss applicable to Common                     N/A
                                        =============

Basic and Diluted Loss Per Share                  N/A
                                        =============

Weighted Ave Shares Outstanding                   N/A
                                        =============





                                       17A

                          Year Ended December 31, 1999
                                 (in thousands)

                                             (Unaudited)
                                       six months ended
                                                June 30,
                                                   2000           1999         1998       1997        1996       1995(1)
                                                   ----           ----         ----       ----        ----       -------
Consolidated Balance Sheet Data:
Cash and Restricted Cash                       $    494        $   432       $  225      $  13        $  0         $   0
Working Capital (Deficit)                         1,490         (1,742)      (2,646)      2,021       1,303         2,057
Total Assets                                      7,857          6,057        2,971      5,976       5,989         6,573
Current Liabilities                               5,484          6,990        4,938      3,101       4,321         4,165
Long-term debt, net of current portion            3,373          2,671        1,364      1,172         778           100
Minority Interest                                    (7)          (223)        (104)          -           -             -
Total Stockholders' Equity (Deficit)           $   (993)       $(3,381)     $(3,227)    $ 1,703       $ 891       $ 2,309

(1) 1995 Proforma Selected Consolidated Financial data was prepared from the audited financial statements of Mid-Ag, a LLC and MCC, a partnership in accordance with Generally Accepted Accounting Principles as if they had been a consolidated entity.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

         You should read the following discussion together with "Selected Consolidated Financial Data," our consolidated financial statements and the notes to those financial statements included elsewhere in this prospectus. In addition to historical information, this discussion contains forward-looking information that involves risks and uncertainties including, without limitation, the uncertainties concerning the Company's ability to continue to raise capital sufficient for the execution of its business plan, the risk of changing market conditions with regard to livestock supplies and demand for products of Red Oak Hereford Farms, Inc. (the "Company"), the domestic and international regulatory, competitive and growth risks, and other risks discussed under the "Risk Factors Section," and elsewhere in this prospectus that may cause the Company's actual results to differ materially from management's expectations. Moreover, past financial performance should not be considered a reliable indicator of future performance.

Fiscal years ended December 31, 1999 and 1998
Liquidity and Capital Resources

         As of December 31, the Company had consolidated cash and cash equivalents balance of $17,067, $16,079, and $12,993 for 1999, 1998, and 1997,
respectively.

Liquidity and Capital Resources Data:

              Fiscal Years Ended December 31, 1999, 1998, and 1997
              ----------------------------------------------------
                                 (in thousands)

                                               1999       % chg         1998       % chg         1997
                                               ----       -----         ----       -----         ----
Working Capital (Deficit)                  $(1,742)       (34)%    $ (2,646)      (231)%       $2,021

Increase in Cash                                  1       (68)%            3       (76)%           13

Cash Beginning of Period                         16         24%           13           -            0

Cash End of Period                               17          6%           16         24%           13

Stock and Additional Paid-In Capital        $10,916         48%      $ 7,400         29%       $5,753

         We require additional cash to meet operational requirements on an ongoing basis. Our sources of cash include issuance of Common and Preferred Stock, sales of accounts receivable, borrowings on asset-based lines of credit, issuance of private debt, and equipment leases. We have plans, including selling securities in private placements, and continuing the issuance of debt to affiliated parties, to provide this cash until positive cash flows can be achieved. We believe that with this cash, we can move into profitability through several planned steps.

o Regaining lost volume and increase volume and sales in Red Oak beef and other products.
o Continuing to implement pricing changes in both branded and commodity boxed beef.
o    Growing sales of Red Oak Farms' Precooked products.
o Continuing to reduce the percentage of product sold into the commodity beef trade.
o    Continuing  to monitor  and improve  gross  margins.
o Securing the customers presently identified necessary to increase volume to a profitable level.
o Continuing to bring on higher margin products, such as beef jerky and other gourmet products, to increase the overall gross margins.

         We believe that we require a minimum of $5,000,000 to launch the precooked, jerky, and other products. Additional capital and asset-based lending will be required as these new product lines are expanded and the related sales base continues to grow. Although we continue to receive capital, there are no assurances that we will receive the necessary funding to accomplish the successful maintenance and growth of the sales base.

         The Company continues to invest in premium branded beef product development and other quality synergistic products. The Company requires additional resources to move to the next stage of development. Cash resources will be critical to our success.

         Cash Flows from Operating Activities. Our cash flows from operating activities required cash of $3,983,000, $206,000, and $5,522,000 in fiscal 1999, 1998, and 1997, respectively. Operating losses resulted primarily from the following six factors:

o Pricing concessions are used in new retail supermarket customer recruitment including discounts to full branded price and provision of feature items.
o Maintaining inventories adequate to supply existing and new customers is essential as the Company attempts to continue expanding its customer base and product demand to levels, which will cover operating expenses.
o Although significant improvement in the percentage of branded versus commodity sales was achieved by late 1999, losses were generated by commodity sales of product produced by cattle harvested to fulfill customer demand for less than all of the various cuts from each animal.
o In late 1999, loss of significant customers, because of the initiation of a competing Certified Hereford Beef ("CHB") program by a former strategic ally of the Company, had a negative influence on otherwise improved margins and related cash flow. We are developing a defensive posture to minimize the impact of losing a significant customer as we continue to focus on the expansion of the selective customer base.
o    The continued  development  of Beef Jerky during 1999  required  additional resources to market and distribute our new consumer snack products. Unsuccessful sales attempts required absorbing not only production and development costs during 1999, but also a significant writedown of expired inventory. This product line contributed $ 838,000 to the 1999 operating losses. However, through restructuring this product line and additional capital support, we plan another rollout during 2000.
o    Losses have been  incurred  from  implementing  the  Company's  strategy of realigning its customers into an efficiently served customer base, including both retail supermarkets and food service market channels. A significant shift in retail supermarkets to branded premium pricing continues to reflect opportunity for favorable results. We continue to expand the development and marketing of value-added consumer beef products.

         Increases in depreciation and amortization, services for Common Stock, loss from partnership, loss on disposal of assets, increases in checks in excess of bank balances, and issuance of Preferred Stock provided cash to absorb the majority of the operational losses for 1999.

         At December 31, 1999, accounts receivable was $1.6 million compared to $1.0 million in 1998, primarily as a result of an increase in sales. During 1998, we entered into an agreement whereby selected account receivables are sold without recourse to a factor. The immediate sale of receivables to the factor contributed to the significant decrease in accounts receivables during 1998. All receivables are not sold to the factor, contributing to the increase in receivables for 1999. See Note 5 of Notes to Consolidated Financial Statements.

                            Selected Cash Flow Data:
              Fiscal Years Ended December 31, 1999, 1998, and 1997
                                 (in thousands)

                                          1999      % chg        1998      % chg        1997
                                        -------    -------     -------    -------     -------
Cash Flows from Operating Activities:

Net Loss                                $(3,622)       (45)%   $(6,576)        46%    $(4,498)
Adjustments to reconcile cash used
   in operating activities:
Depreciation & Amortization                 122         (7)%       130         39%         94
Services for Common Stock                    26        (95)%       472        281%        124
Loss from Partnership                        16        (98)%       659       --             0
Minority Interest in Subsidiaries          (168)        62%       (104)      --             0

Loss on Disposal of Assets                    2       --             0       --             0
Change in:
   Accounts Receivable                     (755)      (125)%     2,983        534%        471
   Inventories                           (2,223)     (3288)%        70        119%         32
   Prepaid Expenses                          37       (459)%       (10)      (190)%        11
   Checks in Excess of Bank Balances        139       (205)%      (132)       (90)%    (1,301)
   Accounts Payable and Accrued
      Expenses                            2,445          6%      2,303       (608)%      (454)
                                        -------    -------     -------    -------     -------
Net Cash Used in Operating Activities   $(3,983)     (1834)%   $  (206)       (96)%   $(5,522)

         Cash Flows from Investing Activities. Investing activities required cash of $283,000, $769,000, and $581,000 in fiscal 1999, 1998, and 1997, respectively. In fiscal 1999, we used cash to acquire assets, to purchase intangible assets, and to reserve funds for compliance with the "Packers and Stockyards Act".

Selected Cash Flow Data:

              Fiscal Years Ended December 31, 1999, 1998, and 1997
                                 (in thousands)

                                                      1999         % chg           1998           % chg            1997
                                            ---------------   -----------   ------------      ----------     -----------
Cash Flows from Investing Activities:

Proceeds from sale of property                          $0        (100)%           $ 17               -              $0
Purchases of PP&E                                     (82)           31%           (62)           (13)%            (71)
Purchase of Intangible Assets                          (8)         (97)%          (250)               -               0
Restricted Cash                                      (207)          (1)%          (209)               -               0
Changes in Other Assets                                 13        (119)%           (65)            560%            (10)
Investment in Partnership                                0        (100)%          (200)           (60)%           (500)
                                            ---------------   -----------   ------------      ----------     -----------
Net Cash Used in Investing Activities              $ (283)         (63)%        $ (769)             32%         $ (581)

         Cash Flows from Financing Activities. Financing activities provided cash of $4,267,000, $978,000, and $6,116,000 in fiscal 1999, 1998, and 1997 respectively. Cash from financing activities in fiscal 1999 was derived from borrowing on the line of credit and proceeds from the issuance of notes payable to affiliates. Also, a private placement offering, as of December 31, 1999, has raised in the aggregate $3,491,000. See Consolidated Statements of Changes in Stockholders Equity in Financial Statements and Consolidated Statements of Cash Flows.

         We continue to receive an asset-based line of credit, which provides borrowings up to $1.5 million based on eligible inventory. Substantially all of a subsidiary's assets and personal guarantees of the Company's President and a Director collateralize the line of credit. The Company is in technical non-compliance on certain financial conditions on this loan. However, the lender has given no indication of intention to call this obligation. See Note 7, paragraph A of Notes to Consolidated Financial Statements.

         During 1998, a major stockholder provided $410,000 through notes payable to us. During 1999, another stockholder provided $1,000,000 through a revolving line of credit. See Note 7, paragraphs B & C of Notes to Consolidated Financial Statements. Additionally, affiliates are continuing to extend credit to ROF.

         We entered into a settlement agreement to restructure the Company's outstanding indebtedness to a creditor. See Note 7, paragraph E of Notes to Consolidated Financial Statements.

         Equipment lease financing, issuance of a long-term note payable for investment in product development, and issuance of long-term notes for cattle procurement provided funding resources for the continued growth and development of premium branded beef products.

         We continue to develop financing through the issuance of equity, sale of accounts receivables, and the expansion of asset-based debt. Capital formation is critical to our operations and continued growth and development of premium branded beef products. Capital is also critical to the marketing and distribution of other quality synergistic products under development. Additional revolving credit will be required as we continue to grow the customer revenue and related inventory requirements.

                            Selected Cash Flow Data:
              Fiscal Years Ended December 31, 1999, 1998, and 1997
                                 (in thousands)

                                                   1999     % chg         1998      % chg        1997
                                                -------    -------     -------    -------     -------
Cash Flows from Financing Activities:
Net Proceeds from Issuance of Common Stock      $     0       (100)%   $ 1,175        (78)%   $ 5,278
Net Proceeds from Issuance of Preferred Stock     3,491       --             0       --             0
Net Borrowing on Line of Credit                     175       (121)%      (830)      (296)%       424
Proceeds from Issuance of Notes Payable           1,000         52%        656       --             0

Repayment of Notes Payable                            0       (100)%      (246)      --             0
Proceeds from Long-Term Debt                         19        (95)%       350        (33)%       525
Payments on Long-Term Debt                         (418)       231%       (126)       546%        (20)
Purchases of Treasury Stock                           0       --             0       (100)%       (31)
Distributions Paid                                    0       --             0       (100)%       (60)
                                                -------    -------     -------    -------     -------
Net Cash Provided by Financing Activities       $ 4,267        336%    $   978        (84)%   $ 6,116

Market Risk

         We are exposed to the impact of changes in interest rates, foreign exchange rates, and commodity prices. We manage such exposures through the use of fixed-rate, contracts when deemed prudent.

         Current financing is predominately fixed or related to United States prime interest rates. As our performance improves, the risk premium paid above prime on asset based lending will be negotiated to lower levels. Conversely, continued losses will continue the risk premium.

         All exported products are currently sold in United States dollars to United States trading companies for export. As the Asian economies continue to improve during 2000, the Company anticipates improved sales demand from Asia.

         Red Oak Hereford Farms, Inc. previously entered the marketplace through the marketing distribution, and promotion of Red Oak Farms' Certified Hereford
Beef ("CHB"), the CHB name, logo and program for which were created by and are the property of the American Hereford Association ("AHA"). In the fourth quarter of 1999, the AHA engaged in unacceptable competitive action, and the Company experienced erosion of its customer base as a result. Red Oak responded by executing a plan to increase its own brand equity by instituting a proprietary United States Department of Agriculture (USDA)-certified program-Red Oak Farms Premium Hereford Beef-for its fresh boxed beef product, changing the name under which the product is sold to "Red Oak Farms Premium Hereford Beef-for its fresh boxed beef product. The Red Oak Farms retail label is the outgrowth of this program.

         As the Company continues to nurture a selective and strategic customer base, we need to maintain a defensive position for the potential loss of any key customer(s) from competition in the marketplace. The decision to move away from the CHB program with our own branded product, Premium Hereford Beef, creates a competitive opportunity for those distributors and packers who may choose to participate in the Certified Hereford program. As we grow the sales base of our own branded product, the risk of a competitor's using the PHB brand is lessened.

         In the development of added-value branded consumer products, we must invest significant management and capital resources for successful supply chain development and management. These rollouts also require marketing and distribution support essential to successful improvement in related product margins. This process will require additional capital and asset-based lending. There is risk that we may not receive sufficient funding for these product developments.

         Hereford cattle purchased by Midland and ROF for further marketing, processing, and distribution is exposed to the impact of changing commodity prices. Commodity risk is present at various levels of our business cycle including procurement, production, processing, and distribution of the beef products. The procurement of yearlings and calves, reselling of the qualified animals to feeders, purchasing of the fat cattle for processing, the related dressed cattle on the rail and related by-products, the fabricated boxed primals, and several of the subsequent value-added consumer products are all affected by commodity market risk.

         We use hedging and contract purchases for cattle to minimize market risk and to ensure that adequate supply of qualified Hereford cattle is available to meet the current and growing sales demand.

         We pay a market premium to the feeder for producing qualified cattle that comply with certain genetic, diet, weight parameters, and certain grading specifications. This premium above market generates market risk, as this additional cost must be passed on to the distributor and ultimately the consumer for this premium branded consumer product. While developing brand equity, consumer demand, and consumer loyalty, we have been investing in market penetration through pricing, which provides lower than preferred margins.

Results of Operations

Comparison of the years ended December 31, for the fiscal years ended 1999, 1998, and 1997.

Revenues-Net Sales

         Net Sales. We generated net sales of $71.6 million, $68.8 million, and $105.3 million for the fiscal years ended 1999, 1998, and 1997, respectively. Net sales increased 4% from 1998 to 1999 and decreased 35% from 1997 to 1998. The 1998 decreases were primarily attributable to lower volume and market prices in cattle trading operations. During 1999, the increase in net sales resulted from increases in the volume of boxed beef sales and an improvement in related branded beef margins.

         Net sales of branded beef products increased to 64% of net sales for 1999 from 53% for 1998. We continued to focus on growth in volume during 1999 through increases in the customer base. Emphasis is placed on growth of branded beef product sales while continuing efforts to integrate value-added products with significantly higher gross margins. However, we lost customers to pricing concessions from a competitor, reflecting the marketing and distribution risk in the marketplace. The loss of these customers diluted the momentum that we were achieving in the fourth quarter through improved margins and volume, slowing the otherwise improved performance.

         Cattle trading net sales decreased to 36% of net sales for 1999 from 47% for 1998. Midland has been refocused to have responsibility for developing the supply of qualified Hereford cattle. Volume in 1999 was reduced due to a reduction of non-program cattle business. The gross revenue generated by trading is substantial but the small margins available have led us to refocus some of Midland's personnel and activities by moving them into ROF to assist with the procurement function. Midland will continue to place cattle in ROF's supply channel and engage in some non-ROF cattle trade.

         Cattle trading-Related Party decreased an additional 10% in 1999 from 1998, as compared to a reduction of 68% from 1997. This is a continuation of our strategy to refocus the core business to marketing and distributing of branded Premium Hereford Beef and synergistic added value products.


              Fiscal Years Ended December 31, 1999, 1998, and 1997
                                 (in thousands)

                                           1999       % chg         1998       % chg         1997
                                       --------    --------     --------    --------     --------
Net Sales:

Boxed beef                             $ 45,614          25%    $ 36,546          14%    $ 31,984
Percentage of sales                          64%         53%          31%

Cattle Trading                           22,169         (21)%     28,017         (54)%     60,249
Percentage of sales                          31%         41%          58%

Cattle Trading Sales-Related Parties      3,784         (10)%      4,199         (68)%     13,092
Percentage of sales                           5%          6%          13%
                                       --------    --------     --------    --------     --------
   Total Net Sales                     $ 71,568           4%    $ 68,762         (35)%   $105,326
   Percentage of sales                      100%        100%         100%

Operating Expenses
------------------

         Cost of Goods Sold. We generated cost of goods sold of $68.7 million, $67.6 million, and $103.3 million for the fiscal years ended 1999, 1998, and 1997, respectively. The 1998 decreases are attributable to lower volume and market prices in cattle trading operations. Cost of Goods Sold as a percentage of sales was constant for 1998 and 1997. The 1999 decrease resulted from improved gross margins in boxed beef and cattle trading. In the development and rollout of the beef jerky products, we absorbed an expired inventory from under-performing sales commitments, resulting in an inventory writedown of $338,000, decreasing improvement in gross margin of boxed beef.

              Fiscal Years Ended December 31, 1999, 1998, and 1997
                                 (in thousands)

                                         1999       % chg         1998       % chg         1997
                                     --------    --------     --------    --------     --------
Cost of Goods Sold:

Cattle Purchased for Processing      $ 19,308          10%    $ 17,602         (29)%   $ 24,943
Percentage of sales                        27%       --             26%       --             24%

Cattle Purchased for Processing-RP     17,980          22%      14,698         192%       5,036
Percentage of sales                        25%       --             21%       --              5%

Cattle Purchased for Trading           24,503         (19)%     30,300         (55)%     66,707
Percentage of sales                        34%       --             44%       --             63%

Cattle Purchased for Trading -RP           27         (98)%      1,177          67%       3,556
Percentage of sales                      0.04%       --              2%       --              3%

Other Processing Costs                  6,403          79%       3,569          36%       2,629
Percentage of sales                         9%       --              5%       --              2%

Other Trading Costs                       163         (26)%        220         (48)%        422
Percentage of sales                      0.23%       --           0.32%       --            0.4%

Other-expired inventory                   338        --              0        --              0
Percentage of sales                      0.47%       --           --          --           --
                                     --------    --------     --------    --------     --------
   Total Cost of Goods Sold          $ 68,723           2%    $ 67,566         (35)%   $103,293
   Percentage of sales                     96%       --             98%       --             98%
Note:  RP equals Related Parties

         Cattle purchased for processing, including processing costs for boxed beef increased to 61% of revenues for 1999 compared to 52% of revenues for 1998 reflecting the continuing shift from cattle activities into branded consumer product marketing of Premium Hereford Beef. Cattle purchased for trading, including other trading costs decreased to 35% of revenues for 1999 compared to 46% of revenues for 1998.

         Live cattle costs and related boxed beef costs increased approximately 6% and 11%, respectively, for 1999 compared to 1998 based on USDA and National Cattlemen's Beef Association Cattle-fax. These commodity market based increases have raised the market values of both revenues and cost of goods sold for boxed beef products in 1999.

         Selling and Distribution Expenses. Selling and distribution expenses for fiscal 1999 of $2.9 million, $3.1 million for 1998 and $3.4 million for 1997 decreased by 6% and 10%, respectively. Selling and distribution expenses were 4%, 4%, and 3% of net sales, respectively, for 1999, 1998, and 1997. Selling and distribution expenses are somewhat variable and were reduced as a result of several factors. Some advertising and co-op marketing expenses were replaced with pricing concessions and discounted feature items. In late 1999 the sales salary expenses were reduced when we retained an outside sales organization to provide broader access to consumer market channels.

         We are committed to providing the necessary marketing and merchandising support and there will be ongoing cash investment in developing, marketing, and distributing of branded beef products and related synergistic products.

         General and Administrative Expenses. General and administrative expenses were $2.5 million, $2.8 million, and $2.8 million for 1999, 1998, and 1997, respectively. Administrative expenses were 3%, 4%, and 3% of net sales for 1999, 1998, and 1997, respectively, due primarily to staff changes necessary to achieve profitable volume levels and new product development. During 1998, substantial general and administrative expenses were incurred through stock compensation to consultants and certain directors.

              Fiscal Years Ended December 31, 1999, 1998, and 1997
                                 (in thousands)

                                1999     % chg       1998     % chg       1997
                              ------    ------     ------    ------     ------
Operating Expenses:

Selling and Distribution      $2,892        (6)%   $3,076       (10)%   $3,414
Percentage of sales                4%     --            4%     --            3%

General and Administrative     2,453       (14)%    2,837      --        2,837
Percentage of sales                3%     --            4%     --            3%
                              ------    ------     ------    ------     ------

   Total Operating Expenses   $5,345       (10)%   $5,912        (5)%   $6,251
   Percentage of sales             7%     --            9%     --            6%


         Loss from Operations. Loss from operations of $2.5 million, $4.7 million, and $4.2 million, for 1999, 1998, and 1997, respectively, decreased by 47% in 1999 and increased by 12% for 1998. While gross margin improved in late 1998, increased cattle supply costs (cattle feeding and procurement costs) contributed to the loss from operations. Negative gross margins for boxed beef during early 1998 were also part of the cause of operational losses. We believe improvement from negative gross margins in early 1998 to positive gross margins in late 1998 reflected progress towards improved performance. Also, the operational production costs and expenses necessary to create and maintain a profitable volume level generate losses until those volume levels are achieved. 1999 continued to show progress with improvement in gross margins, however, in late 1999 when transitioning to our own branded beef program, a loss of significant customers had a negative influence on otherwise improved margins and related cash flow.


              Fiscal Years Ended December 31, 1999, 1998, and 1997
                                 (in thousands)

                         1999       % chg        1998       % chg       1997
                       -------     -------     -------     -------    -------
Loss from Operations   $(2,500)        (47)%   $(4,717)         12%   $(4,218)
                       -------     -------     -------     -------    -------
Percentage of sales         (3)%      --            (7)%      --           (4)%

         Other Income and Expense. Interest expense of $1,008,000, $432,000, and $343,000 for fiscal 1999, 1998, and 1997, respectively, increased by 133% for 1999 and increased 26% in 1998. Interest expense increases resulted from higher borrowing levels and a factoring agreement for receivable sales. See Note 5 of Notes to Consolidated Financial Statements. The loss on sale of accounts receivable of $ 233,000 and $154,000 represents fixed discounts on the accounts sold to a factor for 1999 and 1998 respectively. The loss from joint venture resulted from feeding activities necessary to provide a consistent supply of qualified beef for our programs in 1998 with a carryover into 1999.

              Fiscal Years Ended December 31, 1999, 1998, and 1997
                                 (in thousands)

                                                     1999          % chg          1998          % chg         1997
                                                  -----------     ---------    -----------    ----------    ----------
Other Income (Expenses):

Interest Income                                         $ 19          100%            $ 9         (85)%          $ 63
Percentage of sales                                     .03%                         .01%                        .06%

Interest Expense                                     (1,008)          133%          (432)           26%         (343)
Percentage of sales                                   (1.4)%                       (.63)%                      (.33)%

Loss on Sale of A/R                                    (233)           51%          (154)             -             0
Percentage of sales                                   (.33)%                       (.22)%                        0.0%

Loss from Joint Venture                                 (68)         (95)%        (1,386)             -             0
Percentage of sales                                   (.10)%                       (2.0)%                        0.0%
                                                  -----------     ---------    -----------    ----------    ----------
   Total Other Income (Expenses)                    $(1,291)         (34)%      $ (1,963)          600%       $ (280)
   Percentage of sales                                (1.8)%                       (2.9)%                      (.27)%

                           Net Loss and Loss per Share
              Fiscal Years Ended December 31, 1999, 1998, and 1997
                                 (in thousands)

                                                     1999           % chg          1998          % chg          1997
                                                  -----------     ---------    -----------    ----------    ----------
Loss Before Minority Interest                      $ (3,790)          (43)%       $ (6,680)          49%      $ (4,498)
Percentage of sales                                     (5)%                          (10)%                        (4)%

Minority Interest                                        168            62%           $ 104            -            $ 0
                                                  -----------     ---------    -----------    ----------    ----------
Net Loss                                           $ (3,622)          (45)%        $(6,576)          46%      $ (4,498)
Percentage of sales                                     (5)%                          (10)%
                                                                                                                   (4)%
Preferred Stock Dividend Required                       (10)          (94)%           (165)         871%           (17)
Percentage of sales                                   (.01)%                         (.24)%                      (.02)%
                                                  -----------     ---------    -----------    ----------    ----------
Net Loss Applicable to Common                      $ (3,633)          (46)%       $ (6,741)          49%      $ (4,515)
Percentage of sales                                     (5)%                          (10)%                        (4)%
                                                  ===========     =========    ===========    ==========    ==========
Basic and Diluted Loss per Share                       (.23)          (51)%          (0.46)           38%        (0.33)
                                                  ===========     =========    ===========    ==========    ==========
Weighted Average Shares Outstanding                   15,539             6%          14,719           8%         13,619
                                                  ===========     =========    ===========    ==========    ==========

Income Taxes

         The consolidated financial statements include no provision for income taxes due to net operating losses. See Note 9 of Notes to Consolidated Financial Statements.

Three Months and Six Months Ended June 30, 2000 Compared to June 20, 1999 Current Quarter Developments
----------------------------

         During the three months ended June 30, 2000, the Company continued implementation of its strategy of using its premium fresh beef program, Red Oak Farms' Premium Hereford Beef ("PHB"), as a foundation from which to become a branded, premium marketer of retail and consumer food products.

         Brand equity development, as part of this strategy, continues in the transition from Certified Hereford Beef ("CHB") to PHB. The Company is striving to restore these sales by attracting hotel, restaurant and institutional ("HRI") and retail supermarket customers with the resources and commitment to effectively operate the program. Customers of Red Oak Farms ("ROF") consist primarily of quality and value-oriented upscale retail supermarket stores, food-service outlets, high-end restaurants and export accounts. The Company's fresh beef products continue to be recognized for superior flavor and quality, and were awarded the "Best Tasting" in the hotel and restaurant division and retail division by the American Tasting Institute. ROF precooked products also won the "Best of the Show" awards in their respective categories for the third consecutive year.

         During the second quarter 2000, there was initial acceptance by retailers and distributors of the first four of ten planned ROF precooked beef entrees. The Company commenced shipments to several prominent national distributors and retailers.

         On April 1, 2000, the Company increased its ownership of "My Favorite Jerky" ("MFJ") from 80% to 100%. The Company has completed development of its 4-oz. bag "MFJ". The Company has a written understanding with an established co-packer to produce the "MFJ" items in Argentina and package them in the United States and plans to commence shipment to the retail supermarket and mass retail trade classes during the latter part of the third quarter.

         Royal Salmon of Norway, for which the Company has exclusive distribution rights in the United States, will be sold in Europe on a non-exclusive basis by Red Oak's European subsidiary, Red Oak Farms Europe B.V. ("ROFE"). The Company expects to make preliminary shipment of the smoked and marinated, farm-raised salmon products during the third quarter of 2000.

         ROFE is manufacturing and commenced shipping on June 30, 2000 "Euro" Beef Sticks through its European distribution network.

         Red Oak Farms Northeast Service Center ("ROFNE") sells PHB primarily to the food service industry and has been effective in placing PHB in hotels, restaurants, and country clubs on the East Coast. ROFNE continued during the second quarter 2000 to expand PHB HRI sales and distribution in key markets nationwide. Management believes that these high-profile customers reinforce the premium image of the Red Oak brand and aid in securing customers for the entire array of Red Oak's premium food products.

         The Company closed two preferred stock offerings during the six months ended June 30, 2000. This, as well as ongoing equity raising activities, has improved the Company's financial position. Product development and introduction activity for precooked products was funded through this additional equity. The Company will require continued funding during the initial rollout of Red Oak's precooked line, "MFJ", and Beef Sticks. The Company received approval from the asset based lenders in July 2000 to increase the accounts receivable purchase facility and the revolving inventory notes to levels that will accommodate the Company's planned sales growth. The Company will require additional equity to provide the working capital to support this growth.

Liquidity and Capital Resources
-------------------------------

         As of June 30, 2000 and December 31, 1999, the Company had consolidated cash and cash equivalents balances of $92,932 and $17,067 respectively.

                      Liquidity and Capital Resources Data:
                    As of June 30, 2000 and December 31, 1999
                                 (in thousands)

                                          2000       % chg      1999
                                       --------   ---------  --------
Working Capital (Deficit)              $  1,490      185.5%  $ (1,742)
Restricted Cash                             401       (3.4%)      415
Increase (Decrease) in Cash                  76   7500.0%           1
Cash Beginning of Period                     17        6.1%        16
Cash End of Period                           93      444.5%        17
Stock and Additional Paid-In Capital   $ 16,232       48.7%  $ 10,916
                                       --------   ---------  --------

         To help meet its capital requirements, management anticipates the completion of a private placement, issuance of debt instruments, increasing the accounts receivable purchase facility, and the revolving inventory notes. Management believes the Company can move into profitability through several planned steps as follows:

o        Obtain additional equity to fund marketing and distribution systems,

o        Achieve  national  distribution  of  its  precooked  products  and  "My
         Favorite Jerky;"

o        Add premium fresh beef accounts;

o Achieve sales in Europe of the Euro Beef Sticks, Royal Salmon of Norway and precooked beef entrees;

o Continue to manage gross margins through aggressive cost control and product mix management;

o        Minimize product sold into the commodity boxed beef trade.

Cash Flows from Operating Activities
------------------------------------

         The Company's cash flows from operating activities required cash of $4,150,958 and $498,984 for the six months ended June 30, 2000 and 1999, respectively.

         Operational losses, increases in accounts receivable, increases in inventories, increases in prepaid and other assets, and a reduction in accounts payable and accrued expenses required cash to continue operations for the six months ended June 30, 2000.

         The following activities influenced operational performance:

o The Company's continued expansion and development of precooked consumer beef products required operating expenses that were not offset with anticipated increases in sales. Several customers have deferred the timing of product placement in retail stores to the third quarter.

o Competition required pricing concessions during the second quarter as the Company continued its expansion of the PHB program. Continued focus on the growth of this PHB sales volume and a focus on branded premium pricing reflect an opportunity for favorable results.

o Growth of retail sales of PHB boxed beef at premium prices is required for profitability. Several anticipated customers have deferred the timing on placement of Red Oak Farms PHB product in their retail stores.

         Boxed beef customer demand continues to require increases in receivables and inventories. On June 30, 2000, trade accounts receivable was $1,744,103 compared to $1,326,491 at December 31, 1999. Inventories increased from $3,142,825 at December 31, 1999 to $4,129,468 at June 30, 2000. Prepaid
expenses and Other Assets increased from $69,799 at December 31, 1999 to $605,717 at June 30, 2000. Other Assets include packaging development and start-up costs for Red Oak Farms Europe B.V. to be allocated over the remainder of 2000.

                            Selected Cash Flow Data:
                 For the Six Months Ended June 30, 2000 and 1999
                                 (in thousands)

                                                              2000             % change               1999
                                                         ---------------    ---------------     -----------------
   Cash Flows from Operating Activities:

   Net loss                                                    $(2,712)              47.9%            $  (1,833)
   Adjustments to reconcile net loss to net
      cash used in operating activities:
   Depreciation & amortization                                       55            (15.7)%                    66
   Services for common stock                                          -           (100.0)%                     8
   Loss from partnership                                              -           (100.0)%                    16
   Minority interest in subsidiaries                                  -           (100.0)%                  (46)
   Changes in:
      Accounts receivable                                         (418)            (61.0)%               (1,070)
      Inventories                                                 (987)            (14.6)%               (1,155)
      Prepaid expenses                                            (536)             433.7%                 (100)
      Accounts payable and accrued expenses                       (142)           (221.7)%                   117
      Checks in excess of bank balance                              588            (83.2)%                 3,499
                                                         ---------------    ---------------     -----------------
   Net Cash Used in Operating Activities                        (4,151)             731.9%              $  (499)

Cash Flows from Investing Activities
------------------------------------

         Investing activities required cash of $116,411 and $32,599 for the first six months of 2000 and 1999, respectively.

                            Selected Cash Flow Data:
                For the Six Months Ended June 30, 2000 and 19999
                                 (in thousands)

                                         2000    % chg      1999
                                        ------    -------- ------
Cash Flows from Investing Activities:

Purchases of equipment                  $ (87)      99.3%  $ (44)
Restricted cash                            14     (955.8)%    (2)
Changes in other assets                   (44)    (447.2)%    13
                                        ------    -------- ------
Net Cash Used in Investing Activities   $(116)     257.1%  $ (33)

Cash Flows from Financing Activities
------------------------------------

         Financing activities provided cash of $4,343,234 and $555,436 for the first six months of 2000 and 1999, respectively.

         The Company continues to receive an asset-based line of credit, which provides borrowings up to $1.5 million based on eligible inventory. Substantially all of ROF assets and personal guarantees of the Company's president and a director collateralize the line of credit. The Company is in technical non-compliance on certain financial conditions on this loan. On August 14, 2000, the lender renewed the promissory note and the inventory line of credit for $2,050,000 through September 15, 2000. The Company has obtained approval to increase this line during the third quarterto $3.0 million.

         Affiliates and stockholders are continuing to extend credit to ROF until such time as the Company secures adequate funding through the issuance of preferred stock to accredited investors and expands the asset-based lending to continue the development and growth of the Company.

         On December 28, 1999 the Company entered into a settlement agreement to restructure the Company's outstanding indebtedness to a supplier, and guarantees on notes due the supplier from the Company's president and a related party. The note is subordinated to the asset lender of ROF. $1,500,000 of this obligation was paid during the first six months of 2000. Monthly principal payments of $24,050 plus 8.5% interest beginning March 1, 2000 through February 1, 2001 are due on the agreed note.

         A director, through a long-term convertible note, has recently loaned the Company $1,540,000 as of August 28, 2000 including $500,000 during the second quarter ended June 30, 2000. The Company raised $5,592,916 in the aggregate from accredited investors during the six months ended June 30, 2000, including $1,783,500 during the second quarter ended June 30, 2000, and an additional $50,000 as of August 14, 2000.

         The Company continues to finance operations through new equity, the sale of accounts receivable and the asset-based loan. Capital formation is critical for the continuation of daily operations, for continued growth and development of premium branded beef products, and for the marketing and distribution of other quality synergistic products under development by the Company.

                            Selected Cash Flow Data:
                 For the Six Months Ended June 30, 2000 and 1999
                                 (in thousands)

                                                                    2000               % chg            1999
                                                                --------------     -------------    -------------
   Cash Flows from Financing Activities:
   Net proceeds from issuance of preferred stock                      $ 5,593                 -            $   -

   Net borrowing on line of credit                                        835            169.4%              310
   Proceeds from issuance of Notes Payable                                699            158.8%              270
   Repayment of notes payable                                         (1,000)                 -                -
   Proceeds from long-term debt                                             -          (100.0)%               19
   Payments on long-term debt                                         (1,783)           3978.3%             (44)
                                                                --------------     -------------    -------------
   Net Cash Provided by Financing Activities                          $ 4,343            682.0%            $ 555

Market Risk
-----------

         The Company continues to be exposed to the impact of changes in interest rates, foreign exchange rates, and commodity prices. The Company manages such exposures through the use of contracts at fixed rates when deemed prudent.

         Current financing is predominately fixed or related to U.S. prime interest rates. As the performance of the Company improves, the risk premium paid above prime on asset-based lending will be negotiated to lower levels. Conversely, continued losses will continue the risk premium.

         All exported products are currently sold in U.S. dollars to U.S. trading companies for export. Assuming the Asian economies continue to improve during 2000, the Company anticipates improved revenue from Asia.

         As the Company continues to nurture a selective and strategic customer base, it must maintain a defensive position for the potential loss of any key customer(s) to Red Oak's competition in the marketplace. The decision to move away from the CHB program with Red Oak's own branded product, PHB, creates a competitive opportunity for those distributors and packers who may choose to participate in the CHB program. As the Company grows the sales base of its own branded product, PHB, the risk that a competitor might use its proprietary PHB brand is lessened.

         In the development of added-value branded consumer products, the Company must invest significant management and capital resources for successful supply chain development and management. Product rollouts also require marketing and distribution support essential to ensure success and the achievement of suitable or acceptable product margins. This process will require additional capital and asset-based loans. There is risk that the Company may not receive sufficient funding for these product developments.

         Cattle purchased by Midland and ROF for further marketing, processing, and distribution is exposed to the impact of changing commodity prices. Commodity risk is present at various levels of the Company's business cycle including procurement, production, processing, and distribution of the ROF beef products. The procurement of yearlings and calves, reselling of the qualified animals to feeders, purchasing of the fat cattle for processing, the related dressed cattle on the rail and related by-products, the fabricated boxed primals, and several of the subsequent value-added consumer products are all affected by commodity market risk.

         ROF periodically utilizes hedging and contract purchases for cattle to minimize market risk and to ensure that adequate supply of qualified Hereford cattle is available to meet the current and growing sales demand.

         ROF pays a market premium to the feeder for producing qualified cattle with certain genetic, diet, weight, and grading specifications. This premium above market generates market risk, as this additional cost must be passed on to the distributor and ultimately to the consumer. While developing its brand, consumer demand, and consumer loyalty, ROF has been investing in market penetration through pricing initiatives, which provide lower than preferred margins.

Results of Operations
---------------------

Comparison of the three months and six months ended June 30, 2000 and 1999.

Revenues-Net Sales

         Three Months. Net sales of $18.2 million and $16.7 million were generated by the Company for the three months ended June 30, 2000 and 1999, respectively. A net sales increase of 9.3% from 1999 to 2000 was primarily attributable to a revenue increase from cattle trading activities that exceeded the 27.3% decrease in boxed meat sales resulting from the loss of customers prior to year end to CHB competitors.

                           Three Months Ended June 30,
                                 (in thousands)

                                                        2000                  % chg                   1999
                                                   ---------------        ---------------        ---------------
    Net Sales:

    Boxed beef/Consumer Beef Products                    $  9,422                (27.3)%               $ 12,966
    Percentage of sales                                     51.7%                                         77.8%

    Cattle trading sales                                    8,031                 145.6%                  3,270
    Percentage of sales                                     44.1%                                         19.6%

    Cattle trading sales-related parties                      763                  78.5%                    427
    Percentage of sales                                      4.2%                                          2.6%
                                                   ---------------        ---------------        ---------------
    Total Net Sales                                      $ 18,216                   9.3%               $ 16,663
    Percentage of sales                                    100.0%                                        100.0%

         Six Months. Net sales of $29.7 million and $34.7 million were generated by the Company for the six months ended June 30, 2000 and 1999, respectively. A net sales decrease of 14.6% from 1999 to 2000 was primarily attributable to the 20.6% decrease in boxed meat sales resulting from the loss of customers prior to year end to CHB competitors.

                            Six Months Ended June 30,
                                 (in thousands)

                                                        2000                  % chg                   1999
                                                   ---------------        ---------------        ---------------
    Net Sales:

    Boxed beef/Consumer Beef Products                    $ 19,551                (20.6)%               $ 24,623
    Percentage of sales                                     65.8%                                         70.9%

    Cattle trading sales                                    9,188                   6.5%                  8,627

    Percentage of sales                                     30.9%                                         24.8%

    Cattle trading sales-related parties                      950                (36.6)%                  1,499
    Percentage of sales                                      3.2%                                          4.3%
                                                   ---------------        ---------------        ---------------
    Total Net Sales                                      $ 29,690                (14.6)%               $ 34,749
    Percentage of sales                                    100.0%                                        100.0%

Cost of Goods Sold.

         Three Months. Cost of goods sold of $17.7 million and $16.1 million were generated by the Company for the three months ended June 30, 2000 and 1999, respectively. A cost of goods sold increase of 9.9% from 1999 to 2000 was attributable to a 26.9% decrease in cattle purchases for boxed beef and related changes in inventories and a 140.2% increase in cattle trading activities for the three-month period.

         Cattle purchased for processing, including processing costs for boxed beef and inventory changes decreased to 50.3% of revenues for the three months ended June 30, 2000, compared to 75.2% of revenues for the same period in 1999. This reflects a reduction in boxed beef activities from the transition into PHB branded consumer product marketing.

         Cattle purchased for trading, including other trading costs increased to 46.7% of revenues for the three months ended June 30, 2000, compared to 21.2% of revenues for the first quarter of 1999.

         Live cattle prices and related boxed beef prices increased approximately 9.3% and 10.8%, respectively for the three months ended June 30, 2000 versus the comparable period of 1999, based on USDA and National Cattlemen's Beef Association Cattle-fax. These commodity market based increases have improved the market values for boxed beef products in 2000.

                    Three Months Ended June 30, 2000 and 1999
                                 (in thousands)

                                                        2000                  % chg                   1999
                                                   ---------------        ---------------        ---------------
    Cost of Goods Sold:

    Cattle purchased for processing                      $  4,063                (25.5)%               $  5,455
    Percentage of sales                                     22.3%                                         32.7%

    Cattle purchased for processing-RP                      2,006                (63.8)%                  5,537
    Percentage of sales                                     11.1%                                         33.2%

    Cattle purchased for trading                            8,395                 140.6%                  3,489
    Percentage of sales                                     46.1%                                         20.9%

    Cattle purchased for trading-RP                            41                 211.9%                     13
    Percentage of sales                                      0.2%                                          0.1%

    Other processing costs                                  3,100                 100.6%                  1,545
    Percentage of sales                                     17.0%                                          9.3%

    Other trading costs                                        64                  76.6%                     36
    Percentage of sales                                      0.3%                                          0.2%
                                                   ---------------        ---------------        ---------------
       Total Cost of Goods Sold                          $ 17,669                   9.9%               $ 16,076
       Percentage of sales                                  97.0%                                         96.5%
    Note:  RP equals Related Parties

         Six Months. Cost of goods sold was $28.9 million and $33.8 million for the six months ended June 30, 2000 and 1999, respectively. A cost of goods sold decrease of 14.4% from 1999 to 2000 was attributable to a 20.7% decrease in cattle purchases for boxed beef and related changes in inventories and a 1.3% increase in cattle trading activities for the six-month period.

         Live cattle prices and related boxed beef prices increased approximately 10.0% and 12.1% for the six months ended June 30, 2000, versus the comparable periods of 1999, based on USDA and National Cattlemen's Beef Association Cattle-fax. These commodity market based increases have improved the market values for boxed beef products in 2000.

                     Six Months Ended June 30, 2000 and 1999
                                 (in thousands)

                                                        2000                  % chg                   1999
                                                   ---------------        ---------------        ---------------
    Cost of Goods Sold:

    Cattle purchased for processing                      $ 10,066                (15.0)%               $ 11,841
    Percentage of sales                                     33.9%                                         34.1%

    Cattle purchased for processing-RP                      4,737                (54.3)%                 10,355
    Percentage of sales                                     15.9%                                         29.8%

    Cattle purchased for trading                            9,685                   1.6%                  9,531
    Percentage of sales                                     32.6%                                         27.4%

    Cattle purchased for trading-RP                            48                (28.5)%                     67
    Percentage of sales                                      0.2%                                          0.2%

    Other processing costs                                  4,322                 124.6%                  1,924
    Percentage of sales                                     14.6%                                          5.5%

    Other trading costs                                        73                 (9.9)%                     81
    Percentage of sales                                      0.2%                                          0.2%
                                                   ---------------        ---------------        ---------------
       Total Cost of Goods Sold                          $ 28,931                (14.4)%               $ 33,798
       Percentage of sales                                  97.4%                                         97.3%
    Note:  RP equals Related Parties

Gross Profit

         Decreases in branded boxed meat sales resulting from the transition to PHB from CHB and increased costs in the development of precooked and other value-added products placed pressure on gross profit for the three-months and six months ended June 30, 2000, resulting in a reduction from the comparable 1999 periods.

                    Three Months Ended June 30, 2000 and 1999
                                 (in thousands)

                                                   2000                     % chg                      1999
                                            -------------------         ---------------          -----------------
    Gross Profit                                       $   547                  (6.9)%                     $  587
    Percentage of sales                                   3.0%                                               3.5%

                     Six Months Ended June 30, 2000 and 1999
                                 (in thousands)

                                                   2000                     % chg                      1999
                                            -------------------         ---------------          -----------------
    Gross Profit                                       $   759                 (20.2)%                     $  951
    Percentage of sales                                   2.6%                                               2.7%

Operating Expenses

         Three   Months   Selling  and   Distribution   Expenses.   Selling  and
distribution expenses for the three months ended June 30, 2000 and 1999, were 4.9% and 4.2% of net sales, respectively.

         The Company has made a transition from an internal sales staff to a top mass retail and club store marketer for added-value products. This has generated a favorable expense strategy, with related selling and distribution expenses proportionate to sales. However, minimum fees must be absorbed until such time as additional sales revenues are generated from the nationally based system.

         Three  Months  General  and   Administrative   Expenses.   General  and
administrative expenses for the three months ended June 30, 2000 and 1999, were 5.0% and 3.2% of net sales, respectively.

         Administrative   expenses  included   corporate  expenses  for  product
development, startup of the European market through Red Oak Farms Europe, B.V. and for the private placement of securities.

                    Three Months Ended June 30, 2000 and 1999
                                 (in thousands)

                                                             2000                 % chg                1999
                                                        ---------------        ------------        --------------
   Operating Expenses:

   Selling and distribution                                   $    892               28.7%              $    693
   Percentage of sales                                            4.9%                                      4.2%

   General and administrative                                      903               68.4%                   536
   Percentage of sales                                            5.0%                                      3.2%
                                                        ---------------        ------------        --------------
      Total Operating Expenses                                $  1,794               46.0%              $  1,229
      Percentage of sales                                         9.8%                                      7.4%

         Six Months Selling and Distribution Expenses. Selling and distribution expenses for the six months ended June 30, 2000 and 1999, were 4.8% and 3.9% of net sales, respectively.

         Selling and distribution expenses are somewhat variable. Marketing and product development of the new added-value product line are included.

         The Company has made a transition from an internal sales staff to a top mass retail and club store marketer for added-value products. This has generated a favorable expense strategy, with related selling and distribution expenses proportionate to sales.

         Six  Months   General   and   Administrative   Expenses.   General  and
administrative expenses for the six months ended June 30, 2000 and 1999, were 5.5% and 3.1% of net sales, respectively.

         Administrative   expenses  include   corporate   expenses  for  product
development, startup of the European market through Red Oak Farms Europe, B.V. and for the private placement of securities.

                     Six Months Ended June 30, 2000 and 1999
                                 (in thousands)

                                                             2000                 % chg                1999
                                                        ---------------        ------------        --------------
   Operating Expenses:

   Selling and distribution                                    $ 1,418                5.2%              $  1.348
   Percentage of sales                                            4.8%                                      3.9%

   General and administrative                                    1,626               53.5%                 1,060
   Percentage of sales                                            5.5%                                      3.1%
                                                        ---------------        ------------        --------------
      Total Operating Expenses                                 $ 3,044               26.4%               $ 2,407
      Percentage of sales                                        10.2%                                      6.9%

         Three Months Loss from Operations. Loss from operations of $1,247,091 and $641,553 for the three months ended June 30, 2000, and the comparable period in 1999, increased by 94.4%.

         Although investments related to the transition to PHB branded products, development of added-value precooked products, and the expansion into Europe adversely impacted gross revenue and margins in the second quarter, management believes that the Company is positioned for improvement in the volume of both boxed beef and added-value precooked products. However, until the Company achieves profitable sales volume levels, the Company continues to require additional funds to support current operations, marketing, development of distribution channels, and to meet trade receivable and inventory requirements.

                    Three Months Ended June 30, 2000 and 1999
                                 (in thousands)

                                       2000                 % chg                1999
                                  ---------------        ------------        --------------
   Loss from operations                 $(1,247)               94.4%               $ (642)
   Percentage of sales                    (6.8)%                                    (3.9)%

         Six Months Loss from Operations. Loss from operations of $2,285,197 and $1,456,165 for the six months ended June 30, 2000, and the comparable period in 1999, increased by 56.9%.

         Although investments related to the transition to PHB branded products, development of added-value precooked products, and the expansion into Europe adversely impacted gross revenue and margins in the first months, management believes that the Company is positioned for improvement in the volume of both boxed beef and added-value precooked products. However, until the Company achieves profitable sales volume levels, the Company continues to require additional funds to support current operations, marketing, development of distribution channels, and to meet trade receivable and inventory requirements.

                     Six Months Ended June 30, 2000 and 1999
                                 (in thousands)

                                        2000                 % chg                1999
                                  ---------------        ------------        --------------
   Loss from operations              $ (2,285)               56.9%              $(1,456)
   Percentage of sales                   (7.7)%                                    (4.2)%

         Other Income and Expense. Interest expense of $215,497 and $145,893 for the three months ended June 30, 2000, and the comparable period in 1999, increased by 47.7%. Interest expense of $366,065 and $283,729 for the six months ended June 30, 2000 and the comparable period in 1999 increased by 29.0%. Increases in interest expense resulted from higher borrowing levels.

         Loss on sale of accounts receivable of $41,551 and $68,001 for the three months ended June 30, 2000, and the comparable period of 1999, decreased by 38.9% as fewer export related sales were sold to the factoring service. Loss on sale of accounts receivable of $70,216 and $124,505 for the six months ended June 30, 2000 and comparable period in 1999 decreased 43.6%. The loss on sale of accounts receivable represents fixed discounts on the accounts sold to the factoring service.

                    Three Months Ended June 30, 2000 and 1999
                                 (in thousands)

                                                             2000                 % chg                  1999
                                                        ---------------       ---------------       ---------------
   Other Income (Expenses):

   Interest income                                             $    5                500.0%                $   -
   Percentage of sales                                           0.03%                                       0.00%

   Interest expense                                              (215)                 47.7%                 (146)
   Percentage of sales                                         (1.18)%                                     (0.88)%

   Loss on sale of accounts receivable                            (42)               (38.9)%                  (68)
   Percentage of sales                                         (0.23)%                                     (0.41)%

   Loss from joint venture                                           -              (100.0)%                   (4)
   Percentage of sales                                           0.00%                                     (0.02)%
                                                        ---------------       ---------------       ---------------
      Total Other Income (Expenses)                            $ (252)                 16.0%               $ (218)
      Percentage of sales                                      (1.38)%                                     (1.31)%



                     Six Months Ended June 30, 2000 and 1999
                                 (in thousands)

                                                             2000                 % chg                  1999
                                                        ---------------       ---------------       ---------------
   Other Income (Expenses):

   Interest income                                             $   10                400.0%                $    2
   Percentage of sales                                           0.03%                                       0.00%

   Interest expense                                              (366)                 29.0%                 (284)
   Percentage of sales                                         (1.23)%                                     (0.82)%

   Loss on sale of accounts receivable                            (70)               (43.6)%                 (125)
   Percentage of sales                                         (0.24)%                                     (0.36)%

   Loss from joint venture                                           -              (100.0)%                  (16)
   Percentage of sales                                           0.00%                                     (0.05)%
                                                        ---------------       ---------------       ---------------

      Total Other Income (Expenses)                            $ (427)                  1.0%              $  (423)
      Percentage of sales                                      (1.44)%                                     (1.22)%

Net Loss and Loss per Share

                    Three Months Ended June 30, 2000 and 1999
                    (in thousands, except per share amounts)

                                                             2000                 % chg                  1999
                                                        ---------------       ---------------       ---------------
   Loss before minority interests                            $ (1,500)                 74.5%             $  (859)
   Percentage of sales                                          (8.2)%                                      (5.2)%
   Minority interests                                                0              (100.0)%                    26
                                                        ---------------       ---------------       ---------------
   Net loss                                                    (1,500)                 80.0%                 (833)
   Percentage of sales                                          (8.2)%                                      (5.0)%
   Preferred stock dividend requirement                           (60)                                           -
   Percentage of sales                                          (0.3)%                                        0.0%
                                                        ---------------       ---------------       ---------------
   Net loss applicable to common                               (1,560)                 87.2%                 (833)
   Percentage of sales                                          (8.6)%                                      (5.0)%
                                                        ===============       ===============       ===============
   Basic and diluted loss per share                          $ (0.097)                 75.5%             $ (0.056)
                                                        ===============       ===============       ===============
   Weighted Average Shares Outstanding                          16,014                  6.7%                15,014
                                                        ===============       ===============       ===============


                     Six Months Ended June 30, 2000 and 1999
                    (in thousands, except per share amounts)

                                                              2000                % chg                 1999
                                                        ---------------       ---------------       ---------------
   Loss before minority interests                              $ (2,712)               44.3%             $ (1,879)
   Percentage of sales                                            (9.1)%                                    (5.4)%
   Minority interests                                                (28)            (160.2)%                   46
                                                        ---------------       ---------------       ---------------
   Net loss                                                      (2,740)               49.4%               (1,833)
   Percentage of sales                                            (9.2)%                                    (5.3)%
   Preferred stock dividend requirement                            (109)                                         -
   Percentage of sales                                            (0.4)%                                      0.0%
                                                        ---------------       ---------------       ---------------
   Net loss applicable to common                                 (2,849)              55.4 %               (1,833)
   Percentage of sales                                            (9.6)%                                    (5.3)%
                                                        ===============       ===============       ===============
   Basic and diluted loss per share                            $ (0.179)               45.6%             $ (0.122)
                                                        ===============       ===============       ===============
   Weighted Average Shares Outstanding                            16,020                6.7%                15,009
                                                        ===============       ===============       ===============

                                    BUSINESS

                            OPERATIONS OF THE COMPANY

         Red Oak Hereford Farms, Inc. Red Oak Hereford Farms, Inc. was founded for the purpose of creating a vertically integrated business enterprise to market and sell Red Oak Farms' premium branded products and other quality synergistic products. Activities include procuring, producing, processing, marketing, and distributing of these products. Red Oak Farms, Inc. (ROF), a wholly owned subsidiary, had initially been establishing market share and customer base through the marketing, distribution, and promotion of Red Oak Farms' Certified Hereford Beef ("CHB"). The CHB name, logo, and program, however, were created by and are the property of the American Hereford Association ("AHA").

         The Premium Hereford Beef ("PHB") name, logo, and program are our property. During the fourth quarter of 1999, the AHA authorized procurement, harvest and sales of CHB product that competed with the Company's CHB program. In response, the Company immediately executed plans to increase its own brand equity by changing its fresh box beef product to "Red Oak Farms' Premium Hereford Beef." As a result, the Company initially lost some customers, staff, and approximately one half of our fresh beef volume during this transition. The Company is restoring the lost volume through the efforts of in-house sales and trade contacts of contracted sales organizations. This plan is bringing specific accounts onto the Red Oak Farms' Premium Hereford Beef program. In fact, the initial group has already begun using Premium Hereford Beef in their stores and has, or will, phase into complete adoption of PHB, based upon market acceptance, which includes verification of the positive attributes of the products. Specifically, these are superior taste, tenderness, juiciness, and extended shelf appearance, which is achieved from the anti-oxidation effects of our Vitamin E supplemented feed regimen.

         Red Oak Farms' Premium Hereford Beef, our premium branded beef-product, capitalizes on the consistent consuming qualities inherent in Hereford and Hereford British based cattle, bred for centuries specifically for the eating quality of their beef. In addition, the program was designed to ensure the unique, premium, quality of PHB through a combination of United States Department of Agriculture ("USDA") and internal monitoring of cattle genetics, feeding, harvest, and fabrication. The Company harvest and fabricates qualified cattle at its contract packing plant and then sells fresh, frozen, and further processed beef through traditional retail, food service, and other channels.

         The Company has postponed its marketing of other related gourmet food products in North America, Europe and Asia in order to fully focus on the complexities of rolling out precooked beef entrees and related beef snack programs.

         The Company was originally incorporated in 1989 and began its current business in 1997 with the acquisition of its cattle and branded beef operations.

Branded Beef Products

         The Company slaughters, fabricates, and further processes Premium Hereford Beef and now also produce convenience meals. Examples of these are: ROF Premium Beef precooked products, frozen beef patties, additional precooked offerings, beef jerky and beef sticks and other items designed to reduce consumer shopping and preparation time.

         The Company's branded PHB sales come primarily from the following categories: fresh wholesale boxed beef in traditional subprimals such as tenderloins, beef ribs, strip loins, rounds, top sirloins, brisket, etc., frozen boxed subprimals, primarily for export, and portion controlled beef for food service and mail order. The Company receives a premium to the commodity beef market price for these branded products. Some products are sold into the commodity market to hedge against fluctuating demand for those particular products from "branded" customers. The Company acquires qualified cattle based on a pricing formula for the carcass, which is applied after setting an initial price at the top of the commodity cattle market. Its branded prices are then set at a premium to the commodity beef prices.

         Cattle Procurement. Midland is in the business of identifying, sourcing, purchasing and reselling feeder and fed cattle. Midland is primarily responsible for developing the Company's supply of cattle and serves as the agent for fed cattle destined for the Company's beef program.

         Midland personnel establish the base price for which ROF assigns price values for each carcass using a grid formula based on hot carcass weight and quality and yield grade factors. Midland also has primary responsibility for the maintenance of our cattle on feed records and in maintaining the quality, type, and marketing timeliness of our program cattle. Midland also deals in commodity cattle of all types, and since the inception of our beef program has specialized in sourcing, procuring and selling qualified feeder cattle to participating feedlots located primarily in Iowa and Nebraska.

         The Company now concentrates more on branded consumer product marketing and less on cattle trading. The gross revenue generated by trading is substantial but the small margins available have led management to refocus some of Midland's personnel by moving them into ROF to assist with the procurement function. Midland will continue to place cattle in ROF's supply channel and engage in some non-PHB cattle trade.

         Red Oak Feeders, LLC was formed to develop a supply of qualified cattle. It has lost money in this activity in each of its two years of existence. Those losses were due to market circumstances and an ill-fated cattle feeding arrangement with a feed company. However, manmagement believes that as the Company's volume of fresh beef business grows through retail supermarket and food service channels it is important to own some of the qualified Hereford and Hereford British cross cattle on feed for our program. This practice prevents predatory practice by feeders holding qualified supplies and helps ensure adequate numbers of qualified cattle for the program.

         Harvest and Processing. Cattle from all over the United States that have been identified in the field as genetically qualified for our program are brought into the Midwest to be fed primarily within a 200-mile radius of the contract packing plant in Omaha, Nebraska. Qualified cattle are delivered to the packing plant, where the USDA and our personnel approve them prior to slaughter. The Company monitors the harvest, breaking, fabrication, and boxing processes. Primals are placed in Red Oak Farms' boxes and aged in a refrigerated public warehouse. Occasionally, beef is frozen for the export market or to build inventory for future sale. The Company's products are then released, by its personnel, for shipment in refrigerated public carriers to customers. Hides, non-qualifying carcasses, and some trim are sold back to the packing plant. The agreement with the contract processor provides capacity of a minimum and maximum number of cattle to be harvested per week. The plant is inspected, approved, and audited by the USDA and monitored by us as part of the Company's total quality management plan and program specifications.

         Sales. Throughout the life of the PHB program, consistent sales of a broad product mix and recruitment of new retail supermarket accounts that can effectively operate the program have been a challenge. During the fourth quarter of 1999, the Company lost a good portion of its in-house sales force, in part due to the changeover from the CHB program, and replaced it by contracting with an outside sales group. The Company also hired a in-house sales force to sell its fresh beef products. The Company's contract sales group will operate a full-scale marketing and sales effort in the mass and club formatted stores, and they have contracted with another group to manage sales efforts in the conventional retail supermarket industry. The Company plans to expand market presence and sales of PHB and other ROF products through brand identity and traditional marketing methods. These methods include direct calls on potential distributors, retail supermarket and food service customers, advertising and promotion activities, provision of feature items, point of sale material, and training of store personnel. The Company's sales personnel and distributors also participate in the sales, service, and follow-up function. The Company sells its beef at a premium to the commodity beef market because of the higher cost of the cattle and the higher quality and value of our products. Beef has rarely been marketed like other consumer products. Independent research and our experience have shown that certain consumers will pay more for consistently tender, tasty, and juicy beef. In the past, the Company's strategy brought retail supermarket customers on at less than full branded price. The price was then increased to full branded as the retail supermarket and its consumers realized the value of the product; i.e., reduced shrink (markdown due to discoloration) reduced trim, consistent tenderness, tastiness, and juiciness, and consumer demand. This process required approximately three to twelve months. Presently, depending upon product mix and volume, new stores are brought on at full or near full branded price. The Company expects price resistance to diminish somewhat, as customers experience the benefits, which should allow the Company to receive higher premiums and increase gross margins. It is the Company's intention to market its products at the highest value and premium price through the most beneficial channels of marketing and sales.

         The Company's customers consist primarily of quality and value-oriented up-scale retail supermarket stores, food-service outlets, high-end restaurants and export accounts. To support this customer base, the Company has added the personnel and systems to manage the orderly processing, marketing and sales of product lines. Using and expanding this mix of customer classes, the Company continually strives to market and sell its products in a way that maximizes carcass utilization. The ideal customer mix is a cross-section of retail, food service, export, and direct sale customers that purchase different carcass product mixes. This main component of the Company's business places new emphasis on marketing through a broadened product mix, including Precooked Products, and "My Favorite Jerky" Beef Sticks, as well as improved point-of-purchase, beef counter organization, further processed products, and advanced labeling as to cooking methods and recipes. These efforts are consistent with the Company's plan to increase gross margin by improved marketing.

         Branded Beef Industry and Competition. The Company is a "branded" consumer product marketing company with PHB as its lead product. Branded or private label beef and other products have been in existence in one form or another for about as long as the packing and retailing industries. However, breed specific programs have developed primarily in the last decade with the American Angus Association's Certified Angus Beef(R) Program ("CAB") leading the field in sales.

         The most widely recognized branded beef product, CAB, is our largest competitor, although other private label branded beef producers are also competitors. Some of these competitors have been in existence far longer, are better capitalized and have access to financial and marketing resources superior to those available to us. However, the Company believes that none of its competitors have as consistently tender, tasty, and juicy beef products.

         In the direct sales arena, "Omaha Steaks", has created a large market for its mail order beef and other food items. "Omaha Steaks" has a large well-established customer base and while offering formidable competition, they validate the potential in the mail order beef business.

         "Laura's Lean" is another branded beef competitor, which sells a very lean mix of beef and is offering a branded program to the retail supermarket industry.

         In the consumer products area, Hormel and Harris Ranch are the main competition to our pre-cooked items; Jack Links and Oberto in the jerky category; and a myriad of Nova Scotian, Scottish, Alaskan, and other salmon / seafood imports versus our Norwegian seafood program.

Red Oak Farms' Value-Adding

         The Company devoted new emphasis to value-adding research and development, and implementation of further processing, packaging and creative marketing during 1999. Customers have requested certain value-added products, and the Company is proceeding to produce them. Gross margins in many beef products can be increased through these processes. The branded beef business becomes one of the suppliers for the value-adding further processing. Cuts that are difficult to include in the branded product mix can be utilized at branded or near branded price, and then demand a strong margin in the value-added arena.

         Precooked Products. The Company plans to offer ten or more precooked consumer packaged beef products, some of which may be packed with other microwave-ready products for combination meals. Product development, which began in early 1999, is now complete and production underway for four microwaveable precooked products; "Family Size" 16 oz. Pot Roast, four individual servings (6 oz.) Pot Roast (24 oz. per package), Barbecued Beef Ribs (16 oz.), and a 16 oz. Tri-Tip (sirloin) roast. These initial four precooked products received approval at several of the largest retail supermarket distributors during 1999, and they are now in production and are being shipped. Both Pot Roasts and the Barbecued Ribs won the "Best of Show" Award for 2000 from the American Tasting Institute. The Company has contracts with cooking-packaging operations in Omaha and Chicago, and it is negotiating with others. The Company believes that these products have excellent volume potential and can "open doors" for its other lines.

         Packaged Beef Products. The Company monitors development of case-ready packaging and has evaluated two contract case-ready plants. The largest retail chain in the United States and largest packers have recently announced collaboration toward that end. Demand among our current customer base may provide an opportunity to bring these products to the market and begin to meet demand from other customers.

         Further Processed Beef Products. Further processing means fresh or frozen boxed beef undergoes value enhancing "processes" like cutting, complete or partial cooking, convenient portion packaging, and combining with other food products. During the last half of 1998, the Company introduced My Favorite Jerky, ("MFJ") which leads its entry into the shelf stable, branded, consumer product market with this high-protein, natural style beef jerky. Due to limited working capital and staff constraints, MFJ failed to achieve substantial distribution in 1999. Unsuccessful sales attempts required absorbing not only production and development costs during 1999, but also a significant writedown of expired inventory. As a result of these events, this product line contributed significantly to the Company's 1999 operating losses.

         Efforts for our MFJ in trade sales activities, including tradeshows, customer calls, event promotions, and sampling programs were often costly; however, management believes that the continuing exposure was valuable. Broadening its meat snack line into the popular "meat stick" portion of the snack category, the Company completed test runs at its co-packer in December 1999. Subsequently, marketing efforts are underway. While the start-up has been expensive and slow, as a part of the growing meat snack business, the growth prospects combine with excellent margins to make MFJ a potential profit center for the Company. MFJ is contract processed and packaged using a proprietary formula and is free of nitrates, added MSG, and artificial preservatives. Other further process value-adding activities including: cooking, stuffing, and other pre-preparation techniques, which respond to the consumer demand for convenience and quality. This value-adding segment of the business benefits also from the Company's access to other goods for use in the value-added business.

         Certain financial information about company segments is required for the last three fiscal years, including revenue, operating losses, and identifiable assets. The Company has four reportable segments: boxed beef, cattle trading, cattle feeding, and beef jerky. See Note 14 of Notes to Consolidated Financial Statements.

Red Oak Farms' Import-Export

         The Company's Korean export business had strong sales in 1999, relative to 1998, amounting to approximately 7% of total boxed beef sales. Distribution into other Pacific Rim countries continues to be developed by an import-export distributor in business with the Company; however, the process is slow in this part of the world. The Company plans to supply beef for export to Europe through its European Division and has identified a European Union (EU) approved contract packer and prepared systems to supply these beef products. However, certain EU policies place prohibitive conditions on this business presently, including prohibition of beef from hormone-implanted cattle. To overcome this, the Company is working on a system based on natural enzyme replacements for the hormone implants now in use. The Company expects to be able to meet significant demand for PHB in Europe.

European Division

         During 1999, the Company created Red Oak Farms Europe, BV. It is headquartered in Utrecht, Netherlands. The Company has agreements with a meat packer, processor, distributors, investors and other synergistic individuals and entities. During the second quarter of 2000, Red Oak Farms Europe ("ROFE") was positioned to sell Red Oak Farms' "My Favorite Jerky" Beef Sticks, and Royal Salmon of Norway through its European distribution network. ROFE is manufacturing and commenced shipping on June 30, 2000 "Euro" Beef Sticks through its European distribution network. ROFE expects to make preliminary shipment of salmon products during the third quarter 2000.

Marketing and Distribution

         Marketing, distributing and selling premium beef and other food products is our central aim. Using the best beef in the world today as the initial product and capitalizing on the quality of that product by improving the beef margin through value-adding and creative market channels should help us become profitable. This will be accomplished through the marketing and sale of high-margin, branded consumer food products. Limited financial resources and limited contacts by in-house sales/marketing staff made us unable to improve all aspects of retail supermarket and food service marketing. Looking forward, the Company has dedicated considerable resources to discovering and developing new market channels where higher margins are possible, and it hired an outside sales group to help identify and execute in those arenas.

         The Company has completed the new product and packaging development of the precooked line of products, Beef Sticks, and 4 oz. Jerky.

         Presently, the Company advertises its products on its web site, but almost exclusively to industry and investor customers.

         The Company's primary activity remains beef focused, and includes development of new products. Led by our Premium Hereford Beef and precooked products, and in Europe by "My Favorite Jerky" Beef Sticks, the Company continued to recast itself as a consumer products business with a broad enough base to withstand market variances in individual product categories.

Government Regulations

         The Company is subject to certain government regulations. The USDA "Packers and Stockyards Act" mandates the maintenance of particular records and bonds for both Midland and ROF as buyers of cattle. The USDA's Packers and Stockyards Administration performs an annual audit to ensure compliance.

         The Company's brand PHB is an USDA-approved marketing program having unique live animal and grade specifications. The Company is charged with ensuring that all harvested cattle comply with these qualifications. The USDA audits every phase at the packing plant for specification compliance. The USDA also administers the regulations of Food Safety Inspection Service to which the Company and its suppliers are subject.

Employees

         The Company employs a total of 27 people of which 25 are at ROF and 2 are at Midland. Two people are full-time contract employees and one person is a part-time contract employee. Midland also pays commissions to approximately ten independent sales people. In addition, the Company has outsourced the majority of its sales and sales management functions. Itcompensate these contract service providers through commissions based upon sale of products to the accounts they service.

Properties

         The Company leases office space from our President and his spouse. The annual cost of the one-year lease is $48,000. The leased office space of approximately 4,700 square feet houses management and general administrative functions.

         Through Midland the Company leases approximately 30 acres as a cattle collection, holding and sorting facility near Red Oak, Iowa, and the Company owns the buildings, equipment and vehicles located on the property. The lease is for an 11-year term of which 10 years remain and is at a rate of $3,300 per month. Adjacent to this leasehold, the Company owns a 10-acre tract with a residence for an employee.

Legal Proceedings

         In the normal course of business, the Company is engaged from time to time in legal proceedings. There are no pending material legal proceedings to our knowledge at this time.

                                   Management
                        Directors and Executive Officers

         The following table sets forth as of August 28, 2000 the name, age, and position of each executive officer and director and the date each began service for the Company.

Name                       Age     Position                            Director or Officer Since
----                       ---     --------                            -------------------------
Gordon Reisinger           60      President, Director                 March 14, 1997

John Derner                49      Vice President, Director            March 14, 1997

Charles Kolbe              58      Chairman of the Board,              March 14, 1997
                                   Director

Dwayne Lewis               68      Director                            May 8, 1998

Jack Holden                35      Director                            May 8, 1998


Name                       Age     Position                            Director or Officer Since
----                       ---     --------                            -------------------------
Ron Daggett                53      Director                            May 8, 1998

Johan Smit                 46      Director                            May 26, 1999

John Schiering             54      Chief Operating Officer,            January 1, 2000
                                   Red Oak Farms, Inc.

Harley Dillard             51      Treasurer, Chief Financial Officer  December 10, 1997

Peter Hudgins              45      Vice President-Special Projects     November 1, 1997

         All officers hold their positions at the will of the Board of Directors. All directors hold their positions for one year or until their successors are duly elected and qualified.

         Set forth below is certain biographical information regarding each of the Company's executive officers and directors:

         Gordon Reisinger, Director and President. Prior to the acquisition of Midland Cattle Company by the Company, Mr. Reisinger was the managing partner and a 33.33% owner in Midland, which he formed in 1987. Midland is a cattle trader, which buys and sells feeder cattle nationwide, including cattle for the PHB program. Mr. Reisinger was also a managing partner and a 33.33% owner in Mid-Ag prior to its reverse acquisition of the Company. Mr. Reisinger has managed the Eldora Livestock auction his father built in 1939 and has been active in family farming and cattle operations, cattle feeding, commercial and farmer feedlot quality-control auditing, and nationwide cattle brokering. Mr. Reisinger has a Bachelor's Degree in Animal Science from Iowa State University.

         John Derner, Director and Vice President. Mr. Derner owns and manages an 8,000 head cattle feedlot and a large row crop operation in West Lake
Okoboji, Iowa. Mr. Derner also owns a manufacturing company, Shell Rock Products, Inc., which manufactures and distributes numerous ornamental concrete products nationwide. Mr. Derner was also a 33.33% partner in Midland and Mid-Ag prior to their being acquired by the Company.

         Charles Kolbe, Director and Chairman of the Board. Mr. Kolbe owns a family farming and cattle feeding operation in Lake View, Iowa. In addition to farming and cattle feeding operations, Mr. Kolbe has been active in the financial world, having held positions as a director and principal of banks in Iowa and Minnesota. Mr. Kolbe was a co-founder and 33.33% owner of Midland prior to its acquisition by the Company. He is on the executive committee of the Iowa Cattleman's Association, Iowa Beef Industry Council and the National Livestock and Meat Board. He is past President of the Iowa Cattleman's Association and past Chairman of the Iowa Beef Industry Council. Mr. Kolbe has been appointed to the IRS Oversight Board. He has a Bachelor's Degree in Animal Science from Iowa State University.

         Dwayne Lewis, Director. Mr. Lewis operates Lewis Feedlot. He currently runs approximately 17,000 cattle in this operation. He has been active in the Nebraska Livestock Feeders Association and chaired the Environmental Committee for the National Feeders Association. He has been a member of National Cattlemen's Beef Association and Nebraska Cattlemen's Association.

         Mr. Lewis' quarter horse operation is recognized as one of the top stables in the United States. He has served as President of the Nebraska Quarter Horse Association and a member of the Board of Directors of the American Quarter Horse Association.

         Along with his cattle feeding and quarter horse operations, Mr. Lewis and his two sons operate 3,500 acres of irrigated farmland. He has also served as Chairman of the Board of Gibbon Bank for 12 years. His community service includes 20 years as a member and a term as President of the local School Board in his district near Kearney, Nebraska.

         Jack B. Holden, Director. Mr. Holden manages his family's Hereford operation, Holden Herefords, on a 2,000-acre ranch near Valier, Montana. Mr. Holden is active in the National Cattleman's Beef Association, Montana Stockgrowers and its Seedstock Committee. He is also active in the American Hereford Association and the Montana Farm Bureau. He serves as Director of the Montana Hereford Association, and Vice President and Director of the Pondera County Canal and Reservoir Company.

         Ron Daggett, Director. Mr. Daggett served as a First Vice President, Sales for Dean Witter from 1994 to 1997. For the past two years, Mr. Daggett has served as First Vice President, Sales for First Union Securities.

         Johan Alexander Smit, Director. Mr. Smit is Managing Director of Smitfort Steel. As director of Smitfort-Staal BV, Mr. Smit manages a worldwide steel company. He attended the London School of Economics and received his Masters in Business Administration from the University of Neyerrode. Mr. Smit is an honorary member of the Dutch Export Federation, a board member of Business Club Zwijndrecht (ovz) and a supervisory board member of the Dutch Trading Company.

         John Schiering, Chief Operating Officer, Red Oak Farms, Inc. Mr. Schiering was appointed to his position in January of 2000. Since 1995, he has been a management consultant working primarily on confectionery projects. From 1985 to 1995, he was Vice President and General Manager of Borden Candy Products. Mr. Schiering has a B.A. degree from Brown University and J.D. degree from the New England School of Law. Mr. Schiering is admitted to practice law in the Commonwealth of Massachusetts.

         Harley  Dillard,  Treasurer and Chief  Financial  Officer.  Mr. Dillard
worked in public accounting and then with Monfort of Colorado in several capacities, including plant Controller for the Monfort Greeley Slaughter Plant and Controller for the Monfort Portion Foods Division. He gained more consumer product experience as Controller and Director of Finance for the Denver Coca-Cola franchise. From 1984 until 1996, Mr. Dillard held positions with Robertson Associates Manufacturing, Inc., ("RAMI") an aluminum beverage-packaging manufacturer. Mr. Dillard joined RAMI as Controller and was promoted to Vice President and Chief Financial Officer. Since 1996 until he joined the Company, Mr. Dillard was General Manager of Cruisin Cuisine/WP&G Distributing, a privately held manufacturer and distributor of wholesale food products. Mr. Dillard is a Certified Public Accountant.

         Pete Hudgins, Vice President-Special Projects. Mr. Hudgins' lifelong cattle industry experience began with his participation as the fifth generation of a commercial Hereford ranching and cattle buying business in Texas. Mr. Hudgins joined the Company November 1997. From 1995 until late 1997, Mr. Hudgins was a sales person with Natures Technology Inc., sellers of biological products. Among his responsibilities are investor, customer, and producer relations, which draw on substantial cattle organization and capital formation experience. He also coordinates projects with Mr. Reisinger and other management in various areas of the enterprise.

                                Board Committees

         Our Board Of Directors has a compensation committee and an audit committee. The compensation committee is comprised of Charles Wilson, Chairman, Gordon Reisinger, and Jack Holden. The audit committee is comprised of Ron Daggett, Chairman, John Derner, Gordon Reisinger, and Johan Smit. The compensation committee is responsible for the administration of all salary and incentive compensation plans for our officers, including bonuses and options granted under our option plans. The audit committee is responsible for reviewing with management our financial controls and accounting and reporting activities. In addition, the audit committee will review the qualifications of our independent auditors, make recommendations to the Board Of Directors regarding the selection of independent auditors, review and scope, fees and results of any audit and review any non-audit services and related fees.

Compensation of Directors

         Directors receive 1,250 shares of Common Stock for participation at each quarterly meeting, shares to be granted at the end of each year of service provided the director serves a full year. Outside directors on grant date receive 5,000 stock options under the 2000 stock option plan. These options are vested and exercisable at the end of their term and expire five years there after. No other fee is paid to them.

Executive Compensation

         The following table sets forth certain summary information concerning the compensation paid to or accrued for our Chief Executive Officer and Chief Financial Officer during the last fiscal year.

                           Summary Compensation Table
                                                                        Long-term Compensation
                                     Annual Compensation                   Awards            Payouts
                                                                      (1)
 Name and Principal                               Other Annual    Restricted     Number of     LTIP       All Other
      Position       Year   Salary        Bonus   Compensation   Stock Awards     Options    Payouts    Compensation
------------------------------------------------------------------------------------------------------------------------

Gordon Reisinger     1999  $  120,000     -0-       $16,667          $3,500         -0-        -0-          $451
President/ Chief     1998  $  120,000     -0-       $53,333         $97,970         -0-        -0-           -0-
ExecutiveOfficer/    1997  $  100,000  $106,802       -0-             -0-          5,000       -0-        $121,500
Director

Harley Dillard       1999  $  125,000     -0-         -0-             -0-          60,000      -0-           -0-
Treasurer/Chief      1998  $  110,000     -0-         -0-           $25,000       140,000      -0-           -0-
Financial Officer


--------------------------------------------------------------------------------
Values of Restricted Stock Awards shown in the Summary Compensation Table are based on the average market price of the Company's Common Stock on the date of the grant.

                Stock Option and Stock Appreciation Rights Plans

                        Option Grants in Last Fiscal Year
                        ---------------------------------
                                Individual Grants
                                -----------------

                             % of Total                                      Potential Realization
                             Options                                         Value at Assumed
                             Granted to        Exercise                      Annual   Rates   of Stock
            Options          Employees         Price Per         Expiration  Price  Appreciation  for
Name        Granted          in Fiscal Yr.     Share             Date        Option Terms(1)
------------------------------------------------------------------------------------------------------
                                                                             5%            10%

Harley      60,000           100 %             $1.50             2009        $ 56,600 $ 143,436
Dillard,
CFO

--------------------------------------------------------------------------------
(1) Amountsreported in the column represent hypothetical values that may be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation of the Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not represent our estimate of future Common Stock price. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future market price of the Common Stock. There can be no assurance the rates of appreciation assumed in this table can be achieved or amounts reflected will be received by the individuals. This table does not take into account any appreciation in the price of the Common stock from the date of grant to the present date. The values shown are net of the exercise price, but do not include deductions for taxes or other expenses associated with the exercise.

         The Board of Directors adopted the 1997 Stock Option Plan and reserved 1,000,000 shares of Common Stock of the Company for issuance upon the exercise of options, which the Board of Directors has the authority to grant to our key employees, officers, directors and consultants as part of the Plan. The Board of Directors adopted the 1998 Stock Option Plan and reserved 1,000,000 shares under the Plan for the same purposes as the 1997 Plan. As of August 28, 2000, the Company granted options for 748,000 shares pursuant to the 1997 Plan and 885,000 pursuant to the 1998 Plan. In May 2000, the stockholders approved the 2000 Stock Option Plan and reserved 2,000,000 shares. To date, none of the options issued pursuant to any of the Plans have been exercised.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Mr. Reisinger is part owner of a company that leases an office building to us for our corporate offices. The lease payments made in 1999 were $48,000. He was also issued 3,000 shares of Common Stock for his services as a director. In February 2000, Mr. Reisinger was granted options to purchase 500,000 shares of Common Stock. During 1999, the Company purchased cattle totaling $389,881 from Mr. Reisinger and a company owned by Mr. Reisinger. During 1999, the Company provided an automobile for Mr. Reisinger. Compensation to Mr. Reisinger for vehicle costs totaled $451 in 1999.

         Mr. John Walker, Mr. Reisinger's son-in-law, works for the Company. He buys and sells cattle and was paid $60,000 for his services in 1999. Mr. Walker and his wife, Mrs. Kathy Walker, own an entity that buys cattle from the Company. During 1999, cattle purchases by Mr. and Mrs. Walker from the Company were approximately $849,016. In order to ensure a sufficient supply of qualified cattle, the Company enters into financing arrangements; i.e., repurchase agreements, with related parties. The Company retains the benefit from any gains on the cattle and the risk of any losses. In addition, the Company reimburses the related party for any costs incurred on the cattle, such as grain, vet, yardage, etc., as well as pay interest on the funds advanced by the related party to "purchase" the cattle and to pay other expenses related to the cattle. The Company purchases the cattle for meat processing. During 1999, the Company paid the entity $448,342 under this arrangement. Mrs. Walker works as a part-time bookkeeper for the company and for those services the Company paid $5,400 in 1999.

         Mr. Todd Reisinger, Mr. Reisinger's son, was a meat salesman for the Company and was paid $27,500 in 1999.

         Mr. Charles Kolbe, a director and employee, received 3,000 shares as director fees in 1999. Mr. Kolbe also received consulting fees from us totaling $16,667 in 1999. Mr. Kolbe also received $60,000 for work performed for us. During 1999, the Company purchased cattle totaling $302,305 from Mr. Kolbe and Mr. Kolbe's company purchased cattle from us totaling $199,369.

         Mr. Reisinger, Mr. Walker, and Mr. Kolbe are owners of a trucking business that transported cattle for us. During 1999, this entity was paid $148,403 for its services.

         Mr. Reisinger and Mr. Walker are part owners of a trucking company that transports cattle for us. During 1999, this entity was paid $8,927.

         Mr. Dwayne Lewis, a director, was issued 3,000 shares of Common Stock for services as a director. During 1999, the Company sold cattle to his entity totaling $1,507,130 and purchased cattle totaling $12,073,894 from his entity.

         Mr. John Derner was paid a consulting fee of $16,667 in 1999. He was also paid a salary of $60,000 as an employee. He was issued 3,000 shares of Common Stock for his services as a director of the Company. Mr. Derner is an owner of an entity that purchases cattle from the Company. In 1999, such purchases totaled approximately $860,088. Also during 1999 the Company purchased cattle totaling $4,743,111 from a company owned by Mr. Derner. Mr. Derner also provided an airplane for the use by the Company, which pays Mr. Derner rent on the airplane. The Company pays for the pilot, fuel, and expenses to third parties on an as-used basis. The total of rent expense paid for 1999 was $21,000.

         Messrs. Holden and Daggett each were issued 3,000 shares of Common Stock for their services as directors of the Company. Mr. Smit was issued 1,000 shares of Common Stock for his services as a director during 1999.

         Mr. Harley Dillard, our Chief Financial Officer, received compensation in 1999 totaling $125,000. Mr. Dillard was also granted options to purchase 60,000 shares of Common Stock during 1999.

         Mr. John Schiering, the Chief Operating Officer of Red Oak Farms, Inc. has an employment agreement that provides for a monthly salary of $11,250. The initial term of the agreement is six months effective January 1, 2000. The agreement may be renewed upon the mutual consent of both parties for an additional two years. Mr. Schiering commutes from his home in Carmel, Indiana. Upon the signing of the agreement, Mr. Schiering was granted options to purchase 25,000 shares of Common Stock. The options were granted and vested on January 1, 2000, and will expire on January 1, 2001. In the event Mr. Schiering is terminated without cause, he will be entitled to his regular pro-rated salary for a one hundred and twenty-day period following notice of termination.

         Mr. Pete Hudgins was paid $61,333 during 1999 in salary. The Company provided Mr. Hudgins with an automobile. Compensation to Mr. Hudgins for vehicle costs totaled $1,610 in 1999. During 1999, Mr. Hudgins and another employee of the Company sold the Company cattle totaling $158,984.

         Management believes that all of the foregoing transactions have been on terms no less favorable to us than could have been obtained from unaffiliated third parties in arms-length transactions under similar circumstances.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth information regarding the beneficial ownership of the Company's common stock as of August 28, 2000.

o the Company's Chairman of the Board and Chief Executive Officer and each director
o        all of its directors and executive  officers as a group
o each person known to the Company to own beneficially more than 5% of its outstanding shares

         A person has beneficial ownership of shares if the individual has the power to vote or dispose of the shares. This power can be exclusive or shared, direct or indirect. In addition, a person beneficially owns shares underlying options or warrants that are presently exercisable or will become exercisable within 60 days of the date of this prospectus.

         The address for all directors and executives is 2010 Commerce Drive, Red Oak, Iowa 51566.

         As of August 28, 2000, there were 16,019,165 shares of the Company's common stock outstanding.

         To calculate a stockholder's percentage of beneficial ownership, one must include in the numerator and denominator those shares underlying options beneficially owned by that stockholder. Options, warrants or other derivative securities held by other stockholders, however, are disregarded in this calculation. Therefore, the denominator used in calculating beneficial ownership among the Company's stockholders may differ.

      Gordon Reisinger                     6,812,653   (2)                  32%
      Rural Route 3
      Red Oak, Iowa 51566

      Cimarron Investments, LP             2,433,333                        11%
      RR 3
      Red Oak, Iowa 51566

      John Derner                          7,409,455   (3)                  35%
      2353 213th Avenue
      Milford, Iowa 51351

      JKSBM, LP                            2,175,000                        10%
      2353 213th Avenue
      Milford, Iowa  51351

      Charles Kolbe                        1,112,154   (4)                   5%

      Dwayne Lewis                            82,000   (5)                   *

      Charles Wilson                       1,181,165   (6)                   5%

      Johan Smit                             108,000   (7)                   *


      Jack Holden                             32,000   (8)                   *

      Ron Daggett                             46,000   (9)                   *

      All Officers and  Directors as      16,905,377   (10)                 72%
      a Group:  (11 persons)
--------------------------------------------------------------------------------
* Represents less than 1%

(1) Beneficial ownership has been determined pursuant to Rule 13(d)-3 (d) (1) under the Securities Exchange Act of 1934, as amended.

(2) Includes 512,820 shares owned by Cimarron Properties which is owned and controlled by Gordon Reisinger and 2,433,333 shares owned by Cimarron Investments, LP, a family partnership controlled by Mr. Reisinger. Also, includes 1,880,000 stock options held by Mr. Reisinger.

(3) Includes 2,175,000 shares owned by JKSBM, a family limited partnership, which is owned and controlled by Mr. Derner, and 512,821 shares owned by Derner's of Milford, a company controlled by Mr. Derner and 265,000 shares owned by the Derner Foundation which Mr. Derner controls. Also, includes 1,380,000 stock options held by Mr. Derner, 324,650 Common Stock purchase warrants and 322,150 Series B Preferred Stock convertible into 1,610,750 shares of Common Stock.

(4) Includes 512,821 shares owned by Wall Lake Cattle Company, a company controlled by Mr. Kolbe and includes 60,000 stock options.

(5) Includes 5,000 stock options and warrants to purchase 10,000 shares of Common Stock.

(6) Includes 48,750 shares of Common Stock, 220,000 shares of Series B Preferred Stock convertible into 1,100,000 shares of Common Stock and 686,165 Series C Stock which is convertible into 3,430,825 shares of Common Stock, and 226,250 warrants to purchase Common Stock.

(7) Includes 54,000 shares of Series B Preferred Stock convertible into 270,000 shares of Common Stock and 54,000 common stock purchase warrants.

(8) Includes options to purchase 5,000 shares of Common Stock and 10,000 Common Stock purchase warrants.

(9) Includes 10,000 shares of Common Stock held jointly with Mr. Daggett's spouse. Also includes jointly held warrants to purchase 10,000 shares of Common Stock, and stock options to purchase 5,000 shares of Common Stock. Also includes 7,000 Series B Preferred shares convertible into 35,000 shares of Common Stock, and 7,000 Common Stock purchase warrants.

(10) Includes warrants to purchase 585,000 shares of Common Stock, options to purchase 3,428,000 shares of Common Stock, 604,750 shares of Series B
     Preferred Stock and 140,033 shares of Series C Preferred Stock both convertible into Common Stock at a ratio of 5 to 1.

                          DESCRIPTION OF CAPITAL STOCK

The Company's Authorized Capital Stock at August 28, 2000

o    100 million shares of common stock, par value $0.001 per share
o    10 million shares of preferred stock, par value $0.001 per share

Common Stock
Voting:

o one vote for each share held of record on all matters submitted to a vote of stockholders
o    no cumulative  voting rights
o    election of directors by plurality of votes cast
o    all other matters by majority of the votes cast

Dividends:

o subject to preferential dividend rights, if any, of outstanding shares of preferred stock, common stockholders are entitled to receive ratably declared dividends
o the board of directors may declare dividends out of only legally available funds

Additional Rights:

o    subject to the  preferential  liquidation  rights,  if any, of  outstanding shares of  preferred  stock,  common  stockholders  are entitled to receive
     ratably  net  assets,   available  after  the  payment  of  all  debts  and
     liabilities, upon our liquidation, dissolution or winding up
o    no preemptive rights
o    no subscription rights
o    no redemption rights
o    no sinking fund rights
o    no conversion rights

         The rights and preferences of common stockholders are subject to the right of any series of preferred stock the Company may issue in the future.

         The Company may, by resolution of its board of directors, and without any further vote or action by its stockholders, authorizes and issues, subject to certain limitations prescribed by law, up to an aggregate of 10 million shares of preferred stock. The preferred stock may be issued in one or more classes or series of shares of any class or series. With respect to any classes or series, the board of directors may determine the designation and the number of shares, preferences, limitations and special rights, including dividend rights, conversion rights, voting rights, redemption rights and liquidation preferences. Because of the rights that may be granted, the issuance of preferred stock may delay, defer or prevent a change of control.

Transfer Agent and Registrar

         The transfer agent and registrar for the Company's common stock is Interwest Transfer Co., Inc.

                                    Rule 144

                         Shares Eligible for Future Sale

         In general, under Rule 144, as currently in effect, a person who has beneficially owned shares of the Company's common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

o one percent of the number of shares of the Company's common stock then outstanding, which will equal approximately 328,000 shares immediately after this offering
o the average weekly trading volume of the Company's common stock on the OTC Bulletin Board during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale

         Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the Company. Approximately 12,788,731 shares of the Company's common stock is eligible for sale under Rule 144.

Rule 144(k)

         Under Rule 144(k), a person who is not deemed to have been one of the Company's affiliates at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell such shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144. Therefore, unless otherwise restricted, "144(k) shares" may be sold immediately.

Stock Options

         There are presently options to purchase 10,146,333 shares issued and outstanding under the Company's stock option plans or other writings. All of these shares will be eligible for sale in the public market from time to time, subject to vesting provisions and Rule 144 volume limitations applicable to affiliates.

                             SELLING SECURITYHOLDERS

         The following table sets forth, for each Selling Securityholder, the amount of Common Stock of the Company owned, the number of shares of Common Stock offered hereby, and the number of shares of Common Stock owned after the offering (assuming the sale of all shares offered under this Prospectus).

                                      Shares of Common Stock                               Shares of Common Stock
                                     Beneficially Owned Prior     Shares that May be      Beneficially Owned After
              Selling                    to this Offering      Offered Pursuant to this        this Offering
           Securityholder                                          Prospectus (1)(2)
------------------------------------------------------------------------------------------------------------------
Charles Dean Adams                            540,000                   540,000                         0
Douglas/Carol Allensworth                       775                       775                           0
Robert Poe Ames                                2,666                     2,666                          0
Mickey Anderson                                6,667                     6,667                          0
Paul Anderson                                  1,200                     1,200                          0
Ernest/Carrie Andrew                           1,000                     1,000                          0
Pierre Antoine Anthamatten                    67,000                    67,000                          0
William G. Artherholt                         12,000                    12,000                          0
D.J.A. Bakker                                 120,000                   120,000                         0
Daniel M. Baris                                6,250                     6,250                          0
Jeff Bateman                                    300                       300                           0
Tammy Bateman                                   300                       300                           0
David G. Beard                                 3,125                     3,125                          0
Jeff Behrens                                   1,200                     1,200                          0
Doug Bennett                                   1,667                     1,667                          0
Benson Land Co.,LLC                           45,834                    45,834                          0
Richard Berendes                               1,200                     1,200                          0
Shirley Berendes                               1,200                     1,200                          0
Steven J. Berendes                            10,000                    10,000                          0
Vicki L. Berger                                1,800                     1,800                          0
Orville & Joan Beyea                          10,000                    10,000                          0
Clarence L. Boettcher                         10,000                    10,000                          0
Mary Ann Boggess                              20,000                    10,000                     10,000
Hans H. Bonnett                               12,000                    12,000                          0
Ashby Boyle                                     300                       300                           0
E.H. Brainard II                               6,250                     6,250                          0
William K. Brand                              30,000                    30,000                          0
William/Edith Breeding                         2,000                     2,000                          0
Richard Brevik                                 2,400                     2,400                          0
Cathy and Mike Brincks                         1,200                     1,200                          0
Richard Brincks                                1,200                     1,200                          0
Bockman Ltd.                                  24,000                    24,000                          0
Douglas R. Brown                              10,000                    10,000                          0


                                      Shares of Common Stock                               Shares of Common Stock
                                     Beneficially Owned Prior     Shares that May be      Beneficially Owned After
              Selling                    to this Offering      Offered Pursuant to this        this Offering
           Securityholder                                          Prospectus (1)(2)
------------------------------------------------------------------------------------------------------------------
Julaine A. Burchett                            1,800                     1,800                          0
Calvin Clark Burns                            20,000                    20,000                          0
Phillip/Gayanne Burns                         10,000                    10,000                          0
Don/Beverly Burtenshaw                        10,000                    10,000                          0
Jay Bush                                      12,000                    12,000                          0
Billy Bushelle                                12,000                    12,000                          0
Rita Cagle                                     6,000                     6,000                          0
Capital Trade/MA Rayton                       10,000                    10,000                          0
Sherry/Todd Carrick                             700                       700                           0
Cede & Co.                                    99,000                    99,000                          0
Donald/Verona  Chaffin                        12,400                    12,400                          0
Jonathan D. Chaffin                            1,800                     1,800                          0
Kimberly A. Chaffin                            1,800                     1,800                          0
Tom Chambers                                  20,000                    10,000                     10,000
Ciro Cirrincione                              45,000                    12,500                     32,500
Douglas B. Clausen                            60,600                    60,600                          0
James M. Cofer                                14,000                    12,000                      2,000
Colony Capital Inc.                           35,000                    30,000                      5,000
Cookies Food Products                         100,000                   100,000                         0
James Courtney                                 8,333                     8,333                          0
Thomas Courtney                                8,334                     8,334                          0
Creative Investment Services                  24,000                    24,000                          0
Heber Crockett                                  300                       300                           0
Greg Crooker                                   8,334                     8,334                          0
C. Cultuur                                    611,110                   611,110                         0
Ron Daggett (3)                               74,000                    52,000                     22,000
Dangelmayr Bros Ranch                          3,334                     3,334                          0
Rhonda Dardashi                                3,000                     3,000                          0
Davis Taylor Insurance                         3,334                     3,334                          0
Glynn/Bobbie Debter                            1,666                     1,666                          0
E.C. Decker                                    6,000                     6,000                          0
John J. Derner (3)                           8,698,055                 3,315,400                5,382,655
Leo/Dana Despain                              10,000                    10,000                          0
Ellen Dewitt                                    750                       750                           0
H.H./Mary Dickenson                            3,333                     3,333                          0
Cheryl Dicks                                   1,000                     1,000                          0
Harley Dillard (3)                            60,600                     9,100                     51,500
Paul Dixon                                    25,000                    12,500                     12,500
Dudley Bros. LTD                               1,667                     1,667                          0
Dorothy Dutton                                20,000                    10,000                     10,000
Arthur Dykstra                                10,000                    10,000                          0
Richard P. Ellis                              60,000                    60,000                          0
Arik Eshel                                     3,000                     3,000                          0
Kristen Evans                                   300                       300                           0
Matt Evans                                      300                       300                           0
Robert Falsone                                 3,333                     3,333                          0


                                      Shares of Common Stock                               Shares of Common Stock
                                     Beneficially Owned Prior     Shares that May be      Beneficially Owned After
              Selling                    to this Offering      Offered Pursuant to this        this Offering
           Securityholder                                          Prospectus (1)(2)
------------------------------------------------------------------------------------------------------------------
Chris Fanelli                                   300                       300                           0
Linda J. Fasse                                  500                       500                           0
Tom Feller                                    60,000                    60,000                          0
Claude Feninger                                3,125                     3,125                          0
Dennis Finger                                 10,000                    10,000                          0
Bob Fitzpatrick                                1,500                     1,500                          0
Neil W. Flanagan                              10,000                    10,000                          0
Jared Fleming                                   300                       300                           0
Michael Fleming                                 300                       300                           0
Rudolf E. & Maria Fluck                       14,800                    11,300                      3,500
4-G Farms Inc.                                 3,333                     3,333                          0
Charles P. Foutz                               3,000                     3,000                          0
Jamie Friend                                  43,400                    41,400                      2,000
David Frisbie                                  5,000                     5,000                          0
Edward Garza                                   3,600                     3,600                          0
J. Richard Giacoletto                         12,500                     6,250                      6,250
Erik and Roland Giebels                        6,665                     6,665                          0
Martien Giebels                                6,665                     6,665                          0
Givens Feedlot Inc.                           123,000                   123,000                         0
Susan Gluck                                     300                       300                           0
W.R. Goddard                                  18,000                    18,000                          0
William R. Goddard Jr.                        41,000                    28,000                     13,000
Dale L. Goff                                  13,500                     6,250                      7,250
Enrico Graber                                 30,000                    30,000                          0
Richard Greenfield                            10,000                    10,000                          0
Dale L. Gross                                  6,000                     6,000                          0
Grosvenor Trust Co                            470,000                   470,000                         0
Jeffrey S. Gyurcsik                           22,000                    12,000                     10,000
De Heer M. Hagenaar                           25,000                    25,000                          0
Brenda Hall                                     300                       300                           0
Fred Hall                                       300                       300                           0
Haskell R. Hammontree                          1,000                     1,000                          0
Arthur Handel Jr.                              4,000                     4,000                          0
Bob Harrell Jr.                                2,000                     2,000                          0
Denis Hatenboer                               210,000                   210,000                         0
Roger H. Haugen                                6,000                     6,000                          0
John B. Hewlett                               10,000                    10,000                          0
Troy Alan Hoffman                             24,000                    24,000                          0
Cory Hofman                                     300                       300                           0
Stacey Hofman                                   300                       300                           0
Holden Herefords Corp. (4)                    32,000                    10,000                     22,000
Lee Hudgins                                   12,000                    12,000                          0
Nancy E. Hudgins                              10,000                    10,000                          0
Pete Hudgins(3)                               39,950                     6,000                     33,950


                                      Shares of Common Stock                               Shares of Common Stock
                                     Beneficially Owned Prior     Shares that May be      Beneficially Owned After
              Selling                    to this Offering      Offered Pursuant to this        this Offering
           Securityholder                                          Prospectus (1)(2)
------------------------------------------------------------------------------------------------------------------
Richard/Susan  Hughes                         10,000                    10,000                          0
Scott Huntsman                                  300                       300                           0
Jamison Herefords                              3,334                     3,334                          0
David P. John                                  3,125                     3,125                          0
Brooke Johnson                                 1,200                     1,200                          0
Bruce E. Johnson                              15,000                    15,000                          0
Marline K. Johnson                            15,000                    15,000                          0
Travis Johnson                                 1,200                     1,200                          0
Williams Johnson                               1,200                     1,200                          0
Ronald Jolley                                  7,000                     7,000                          0
Holly Kaplan                                   3,000                     3,000                          0
Jerry  Kaplan                                  3,000                     3,000                          0
Robert Kaplan                                  6,000                     6,000                          0
Stanley  Kaplan                                3,000                     3,000                          0
Francis Kelly Jr.                             51,500                    42,500                      9,000
Mike Kleckner                                  2,400                     2,400                          0
Klippenstein Family Farm                       1,666                     1,666                          0
Clifford L Knight                              3,000                     3,000                          0
Chuck Kolbe(3)                              1,112,154                   60,000                  1,052,154
James W. Kruse                                12,000                    12,000                          0
Williams R. Kuehn                             12,000                    12,000                          0
Lackaff Cattle Corp. (4)                       1,667                     1,667                          0
Roberto Lall                                    300                       300                           0
Tom Lambert                                    2,400                     2,400                          0
Richard Landress                              27,000                    15,000                     12,000
C. Langerak                                   300,000                   300,000                         0
David/Freda Largent                            5,000                     5,000                          0
Joseph E. Lazzara                              3,125                     3,125                          0
Wallace L. Lee                                 3,333                     3,333                          0
Thomas A. Leister                             112,500                   72,500                     40,000
Roy Levy                                      13,000                    10,000                      3,000
Lewis Feedlot Inc.(4)                         82,000                    10,000                     72,000
P.A.A.M. Liebregts                            16,665                    16,665                          0
Robert Linden                                 120,000                   120,000                         0
Robert/Evelyn Lindsay                          4,000                     4,000                          0
Craig Lipsay                                    300                       300                           0
Jeff Logan                                      300                       300                           0
Thomas G. Maddi                               12,000                    12,000                          0
George E. Maher                                7,500                     7,500                          0
J. Patrick Maher                               3,125                     3,125                          0
Debra/Larry Manz                              10,000                    10,000                          0
Mapleton of Colorado                          98,400                    98,400                          0
Estelle S. Matasovic                           5,000                     5,000                          0
Marilyn Matasovic                              5,000                     5,000                          0


                                      Shares of Common Stock                               Shares of Common Stock
                                     Beneficially Owned Prior     Shares that May be      Beneficially Owned After
              Selling                    to this Offering      Offered Pursuant to this        this Offering
           Securityholder                                          Prospectus (1)(2)
------------------------------------------------------------------------------------------------------------------
Timothy F. Matorella                           1,500                     1,500                          0
Gary J. McAdam                                717,000                   717,000                         0
Martin/Sherry McBee                            6,250                     6,250                          0
Jack/Delores McCaffery                         5,000                     5,000                          0
CH McCall                                      2,000                     2,000                          0
Brad McCasland                                 1,200                     1,200                          0
Mark/Teresa McClintock                        10,000                    10,000                          0
Ray A. McCollum Jr.                           185,770                   129,000                    56,770
McKinley Capital                              33,000                    33,000                          0
Willard Mears                                  3,125                     3,125                          0
Brent Meeks                                   10,000                    10,000                          0
Mildred E. Meeks                              10,000                    10,000                          0
Judy/David Meister                            16,000                    16,000                          0
A.M. Micallef                                 20,000                    20,000                          0
Scott Mijares                                 440,000                   440,000                         0
Buck J. Miller                                22,000                    22,000                          0
Greg A. Mohr                                  42,000                    42,000                          0
Monahan Cattle Company                        10,000                    10,000                          0
Melvin Montana                                  300                       300                           0
Dan Morgan                                     1,000                     1,000                          0
Marius Morin                                  33,335                    33,335                          0
Robert L Morrow Jr                             3,125                     3,125                          0
Neal Livestock GP                              6,666                     6,666                          0
David Neal                                      833                       833                           0
Deborah Neal                                    833                       833                           0
Wilma Neal                                     1,666                     1,666                          0
Arianne Nemelka                               30,000                    30,000                          0
Heather Nemelka                                 300                       300                           0
John Nemelka Jr                                 300                       300                           0
Mary Lou Nicholson                            15,000                    15,000                          0
Michael  Nutik                                50,000                    50,000                          0
Oakview Companies Inc.                        46,500                    46,500                          0
John O'Neil                                   12,500                     6,250                      6,250
Owen and Assoc. Inc.                          100,000                   100,000                         0
Owen Enterprises LLC                          10,000                    10,000                          0
Greg Pappajohn                                  600                       600                           0
Ervin Pauley Jr.                               4,000                     4,000                          0
Samuel A. Peak                                 3,125                     3,125                          0
Pedretti Family Trust                          5,000                     5,000                          0
Nancy Pellett                                 27,000                    27,000                          0
Douglas C. Perks                               5,000                     5,000                          0
Peterson & Sons Holding Co.                   110,000                   110,000                         0
Phoenix Inc. LLC                              338,000                   338,000                         0
Joseph Pick                                   20,000                    20,000                          0


                                      Shares of Common Stock                               Shares of Common Stock
                                     Beneficially Owned Prior     Shares that May be      Beneficially Owned After
              Selling                    to this Offering      Offered Pursuant to this        this Offering
           Securityholder                                          Prospectus (1)(2)
------------------------------------------------------------------------------------------------------------------
Marek Potocki                                 100,000                   100,000                         0
James L. Powell                               10,000                    10,000                          0
Prewitt & Company LLC                         15,000                    15,000                          0
Neil Ragin                                     6,000                     6,000                          0
Edythe Rahas                                  13,500                    12,500                      1,000
Rand L. Redfern                                6,250                     6,250                          0
Gordon Reisinger(3)                          6,812,653                 1,380,000                5,432,653
Gregg E. Reisinger                            47,000                    47,000                          0
Barbara Reitman                                5,000                     5,000                          0
James R. Rice                                  3,125                     3,125                          0
James Richard Riddle                          90,000                    90,000                          0
Robert Rietema                                 6,000                     6,000                          0
Thomas J. Roberson                             3,000                     3,000                          0
R-Odyssey Ventures Inc.                       315,000                   315,000                         0
Barbara J.Roller                               2,500                     2,500                          0
Donald H. Roller                               2,500                     2,500                          0
ROS Paper Sales Inc.                          36,000                    36,000                          0
Abe Salaman                                   30,000                    30,000                          0
Jan Sandin                                    120,000                   120,000                         0
Jim W. Schaben Jr.                             2,000                     2,000                          0
Chris Scharbauer                              10,000                    10,000                          0
Ken Schechinger                               10,000                    10,000                          0
June Schibilia                                 7,000                     3,500                      3,500
John H. Schiering(3)                          39,000                    14,000                     25,000
Melvin/Fern Schlender                          3,333                     3,333                          0
Norman/Gloria Schmitz                          5,000                     5,000                          0
Schomers Land Corp.                           132,000                   132,000                         0
David Schomers                                13,200                    13,200                          0
Donald Schomers                               790,000                   575,000                   215,000
Jerry/Patricia Schomers                       182,600                   132,600                    50,000
Randy Schomers                                30,000                    30,000                          0
Schomers' Bros. Inc.                          120,000                   120,000                         0
Jan Schrasser                                  6,000                     6,000                          0
Daryll Schwieger                               6,000                     6,000                          0
Robert Schwieger                              32,000                    32,000                          0
Roger Schwieger                               32,000                    32,000                          0
John Scowcroft                                  300                       300                           0
Jana Shafer                                    6,250                     6,250                          0
Greg/Cleo Shaw                                 3,000                     3,000                          0
Tom/Mary Shaw                                  2,000                     2,000                          0
Shooters Wholesale                            30,000                    30,000                          0
Gary H. Shores                                10,000                    10,000                          0
Shovel Dot Ranch                               3,332                     1,666                      1,666


                                      Shares of Common Stock                               Shares of Common Stock
                                     Beneficially Owned Prior     Shares that May be      Beneficially Owned After
              Selling                    to this Offering      Offered Pursuant to this        this Offering
           Securityholder                                          Prospectus (1)(2)
------------------------------------------------------------------------------------------------------------------
Kevin Singer                                    300                       300                           0
James H./Jean M. Sitton                        3,000                     3,000                          0
SKG Enterprises Inc.                           9,000                     9,000                          0
Barry Slosberg                                12,500                     6,250                      6,250
Johan A. Smit(3)                              324,000                   324,000                         0
Ona S. Smith                                   3,600                     3,600                          0
Laura Lee Sorenson                            60,000                    60,000                          0
Amy Sostek                                     5,000                     5,000                          0
Richard Steen                                 10,000                    10,000                          0
Marion & Clement Stein                        36,250                    36,250                          0
Amy Streit                                     6,000                     6,000                          0
Daniel H. Sterke                              37,500                    17,500                     20,000
Roy/June Stewart                               1,667                     1,667                          0
Ron Stevens                                    5,000                     5,000                          0
Stonehaven International Corp.                20,000                    20,000                          0
James/Shirley Stormont                        23,250                    18,125                      5,125
Stuber Ranch                                   6,667                     6,667                          0
Roger  Stuber                                  3,333                     3,333                          0
John A. Sturm                                  6,250                     6,250                          0
Summer Ventures Inc.                          283,000                   283,000                         0
Howard H. Swanson                              1,667                     1,667                          0
Stanley/Deborah Swanson                        1,500                     1,500                          0
King/Becky Terry                              10,000                    10,000                          0
Texoma Accts. Mngmt Inc.                       5,000                     5,000                          0
John C. Thompson                               6,000                     6,000                          0
Tono Farms LTD Corp                            5,000                     5,000                          0
Scott/Monica Torrance                          2,000                     2,000                          0
Tradeco Corp.                                 60,300                    60,300                          0
John Richard Trinity                          12,000                    12,000                          0
Joseph Udall                                    300                       300                           0
Timothy/Karen Valles                           6,250                     6,250                          0
J. Blom van Assendelft                        30,000                    30,000                          0
R.A.M. van de Voort                           33,335                    33,335                          0
Robert van Ekeren                             33,340                    33,340                          0
Mart T. van Ginkel                            17,500                    17,500                          0
B.A.A. van Leent                              90,000                    90,000                          0
Joe Varner                                    12,000                    12,000                          0
Vaquillas Investments LTD                     12,500                     6,250                      6,250
Donna/Ward Veale                              20,000                    10,000                     10,000
Dale/Nancy Venhuizen                           5,000                     5,000                          0
Kris/Gary Vetter                               1,000                     1,000                          0
Merwin Viner                                  10,000                     5,000                      5,000
Tom Wageman                                    2,000                     2,000                          0
John P. Walker                                64,107                    64,107                          0


                                      Shares of Common Stock                               Shares of Common Stock
                                     Beneficially Owned Prior     Shares that May be      Beneficially Owned After
              Selling                    to this Offering      Offered Pursuant to this        this Offering
           Securityholder                                          Prospectus (1)(2)
------------------------------------------------------------------------------------------------------------------
Kathryn M. Walker                             30,000                    30,000                          0
Chad Warren                                     300                       300                           0
Christy Warren                                  300                       300                           0
Johny R. Warren                                3,410                     3,125                        285
David/Deanna Waters                            3,500                     3,500                          0
Peter Weltchek                                  300                       300                           0
Jamie Wendelsdorf                              2,400                     2,400                          0
Rand Werbitt                                   5,000                     5,000                          0
Ronnie L. Whaley                              12,000                    12,000                          0
Donald W.White                                10,000                    10,000                          0
Whitehead Properties Inc.                     10,000                    10,000                          0
Gene Whitehead                                10,000                    10,000                          0
Gene L. Wiese                                 10,000                    10,000                          0
Charles W. Wilson                           2,061,165                 2,012,415                    48,750
William G. Wittmann                           25,000                    25,000                          0
Chris Wolfe                                   10,000                    10,000                          0
James Wolfe                                     300                       300                           0
Ken Woods                                     10,000                    10,000                          0
ZDN LLC                                         300                       300                           0
Robert Zykofsky                                5,000                     2,500                      2,500
TOTALS                                      29,434,911                16,714,653               12,720,258

(1) Assumes that all of the Company's preferred stock is converted into shares and all of the Company's Warrants are exercised into shares of Common Stock. No assurance can be given as to the timing of the conversion of the Preferred Stock or the exercise of the Warrants or as to whether all or any of the preferred stock will be converted or all any of the Warrants will be exercised.
(2) Assumes that all Options are exercised into Shares. No assurance can be given as to the timing of the exercise of the Options or as to whether all or any of the Options will be exercised.
(3)      Denotes a director or executive officer of the Company.
(4)      Denotes an entity controlled by a director.

                              PLAN OF DISTRIBUTION
                              --------------------

         The securities registered pursuant to this Prospectus (the "Offered Stock") may be sold from time to time by the Selling Securityholders or by pledgees, donees, transferees or other successors-in-interest. The Offered Stock may be sold in transactions on the OTC Bulletin Board, in privately negotiated transactions, through the writing of Options on the shares, or a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Securityholders may effect such transactions by the sale of the Offered Stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders and/or the purchasers of the Offered Stock for whom such broker-dealers may act as agent or to whom they may sell as principal, or both.

         The Selling Securityholders may also pledge the Offered Stock to a broker-dealer and upon default under such pledge the broker-dealer may effect sales of the Offered Stock pledged pursuant to this Prospectus. In addition, the Offered Stock covered by this Prospectus may be sold in private transactions or under Rule 144, rather than pursuant to this Prospectus.

         The Company will not receive any of the proceeds from the sale of the Offered Stock by the Selling Securityholders. The Company will receive the exercise price of the Warrants and Options, if such Warrants and Options are exercised, but will receive no proceeds from the resale of the underlying shares, which may be offered hereby.

         In order to comply with the securities laws of certain states, if applicable, the Offered Stock will be sold in jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the offered stock or an exemption form the registration or qualification requirement is available and is complied with.

         The Selling Securityholders and any broker-dealers or agents that participate with the Selling Securityholders in the distribution of the offered stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933 as amended (the "Securities Act").

         We will pay all costs and expenses incurred in connection with the registration under the Securities Act. This includes:

o        all registration and filing fees;
o        printing expenses; and
o        fees and disbursements of the Company's counsel and accountants.

         The Selling Securityholders will bear all commissions and discounts, if any, attributable to sales of the offered stock.

         The Selling Securityholders are under no obligation to sell all or any of the Offered Stock. The Selling Securityholders are not restricted as to the prices at which they may sell their shares and sales of such shares at less than the market price may depress the market price of the Company's common stock.

                                  LEGAL MATTERS

         The validity of the securities being offered hereby will be passed upon by John L. Thomas Esquire, Moorestown, New Jersey. Mr. Thomas beneficially owns 50,000 shares of Common Stock.

                                     EXPERTS

         The Company's consolidated financial statements as of December 31, 1999 and 1998 and for the years then ended have been included in this prospectus and in the registration statement in reliance upon the reports of HLB Gross Collins, P.C., independent certified public accountants, appearing elsewhere herein, upon the authority of said firm as experts in accounting and auditing. The financial statements included in this Prospectus and in the Registration Statement have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their reports appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

                              CHANGE IN ACCOUNTANTS

         On December 4, 1998, BDO Seidman, LLP resigned as the Company's certifying accountants. During the most recent fiscal year for which BDO Seidman, LLP issued a report (1997), there were no disagreements with BDO Seidman, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure or any reportable events. BDO Seidman, LLP's report on the financial statements for the year ended December 31, 1997, contained no adverse opinion or disclaimer of opinion and was not qualified as to audit scope or accounting principles. The accountants' report contained an explanatory paragraph regarding substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time.

         On January 18, 1999, the Company retained HLB Gross Collins, P.C. as the Company's certifying accountants.

                             ADDITIONAL INFORMATION

         The Company has filed a registration statement on Form S-1 with the Securities and Exchange Commission. This prospectus, which forms a part of the registration statement, does not contain all of the information included in the registration statement. Certain information is omitted and you should refer to the registration statement and the Company's exhibits. With respect to references made in this prospectus to any contract or other document of the Company's, such references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. The Company files annual, quarterly and special reports, proxy statements and other information with the Commission.

         You may review copies of the registration statements, any reports, proxy statements, or any other information at the Securities and Exchange Commission's public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Securities and Exchange Commission's regional offices in Chicago, Illinois, and New York, New York. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Company's Securities and Exchange Commission filings including the registration statement can also be reviewed by accessing the Securities and Exchange Commission's Internet site at http://www.sec.gov.

                          RED OAK HEREFORD FARMS, INC.

                        CONSOLIDATED FINANCIAL STATEMENTS

                  Years Ended December 31, 1999, 1998, and 1997

                          RED OAK HEREFORD FARMS, INC.


                                    CONTENTS

                                                                     Pages
                                                                     -----

Independent Auditors' Reports                                      F-1 - F-1A

Consolidated Financial Statements

   Consolidated Balance Sheets                                        F-2

   Consolidated Statements of Operations                              F-3

   Consolidated Statements of Changes in Stockholders' Equity       F-5-6

   Consolidated Statements of Cash Flows                              F-7

   Notes to Consolidated Financial Statements                      F-8 - F-25

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of

        Red Oak Hereford Farms, Inc.

               We have audited the accompanying consolidated balance sheets of

                          RED OAK HEREFORD FARMS, INC.

as of December 31, 1999 and 1998, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the years ended December 31, 1999 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

               We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

               In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Red Oak Hereford Farms, Inc. as of December 31, 1999 and 1998, and the results of its operations, changes in stockholders' equity, and its cash flows for the years ended December 31, 1999 and 1998 in conformity with generally accepted accounting principles.

/s/ HLB Gross Collins, P.C.

Atlanta,  Georgia
March 1, 2000,  except as to Note 15
which date is as of April 19, 2000

Report of Independent Certified Public Accountants

Board of Directors
Red Oak Hereford Farms, Inc.
Red Oak, Iowa

We have audited the accompanying consolidated statements of operations, changes in stockholders' equity and cash flows of Red Oak Hereford Farms, Inc. for the year ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Red Oak Hereford Farms, Inc. for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses and negative cash flows from operations since its inception, and is in technical noncompliance with certain loan agreements. In addition, subsequent to year-end, the Company's lenders terminated their relationships with the Company. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

By: /s/ BDO Seidman, LLP
------------------------
        BDO Seidman, LLP
        Chicago, Illinois


March 28, 1998


                                      F-1A

                          RED OAK HEREFORD FARMS, INC.

                           CONSOLIDATED BALANCE SHEETS

                           December 31, 1999 and 1998

                                                                1999           1998
                                                            -----------    -----------
                                     ASSETS
CURRENT ASSETS
         Cash                                               $    17,067    $    16,079
         Restricted cash                                        415,295        208,742
         Accounts receivable
           Trade, less allowance for doubtful accounts of
            $10,000 at December 31, 1999 and 1998               790,363        765,262
           Receivable due from factor                           171,756        262,102
           Related parties                                      364,372         13,379
           Receivable due from stock subscriptions              277,000           --
         Inventories                                          3,142,825        919,459
         Prepaid expenses and other assets                       69,799        106,668
                                                            -----------    -----------
                  TOTAL CURRENT ASSETS                        5,248,477      2,291,691
                                                            -----------    -----------

PROPERTY, PLANT AND EQUIPMENT, at cost
         Buildings and leasehold improvements                   294,974        294,974
         Equipment and vehicles                                 384,635        335,383
                                                            -----------    -----------
                  TOTAL PROPERTY, PLANT AND EQUIPMENT           679,609        630,357
                   Less accumulated depreciation               (334,475)      (286,787)
                                                            -----------    -----------
                     NET PROPERTY, PLANT AND EQUIPMENT          345,134        343,570
                                                            -----------    -----------

OTHER ASSETS
         Receivables, noncurrent                                192,591           --
         Investment in partnership                               24,600         40,961
         Other assets                                           246,242        294,480
                                                            -----------    -----------
               TOTAL OTHER ASSETS                               463,433        335,441
                                                            -----------    -----------

                TOTAL ASSETS                                $ 6,057,044    $ 2,970,702
                                                            ===========    ===========


   The accompanying notes are an integral part of these financial statements.

                          RED OAK HEREFORD FARMS, INC.

                           CONSOLIDATED BALANCE SHEETS

                           December 31, 1999 and 1998

                                                                       1999             1998
                                                                   ------------    ------------

                                       LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
         Checks in excess of bank balance                          $    258,054    $    119,490
         Accounts payable
                  Trade                                                 538,177         264,814
                  Related parties                                     1,599,583       1,846,680
         Accrued expenses                                               457,783         641,334
         Notes payable                                                1,615,000         850,000
         Current maturities of long-term debt                         2,421,484       1,115,424
         Current maturities of deferred income                          100,000         100,000
                                                                   ------------    ------------
              TOTAL CURRENT LIABILITIES                               6,990,081       4,937,742
                                                                   ------------    ------------
LONG-TERM LIABILITIES
         Deferred income                                                200,000         200,000
         Long-term debt, less current maturities                      2,471,360       1,163,815
                                                                   ------------    ------------
              TOTAL LONG-TERM LIABILITIES                             2,671,360       1,363,815
                                                                   ------------    ------------

                TOTAL LIABILITIES                                     9,661,441       6,301,557

MINORITY INTERESTS IN SUBSIDIARIES                                     (223,288)       (103,822)
                                                                   ------------    ------------

STOCKHOLDERS' EQUITY
         Common stock, $0.001 par value, authorized 50,000,000           16,025          15,003
          shares; issued and outstanding 16,025,415 shares for
          1999 and 15,003,415 shares for 1998
         Cumulative preferred stock, series A, $0.001 par value,           --               200
          authorized 200,000 shares; issued and outstanding
          200,000 shares for 1998
         Cumulative preferred stock, series B, $0.001 par value,            678            --
          authorized 1,200,000 shares; issued and outstanding
          678,450 shares for 1999
         Preferred stock, series C, $0.001 par value, authorized             13            --
          2,000,000 shares; issued and outstanding 13,201 shares
          for 1999
         Additional paid-in capital                                  10,899,605       7,384,359
         Retained deficit                                           (14,297,430)    (10,626,595)
                                                                   ------------    ------------
               TOTAL STOCKHOLDERS' EQUITY                            (3,381,109)     (3,227,033)
                                                                   ------------    ------------

                TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY         $  6,057,044    $  2,970,702
                                                                   ============    ============

   The accompanying notes are an integral part of these financial statements.

                          RED OAK HEREFORD FARMS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                  Years Ended December 31, 1999, 1998 and 1997

                                                             1999             1998             1997
                                                        -------------    -------------    -------------
NET SALES
         Boxed beef                                     $  45,614,347    $  36,545,948    $  31,984,251
         Cattle trading                                    22,169,023       28,016,784       60,249,120
         Cattle trading sales to related parties            3,784,429        4,199,028       13,092,322
                                                        -------------    -------------    -------------
                TOTAL NET SALES                            71,567,799       68,761,760      105,325,693
                                                        -------------    -------------    -------------

COST OF GOODS SOLD
         Cattle purchased for processing                   19,307,758       17,601,849       24,942,513
         Cattle purchased for processing from related      17,980,350       14,698,225        5,036,217
          parties
         Cattle purchased for trading                      24,503,449       30,299,854       66,707,330
         Cattle purchased for trading from related             27,395        1,176,782        3,555,699
          parties
         Other processing costs                             6,402,533        3,569,205        2,628,937
         Other trading costs                                  163,458          220,372          422,156
         Loss on expired inventory                            337,663             --               --
                                                        -------------    -------------    -------------
                TOTAL COST OF GOODS SOLD                   68,722,606       67,566,287      103,292,852
                                                        -------------    -------------    -------------

GROSS PROFIT                                                2,845,193        1,195,473        2,032,841
                                                        -------------    -------------    -------------

OPERATING EXPENSES
         Selling and distribution                           2,891,880        3,075,737        3,414,137
         General and administrative                         2,453,065        2,836,510        2,836,508
                                                        -------------    -------------    -------------
                TOTAL OPERATING EXPENSES                    5,344,945        5,912,247        6,250,645
                                                        -------------    -------------    -------------

LOSS FROM OPERATIONS                                       (2,499,752)      (4,716,774)      (4,217,804)
                                                        -------------    -------------    -------------

OTHER INCOME (EXPENSES)
         Interest income                                       18,812            9,395           63,062
         Interest expense                                  (1,007,884)        (432,271)        (343,404)
         Loss on sale of accounts receivable                 (233,079)        (154,367)            --
         Loss from cattle feeding joint venture               (68,398)      (1,386,247)            --
                                                        -------------    -------------    -------------
                TOTAL OTHER INCOME (EXPENSES)              (1,290,549)      (1,963,490)        (280,342)
                                                        -------------    -------------    -------------

LOSS BEFORE MINORITY INTERESTS                             (3,790,301)      (6,680,264)      (4,498,146)

MINORITY INTERESTS                                            167,967          103,822             --
                                                        -------------    -------------    -------------

NET LOSS                                                   (3,622,334)      (6,576,442)      (4,498,146)

PREFERRED STOCK DIVIDEND REQUIREMENT                          (10,234)        (164,649)         (17,010)
                                                        -------------    -------------    -------------

NET LOSS APPLICABLE TO COMMON STOCKHOLDERS              $  (3,632,568)   $  (6,741,091)   $  (4,515,156)
                                                        =============    =============    =============

BASIC AND DILUTED LOSS PER SHARE                        $       (0.23)   $       (0.46)   $       (0.33)
                                                        =============    =============    =============

WEIGHTED AVERAGE SHARES OUTSTANDING                        15,538,631       14,719,092       13,618,705
                                                        =============    =============    =============

   The accompanying notes are an integral part of these financial statements.

                          RED OAK HEREFORD FARMS, INC.

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

              For the Years Ended December 31, 1999, 1998 and 1997


                                       Predecessors' Entities                             Red Oak Hereford Farms, Inc.
                                    ---------------------------- ---------------------------------------------------------

                                      Members'      Partners'      Common                    Preferred Stock
                                       Equity        Equity         Stock        Series A     Ser B    Ser C     Capital
                                    -----------    -----------    -----------   -----------   -----   ------   -----------
BALANCE, DECEMBER 31, 1996          $    12,005    $   878,738    $      --     $      --     $--     $ --     $      --

Purchase of treasury stock              (31,000)          --             --            --      --       --            --

Distribution of joint venture              --          (60,459)          --            --      --       --            --

Contributions of net assets of          533,402           --           10,960          --      --       --        (517,500)
 predecessors to Red Oak
 Hereford Farms, Inc. in exchange
 for common stock

Contributions of net assets of             --         (884,693)         1,538           200    --       --         882,955
 Midland Cattle Company, Inc. in
 exchange for common stock

Issuance of common stock
 Sale of private placement                 --             --            1,500          --      --       --       4,498,500
 Exercise of 400,000                       --             --              400          --      --       --       1,199,600
  stock options
 For services                              --             --               32          --      --       --          96,735

Stock offering costs                       --             --             --            --      --       --        (421,685)

Net income (loss)                      (514,407)        66,414           --            --      --       --            --
                                    -----------    -----------    -----------   -----------   -----   ------   -----------

BALANCE, DECEMBER 31, 1997          $      --      $      --      $    14,430   $       200   $--     $ --     $ 5,738,605




                                  Additional
                                    Paid-In        Retained
                                    Deficit         Total
                                  -----------    -----------
BALANCE, DECEMBER 31, 1996        $      --      $   890,743

Purchase of treasury stock               --          (31,000)

Distribution of joint venture            --          (60,459)

Contributions of net assets of           --           26,862
 predecessors to Red Oak
 Hereford Farms, Inc. in exchange
 for common stock

Contributions of net assets of           --             --
 Midland Cattle Company, Inc. in
 exchange for common stock

Issuance of common stock
 Sale of private placement               --        4,500,000
 Exercise of 400,000                     --        1,200,000
  stock options
 For services                            --           96,767

Stock offering costs                     --         (421,685)

Net income (loss)                  (4,050,153)    (4,498,146)
                                  -----------    -----------

BALANCE, DECEMBER 31, 1997        $(4,050,153)   $ 1,703,082




   The accompanying notes are an integral part of these financial statements.

                          RED OAK HEREFORD FARMS, INC.

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

        For the Years Ended December 31, 1999, 1998 and 1997 (Continued)


                                      Predecessors' Entities                             Red Oak Hereford Farms, Inc.
                                    ---------------------------- ---------------------------------------------------------------
                                                                                                                     Additional
                                   Members'   Partners'   Common              Cumulative Preferred Stock              Paid-In
                                     Equity   Equity      Stock         Series A        Series B       Series C       Capital
                                      -----   ------   ------------   ------------    ------------   ------------   ------------
BALANCE, DECEMBER 31, 1997            $--     $ --     $     14,430   $        200    $       --     $       --     $  5,738,605

Issuance of common stock
   Sale of private placement           --       --              332           --              --             --        1,328,168
   For services                        --       --              241           --              --             --          471,351

Stock offering costs                   --       --             --             --              --             --         (153,765)

Net loss                               --       --             --             --              --             --             --
                                      -----   ------   ------------   ------------    ------------   ------------   ------------

BALANCE, DECEMBER 31, 1998             --       --           15,003            200            --             --        7,384,359

Issuance of common stock
   For services                        --       --               22           --              --             --           25,478

Conversion of preferred stock
   Series A                            --       --            1,000           (200)           --             --             (800)

Issuance of preferred stock
   Series B                            --       --             --             --               678           --        3,391,571
   Series C                            --       --             --             --              --               13         98,997

Increase in ownership of Subsidiary    --       --             --             --              --             --             --

Net loss                               --       --             --             --              --             --             --
                                      -----   ------   ------------   ------------    ------------   ------------   ------------

BALANCE, DECEMBER 31, 1999            $--     $ --     $     16,025   $       --      $        678   $         13   $ 10,899,605
                                      =====   ======   ============   ============    ============   ============   ============



                                       Retained
                                        Deficit           Total
                                      ------------    ------------
BALANCE,DECEMBER 31, 1997            $ (4,050,153)   $  1,703,082

Issuance of common stock
   Sale of private placement                  --         1,328,500
   For services                               --           471,592

Stock offering costs                          --          (153,765)

Net loss                                (6,576,442)     (6,576,442)
                                      ------------    ------------

BALANCE, DECEMBER 31, 1998             (10,626,595)     (3,227,033)

Issuance of common stock
   For services                               --            25,500

Conversion of preferred stock
   Series A                                   --              --

Issuance of preferred stock
   Series B                                   --         3,392,249
   Series C                                   --            99,010

Increase in ownership of Subsidiary        (48,501)        (48,501)

Net loss                                (3,622,334)     (3,622,334)
                                      ------------    ------------

BALANCE, DECEMBER 31, 1999            $(14,297,430)   $ (3,381,109)
                                      ============    ============



   The accompanying notes are an integral part of these financial statements.

                          RED OAK HEREFORD FARMS, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                  Years Ended December 31, 1999, 1998 and 1997

                                                                          1999             1998              1997
                                                                      --------------   --------------    --------------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net loss                                                             $  (3,622,334)   $  (6,576,442)    $  (4,498,146)
 Adjustments to reconcile net loss to net cash used in
   operating activities
     Depreciation and amortization                                          121,607          130,460            93,564
     Services   rendered  in  exchange  for common stock                     25,500          471,592           123,629
     Loss from partnership                                                   16,361          659,038                 -
     Minority interest in loss of subsidiary                               (167,967)        (103,822)                -
     Loss on disposal of assets                                               1,872                -                 -
       Changes in:
         Accounts receivable                                               (755,339)       2,982,761           470,677
         Inventories                                                     (2,223,366)          69,731            31,841
         Prepaid expenses                                                    36,869          (10,264)           11,452
         Checks  in  excess of bank balances                                138,564         (131,969)       (1,301,470)
         Accounts  payable and accrued expenses                           2,445,290        2,302,688          (453,150)
                                                                      --------------   --------------    --------------
          NET CASH USED IN OPERATING ACTIVITIES                          (3,982,943)        (206,227)       (5,521,603)
                                                                      --------------   --------------    --------------
CASH FLOWS FROM INVESTING ACTIVITIES
         Proceeds from sale of property                                           -           17,417                 -
         Purchase of property and equipment                                 (81,907)         (62,406)          (71,491)
         Purchase of intangible assets                                       (7,500)        (250,000)                -
         Increase in restricted cash                                       (206,553)        (208,742)                -
         Change in other assets                                              12,602          (65,012)           (9,844)
         Investment in partnership                                                -         (200,000)         (500,000)
                                                                      --------------   --------------    --------------
          NET CASH USED IN INVESTING ACTIVITIES                            (283,358)        (768,743)         (581,335)
                                                                      --------------   --------------    --------------

CASH FLOWS FROM FINANCING ACTIVITIES
         Net proceeds from issuance of common stock                               -        1,174,735         5,278,315
         Net proceeds from issuance of preferred stock                    3,491,259                -                 -
         Net borrowings (payments) on lines of credit                       175,000         (830,294)          424,076
         Proceeds from issuance of notes payable                          1,000,000          656,326                 -
         Principal payments on notes payable                                      -         (246,326)                -
         Proceeds from issuance of long-term debt                            19,181          350,000           524,560
         Principal payments on long-term debt                              (418,151)        (126,385)          (19,561)
         Purchase of treasury stock                                               -                -           (31,000)
         Distributions paid                                                       -                -           (60,459)
                                                                      --------------   --------------    --------------
          NET CASH PROVIDED BY FINANCING ACTIVITIES                       4,267,289          978,056         6,115,931
                                                                      --------------   --------------    --------------

INCREASE IN CASH                                                                988            3,086            12,993

CASH, BEGINNING OF YEAR                                                      16,079           12,993                 -
                                                                      --------------   --------------    --------------

CASH, END OF YEAR                                                     $      17,067    $      16,079     $      12,993
                                                                      ==============   ==============    ==============


   The accompanying notes are an integral part of these financial statements.

                          RED OAK HEREFORD FARMS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  Years Ended December 31, 1999, 1998 and 1997

(1)    Summary of significant accounting policies

                    Nature of business and organization - Red Oak Hereford Farms, Inc. (the "Company") is a Nevada corporation engaged in the business of selling premium, branded, fresh beef to retail and food service markets through its wholly owned subsidiary, Red Oak Farms, Inc. ("ROF"), buying and selling feeder cattle in the wholesale markets through its wholly owned subsidiary, Midland Cattle Company, Inc., an Iowa corporation ("Midland"), and producing and selling beef jerky to retail markets through its 80% owned subsidiary, My Favorite Jerky, LLC ("MFJ").

                    On March 14, 1997, Wild Wings, Inc. (now known as Red Oak Hereford Farms, Inc.) entered into an Agreement and Plan of Reorganization (the "Acquisition") with ROF. Pursuant to terms of the Acquisition, Wild Wings, Inc. effected a reverse acquisition by acquiring all of the issued and outstanding stock of ROF from the stockholders of ROF in exchange for 10,000,000 restricted shares of the $0.001 par value common stock plus options to purchase an additional 3,000,000 shares of Wild Wings, Inc. As a result of the Acquisition, ROF became a wholly owned subsidiary of Wild Wings, Inc. At a special meeting of shareholders held March 14, 1997, the shareholders approved the Acquisition and voted to change the company name from Wild Wings, Inc. to Red Oak Hereford Farms, Inc. For accounting purposes, ROF is deemed to be the acquiring corporation and, therefore, the transaction is being accounted for as a reverse acquisition of the Company by ROF at historical cost. Prior to March 14, 1997, Wild Wings, Inc. operated a hunting club and had insignificant operations; accordingly, the accompanying financial statements reflect the financial position and results of ROF.

                    In February 1997, ROF was formed with members of Mid-Ag, LLC, a limited liability company, contributing the assets and liabilities of Mid-Ag, LLC to ROF in exchange for all of the outstanding stock of ROF. ROF was acquired by the Company in the transaction described above.

                    On May 19, 1997, as a condition of the Acquisition stated above, the Board of Directors of the Company approved an agreement to exchange stock pursuant to which the Company issued 1,538,462 restricted common shares of the Company in exchange for all of the issued and outstanding shares of Midland. As a result of this transaction, Midland became a wholly owned subsidiary of the Company. For accounting purposes, the Company and Midland were deemed to be under common control and, therefore, the transaction is being accounted for in a manner similar to pooling of interests, whereby assets and liabilities are reported at historical values. Accordingly, the financial statements have been restated to include the accounts and operations of Midland.

                    On December 12, 1997, the Company formed a subsidiary, Red Oak Feeders, LLC, an Iowa limited liability company ("Feeders"), to develop a supply of Premium Hereford Beef ("PHB") for the Company by financing the feeding of PHB cattle for sale to ROF. Feeders issued notes to experienced cattle investors and used the proceeds for a joint venture, Quality Feeders ("Quality"), a Nebraska partnership with MoorMan's, Inc. ("MoorMan"). Quality, whose operations commenced in January 1998, feeds and raises PHB to provide a supply of PHB cattle to meet customer demands. Quality buys cattle from Midland and others, places the cattle in feedlots and oversees the feeding pursuant to PHB standards. This investment is being accounted for under the equity method of accounting.

                    During the third quarter 1998, the Company formed two new subsidiaries, Here's The Beef Corp. ("HTB") and My Favorite Jerky, LLC ("MFJ"). The Company owns 80% of HTB and a minority shareholder, Cable Print Network/Marketing, Inc., owns 20%. HTB was created for the purpose of beginning a multi-media distribution network. MFJ was originally owned 60% by the Company and 40% by McClellan Creek Gourmet Meats, Inc. ("McClellan"). The Company acquired an additional 20% ownership interest in MFG on January 1, 1999. MFJ was established to produce, market and sell a natural style beef jerky.

                    The   Company   extends   unsecured   credit  to   customers
       predominantly located in the Southwest and Midwest United States.

                          RED OAK HEREFORD FARMS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  Years Ended December 31, 1999, 1998 and 1997

(1)    Summary of significant accounting policies (continued)

                    Revenue recognition - The Company recognizes revenue upon shipment.

                    Principles of consolidation - The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, ROF, Midland, Feeders, and its 80% owned subsidiaries, HTB and MFJ. All significant intercompany accounts and transactions have been eliminated in consolidation.

                    Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                    Inventory - All inventories are stated at the lower of cost or market determined by the first-in, first-out (FIFO) method. During 1998, the Company began hedging cattle inventories and fed cattle purchase contracts to the extent considered practicable for minimizing risks from market price fluctuations. Realized and unrealized gains and losses on futures and option contracts that qualify as hedges are deferred until the related inventories are sold or purchase contracts are settled. Those realized and unrealized gains and losses are considered in determining net realizable value for lower of cost or market calculations for related inventories.

                    Property and equipment - Property and equipment are stated at cost and depreciated over the estimated useful life of each asset, primarily 3 to 15 years. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful lives of the improvements. Annual depreciation and amortization are primarily computed using accelerated methods.

                    Other assets - The Company has various other assets, including a licensing agreement and loan and grant origination costs. Amortization is computed using the straight-line method over the following lives: licensing agreement, 15 years; loan and grant origination costs, the life of the agreements.

                    Deferred income - Deferred income consists of two grants from the Iowa Department of Economic Development. The first was for $100,000 received in 1995 to form a Certified Hereford Beef Program. If ROF meets certain conditions, grant repayment will be permanently waived and the income will be recognized. If the requirements are not met, this deferred income will become a note payable.

                    In 1996, ROF received an additional grant for $200,000 to plan, market or construct a new state-of-the-art beef processing facility in southwest Iowa by June 2001. This grant will be amortized into income at such time as the plant is completed. If the requirements are not met, this deferred income will become a note payable over five years with interest at a rate of 8.25%.

                    The grants are collateralized by substantially all of ROF's assets and guaranteed by the Company's president.

                    Advertising costs - Advertising costs, consisting primarily of marketing material for the promotion of beef and jerky products and for investor promotional information, are expensed as incurred. Total advertising costs were $227,415, $279,698, and $762,762 in 1999, 1998 and
       1997, respectively.

                    Income taxes - The Company effectively began operations as of March 14, 1997, and operates as a regular corporation. The predecessor entities, Mid-Ag, a limited liability company, and Midland Cattle
       Company, a joint venture, were taxed as partnerships, with income tax liabilities on the taxable income being assumed by the members and partners, respectively. Accordingly, no provision for income taxes has been reflected in the accompanying consolidated financial statements for these entities.

                          RED OAK HEREFORD FARMS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  Years Ended December 31, 1999, 1998 and 1997

(1)    Summary of significant accounting policies (continued)

                    Deferred tax liabilities and assets are recognized for the tax effects of differences between the financial statement and tax bases of assets and liabilities. A valuation allowance is established to reduce deferred tax assets if it is more likely than not that a deferred tax asset will not be realized.

                    Basic and diluted loss per common share - In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128 ("SFAS 128"), "Earnings Per Share," which the Company has adopted. Pursuant to SFAS 128, the Company has replaced the reporting of "primary" earnings per share ("EPS") with "basic" EPS. Basic EPS is calculated by dividing the income (loss) available to common stockholders by the weighted average number of common shares outstanding for the period, without consideration for potentially dilutive securities. "Fully diluted" EPS has been replaced with "diluted" EPS which is determined similarly to fully diluted EPS under the provisions of APB Opinion No. 15.

                    For all periods presented in the Consolidated Statements of Operations, the effect of including stock options and warrants would have been antidilutive. Accordingly, basic and diluted EPS for all periods presented are equivalent.

                    Recent accounting pronouncements - In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes methods of accounting for derivative financial instruments and hedging activities related to those instruments as well as other hedging activities and is effective for fiscal years beginning after June 15, 2000, as amended by SFAS No. 137. The Company believes that adoption of this pronouncement will have no material impact on the Company's financial position and results from operations.

                    Financial instruments - Financial instruments which potentially subject the Company to concentrations of risk consist principally of temporary cash investments and accounts receivable. The Company invests its temporary cash balances in financial instruments of highly rated financial institutions with maturities of less than three months. The accounts receivable are from numerous entities located throughout the United States and the associated credit risks are evaluated by management and considered limited. The carrying values reflected in the balance sheets reasonably approximate the fair values for cash, accounts receivable, payables, accruals and debt.

                    Reclassifications  -  Certain  amounts  in the 1998 and 1997 financial statements have been reclassified to agree with the 1999 presentation.

(2)    Operating losses

                     The  Company  has  suffered   recurring  losses  since  its
       inception due to its start-up nature in establishing a premium branded Hereford beef product.

                    Negative factors for the Company in addition to recurring operating losses include working capital deficiencies, negative net worth, negative cash flows from operations, technical noncompliance with certain financial conditions of its inventory line of credit, and new competition in the Hereford beef market. Positive factors for the Company include additional capital infusions and conversions of short-term debt to long-term debt (Notes 7 and 11), an increase in beef sales and gross margin in 1999 compared to 1998, and a decrease in the net loss for 1999 compared to 1998.

                          RED OAK HEREFORD FARMS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  Years Ended December 31, 1999, 1998 and 1997

(2)    Operating losses (continued)

                    Management is in the process of completing private placement offerings of preferred stock and conversions of debt to equity (Note 15). Sales efforts are being made to effect changes in the product mix of premium beef sales and to increase the volume percentage of branded versus commodity sales. In addition, REW Marketing, Inc., the Company's sales broker, has indicated substantial purchase commitments from customers at profitable margins for new products such as pre-cooked beef, deli beef, beef jerky sticks, beef jerky in 4 oz. bags, and imported salmon. The Company has developed an operating plan including operating budgets to facilitate monthly analysis of operations. Management believes these steps will enhance the Company's ability to achieve favorable operating results.

(3)    Related party transactions

                    The Company sells cattle to certain companies which are owned by members of the Company's management or Board of Directors. The Company also purchases cattle and feed from these same entities.
       Additionally, both Midland and ROF utilize trucking companies that are owned by members of the Company's management or Board of Directors. The activity between the Company and these related parties at and for the years ended December 31, 1999, 1998 and 1997 is as follows:

                                                 1999             1998              1997
                                            ---------------   --------------    --------------

                    Sales                   $    3,784,429    $   4,199,028     $  13,092,322
                    Purchases                   18,007,745       15,875,007         8,591,916
                    Accounts receivable            364,372           13,379         1,102,565
                    Accounts payable             1,599,583        1,846,680            54,528

                    Additionally, during the years ended December 31, 1999, 1998 and 1997, ROF purchased cattle from Midland in the amounts of $23,912, $442,084, and $358,796, respectively. During the years ended December 31, 1999 and 1998, MFJ purchased beef from ROF in the amounts of $10,495 and $41,750, respectively. Such intercompany purchases are eliminated in consolidation.

                    The Company leases office space owned by a related party under two one-year leases dated March 1, 1999, which provide for monthly rent payments totaling $4,000. On March 1, 2000, the Company renewed its corporate office leases for an additional year for the same monthly rent payments.

                    During the years ended December 31, 1999, 1998 and 1997, the
       Company  paid  management  fees  of  $80,000,   $179,999,  and  $376,960,
       respectively, to affiliates.

                    During 1998 and 1997, the Company adopted various stock based compensation plans through which it granted stock options to officers, directors, and employees (Note 11).

                    To insure a sufficient supply of PHB, the Company entered into financing arrangements, i.e. repurchase agreements, with related parties. The cattle are purchased by the Company and then "sold" to a related party for feeding. When the cattle are the correct weight, they are repurchased by the Company for meat processing. The Company's agreement with the related party is that the Company retains the benefit from any gains on the cattle and the risk of any losses. In addition, the Company reimburses the related party for any costs incurred on the cattle, such as grain, vet, yardage, etc., as well as pays interest on the funds advanced by the related party to "purchase" the cattle and to pay other expenses related to the cattle. Cattle financed under these agreements totaled $1,161,469 and $1,089,028 for the years ended December 31, 1999 and 1998, respectively. Additional feeding costs paid to related parties totaled $284,006 and $841,217 for the years ended December 31, 1999 and 1998, respectively.

                          RED OAK HEREFORD FARMS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  Years Ended December 31, 1999, 1998 and 1997

(3)    Related party transactions (continued)

                    In conjunction with the Company's cattle feeding joint venture with MoorMan, Cimarron Properties, Ltd. (Cimarron), which is owned by the Company's president, purchased cattle for the PHB program. The Company incurred feeding costs of $52,037, and $727,209 on these cattle during the years ended December 31, 1999 and 1998, respectively.

                    At December 31, 1999 and 1998, the Company has notes payable to stockholders totaling $3,393,290 and $1,070,000, respectively. In addition, the Company has notes payable to joint venture partners totaling $1,976,103 and $1,210,000 at December 31, 1999 and 1998,
       respectively.

                    On December 28, 1999, the Company entered into a settlement agreement to restructure the Company's outstanding indebtedness to MoorMan and Quality, and guarantees on notes due MoorMan from the Company's president and from Cimarron, with outstanding balances at December 28, 1999 of $966,971 and $1,095,810, respectively. Subsequent to the settlement, the Company and the Company's president will guarantee a note payable of $311,396 to MoorMan from Cimarron. (Note 7).

(4)    Restricted cash

                    Restricted cash of $325,295 represents certificates of deposit which secure a letter of credit of $415,000. The letter of credit is also secured by property owned by the Company's president and the guarantees of the president and a director. The letter of credit expires on February 22, 2001.

                    Restricted  cash  of  $90,000  represents   certificates  of
       deposit   which  are  required  as  a  payment   guarantee  by  Budelpack
       Co-Packers, B.V., which will package jerky for European markets.

(5)    Factoring agreement

                    On April 20, 1998, the Company entered into an agreement whereby it sells selected accounts receivable without recourse to KBK Financial, Inc. ("KBK"). The Company received $31,077,233 and $20,581,776 in proceeds from the transfer of its receivables during the years ended December 31, 1999 and 1998, respectively. KBK maintains a reserve for delinquencies and claims. The amounts held by KBK at December 31, 1999 and 1998 were $171,756 and $262,102, respectively, which are reflected as due from factor on the balance sheet. The agreement provides for a 0.75% fixed discount on the accounts sold . These discounts totaled $233,079 and $154,367 during the years ended December 31, 1999 and 1998, respectively, and are presented on the statements of operations as loss from sale of accounts receivables. In addition, the agreement provides for an interest charge of KBK's base rate plus two percent per annum on amounts advanced but not yet collected by KBK.

(6)    Inventories

                    Inventories at December 31, 1999 and 1998 consisted of the following:

                                               1999               1998
                                         -----------------   ----------------
                Boxed beef               $      1,029,808   $        635,202
                Packaged jerky                          -             33,945
                Cattle                          1,938,114            121,454
                Other                             174,903            128,858
                                         -----------------   ----------------
                         Total inventory $      3,142,825    $        919,459
                                         =================   ================

                    Loss on expired inventory, presented on the statements of operations in cost of goods sold, represents jerky inventory which was near expiration at December 31, 1999.

                          RED OAK HEREFORD FARMS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  Years Ended December 31, 1999, 1998 and 1997

(7)    Notes payable and long-term debt

                    Short-term notes payable consisted of the following at December 31, 1999 and 1998:

                                                                        1999               1998
                                                                  -----------------   ----------------

                Revolving line of credit (A)                      $        615,000    $       440,000
                Note payable to stockholder (B)                                  -            410,000
                Note payable to stockholder (C)                          1,000,000                  -
                                                                  -----------------   ----------------
                         Total short-term notes payable           $      1,615,000    $       850,000
                                                                  =================   ================

                    Long-term debt consisted of the following at December 31, 1999 and 1998:

                                                                        1999               1998
                                                                  -----------------   ----------------

                Note payable to stockholder (B)                   $        466,480            $     -
                IDED installment note (D)                                  436,447            458,047
                MoorMan's, Inc. (E)                                      1,788,604          1,000,000
                Feeders' notes (F)                                         450,000            550,000
                Equipment notes (G)                                         56,323             61,192
                McClellan Creek Gourmet Meat (H)                           187,500            210,000
                Wall Lake Cattle Company (I)                               325,924                  -
                Note payable to stockholder (J)                          1,181,566                  -
                                                                  -----------------   ----------------
                    Subtotal                                             4,892,844          2,279,239
                   Less current maturities                              (2,421,484)        (1,115,424)
                                                                  -----------------   ----------------
                    Total long-term debt, less current maturities $      2,471,360    $     1,163,815
                                                                  =================   ================

                    Aggregate annual maturities of notes payable and long-term debt are as follows:

                              2000                  $      4,036,487
                              2001                           475,809
                              2002                         1,987,868
                              2003                             7,680
                                                    -----------------
                                 Total              $      6,507,844
                                                    =================

                    The carrying amounts approximate fair value for the above debt instruments since the interest rates vary based on the prime rate.

       (A) On April 20, 1998, ROF entered into an agreement with KBK to provide an asset based line of credit. The line provides borrowings up to $1,500,000 based on eligible inventory. The line of credit was renewed January 15, 2000 and matures on April 15, 2000, with interest due on the 15th day of each month. Interest is based on a fluctuating rate per annum (13.50% at December 31,
              1999). The line of credit is collateralized by substantially all of the subsidiary's assets and personal guarantees of the Company's president and a director. The Company is in technical noncompliance on certain financial conditions of its loan agreement with KBK, which gives KBK the right to call the loan. However, KBK has given no indication of any intention to call this obligation.

                          RED OAK HEREFORD FARMS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  Years Ended December 31, 1999, 1998 and 1997

(7)      Notes payable and long-term debt (continued)

       (B) A major stockholder loaned the Company $150,000 on June 25, 1998, and an additional $260,000 on August 13, 1998. The short-term notes payable were restructured as long-term debt during 1999. Principal and interest of 9.00% per annum are due October 15, 2002. Accrued interest of $56,480 is noncurrent and is reflected in the note payable balance. The Company granted a security interest to the stockholder in all of the common stock of HTB that the Company owns.

       (C) On September 15, 1999, the Company entered into an agreement with a stockholder to provide a revolving line of credit which matures on March 16, 2000. The line provides borrowings of up to $1,000,000 with interest chargeable at 20.00% per annum. As additional compensation, the stockholder has the option to convert the value of the interest on this line of credit into common stock at $1.50 per share through September 15, 2001.

       (D) Installment note payable to the Iowa Department of Economic Development; payable in quarterly installments of $14,602 including interest of 8.25%, with final payment due on July 15, 2001 of $409,716. The note is subordinated to KBK line of credit
              (A) of ROF and is guaranteed up to $300,000 by the Company's president.

       (E) On December 28, 1999, the Company entered into a settlement agreement to restructure the Company's outstanding indebtedness to MoorMan and Quality, and guarantees on notes due MoorMan from the Company's president and from Cimarron, with outstanding balances at December 28, 1999 of $966,971 and $1,095,810, respectively. Subsequent to the settlement, the Company and the Company's president will guarantee a note payable of $311,396 to MoorMan from Cimarron. Under the terms of the agreement, MoorMan restructured various debts of the Company into one note, repayable at $250,000 on December 28, 1999, $1,500,000 on February 15, 2000
              and monthly principal payments of $24,050 plus 8.50% interest beginning March 1, 2000 through February 1, 2001. The note is subordinated to the KBK line of credit (A) of ROF.

       (F) On December 31, 1997, Feeders received proceeds of $500,000 from the issuance of three loans payable to stockholders for financing the feeding of PHB cattle. The loans are due on December 31, 2000, and bear interest at the rate of 10.00% paid annually. On January 14, 1998, Feeders received an additional $100,000 from a fourth loan with the same terms. An early payment of $50,000 was made on one of the loans in 1998. During 1999, one of the loans was paid in full with a principal payment of $100,000 plus accrued interest.

       (G) Three installment notes due in monthly payments totaling $1,796 in 1999 and $1,389 in 1998. The interest rates vary between 0.90% and 8.95%. The notes are secured by vehicles. In addition, the Company entered into a lease agreement to obtain computer equipment on March 26, 1998. This agreement is classified as a capital lease. The lease is payable $829 per month through June 1, 2003.

       (H) On July 1, 1998, an agreement was entered into by the Company, McClellan and MFJ. McClellan agreed to transfer and assign to MFJ all its rights to its natural style beef jerky. In partial consideration for such conveyance, MFJ agreed to pay $250,000 to McClellan as follows: $10,000 upon execution of the agreement, four $10,000 monthly installments beginning August 1998, $12,500 on December 1, 1998, $50,000 on December 31, 1999,
              and $137,500 on December 31, 2000.

                          RED OAK HEREFORD FARMS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  Years Ended December 31, 1999, 1998 and 1997

(7)    Notes payable and long-term debt (continued)

       (I) During the year ended December 31, 1999, the Company converted $286,240 of cattle payables due to a company owned by the Company's Chairman to long-term debt. Principal and interest of 9.00% per annum are due October 15, 2002. Accrued interest of $39,684 is noncurrent and is reflected in the note payable balance.

       (J) During the year ended December 31, 1999, the Company converted $1,159,550 of cattle payables due to a major stockholder to long-term debt. Principal and interest of 9.00% per annum are due October 15, 2002. Accrued interest of $22,016 is noncurrent and is reflected in the note payable balance.

(8)    Financial instruments and hedging activities

                    The Company has only limited involvement with derivative financial instruments and does not use them for trading purposes. They are used to manage well-defined commodity price risks. Specifically, the Company uses futures and option contracts to reduce price volatility of fed cattle. These contracts permit settlement by delivery of commodities. At December 31, 1999, there were no unsettled futures or options contracts. The Company had outstanding cattle purchase contracts for fed cattle totaling approximately 1,245,000 pounds, purchased on the rail.

                    Since these contracts qualify as hedges and correlate to price movements of inventory and cattle contracts, any gains or losses resulting from market changes will be offset by losses or gains on the Company's hedged inventory purchase contracts. Total unrealized gains for the Company's cattle hedging activities were approximately $35,600 at December 31, 1998. Total realized gains for the Company's cattle hedging activities were $26,968 for the year ended December 31, 1999.

(9)    Income taxes

                    The accompanying consolidated financial statements contain no provision for income taxes due to net operating losses. The effective tax rate differs from the U.S. statutory federal income tax rate of 34% and the Iowa income tax rate of 12% due to the fact that tax benefits have been offset by the valuation allowance described below due to the uncertainty of the Company's ability to utilize them in future periods.

                    The tax effects of temporary differences related to deferred taxes were:

                                                                                  1999              1998
                                                                             ----------------  ---------------
                         Deferred tax assets
                           Net operating loss carry forwards                 $     5,965,680   $     4,452,000
                           Valuation allowance                                    (5,965,680)       (4,452,000)
                                                                             ----------------  ---------------
                               Net deferred tax assets                       $          -      $         -
                                                                             ================  ===============

                    As of December 31, 1999, the Company had approximately $14,204,000 of unused operating loss carryforwards which expire by December 31, 2019.

                          RED OAK HEREFORD FARMS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  Years Ended December 31, 1999, 1998 and 1997

(10)     Commitments and contingencies

                    Noncancellable operating leases - The Company leases certain office equipment and property under noncancellable operating leases expiring in various years. Future minimum lease payments at December 31, 1999, are as follows:

                         2000                                $  133,231
                         2001                                   116,980
                         2002                                    39,985
                         2003                                    39,600
                         2004                                    39,600
                                                             -----------
                            Future minimum lease payments    $  369,396
                                                             ===========

                    Total rent expense related to these leases was $171,428, $66,494, and $107,486 for 1999, 1998 and 1997, respectively.

                    Exclusive license and royalty agreement - The Company originally entered into an agreement on September 6, 1994, with the AHA for the exclusive license and right to process, distribute and sell Certified Hereford Beef ("CHB") under the CHB trademark. This original agreement was replaced by an agreement dated March 14, 1997. The AHA works in conjunction with the Company, providing marketing assistance, as well as pricing and promotional strategies, to the Company's major customers. The agreement required the Company to maintain certain cattle processing standards and process a certain number of CHB cattle. In addition, the agreement required the Company to pay the AHA a minimum royalty fee calculated for CHB cattle processed of $850,000, $725,000 and $500,000 for the years ended December 31, 1999, 1998 and 1997, respectively. The Company incurred royalty fees to the AHA of approximately $524,000 and $500,000 in 1998 and 1997.

                    On January 1, 1999, ROF terminated its prior agreement with AHA and entered into a new agreement. As part of the termination agreement, ROF agreed to pay $24,195 of accrued royalty fees and an additional $200,000 payable in four quarterly installments of $50,000 beginning March 31, 1999. The additional $200,000 was accrued and charged to operations for the year ended December 31, 1998. The new nonexclusive license agreement provides for a per head fee for each head of cattle processed as CHB. Pursuant to the license agreement, ROF may use the AHA trademark and program information. The agreement automatically renews for one year on the anniversary date. The Company incurred $202,855 for royalty fees in 1999. The balance due AHA including interest as of December 31, 1999 and 1998 was $202,062 and $224,195, respectively.

                    Major customers and suppliers - During 1999, pursuant to its slaughter and fabrication agreement, the Company's meat packer purchased cattle and other products representing 16.7% of total revenues. In addition, two related party feeders supplied cattle totaling 28.6% of cost of goods sold and an additional feeder supplied cattle totaling 10.1% of cost of goods sold. During 1998, pursuant to its slaughter and fabrication agreement, the Company's meat packer purchased cattle and other products representing 12.0% of total revenues. In addition, one feeder supplied cattle totaling 10.0% of cost of goods sold. For the year ended December 31, 1997, there were no customers or suppliers which exceeded 10.0% of revenues or cost of goods sold.

                    Legal proceedings - To the knowledge of management, there is no material litigation pending or threatened against the Company or its management.

                    Purchase contracts - In order to ensure a steady supply of PHB and to keep the cost of products stable, the Company has entered into contracts with producers for the purchase of cattle. Under these contracts, the Company is committed at December 31, 1999 to purchase cattle at an estimated cost of $1,395,000 in 2000.

                          RED OAK HEREFORD FARMS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  Years Ended December 31, 1999, 1998 and 1997

(11)   Stockholders' equity

                    Issuance of common stock - During 1997, the Company completed a private placement offering and issued 1,500,000 units, each unit comprising one common share and one common stock purchase warrant, for $3.00 per unit. The common stock purchase warrants are callable at $0.001 per share on 30 days' notice and grant the holder the right to purchase common stock at $5.00 per share. The Company raised $4,500,000 through this offering before deducting offering expenses of $421,685.

                    On January 14, 1998, the Company began a private placement offering to issue up to 840,000 units, each unit comprising one common share and one common stock purchase warrant, for $4.00 per unit. The common stock purchase warrants are callable at $.10 per share upon 60 days' notice and grant the holder the right to purchase common stock at $6.00 per share. The private placement offering was closed on September 14, 1998. The Company raised $1,328,500 through the sale of 332,125 units before deducting offering expenses of $153,585.

                    On September 30, 1998, the Company's Board of Directors granted 150,000 shares of common stock to three directors in recognition of the outstanding service provided by each individual. As a result of the grant of common stock, the Company recognized $257,892 of compensation expense. Also, on September 30, 1998, the Company granted 50,000 shares of common stock for consulting services to Andrew Glashow and Empire Management Ltd. As a result of this grant, the Company recorded an expense totaling $86,000.

                    In 1999 and 1998, the Company's Board of Directors resolved that each director shall receive 1,000 shares of common stock for each meeting attended during the year as consideration for participation in each board meeting. As of December 31, 1999 and 1998, the Company had granted 22,000 and 32,000 shares, respectively, and recognized a total of $25,500 and $87,708, respectively, in director compensation expense for all board meetings held to date.

                    Potential issuance of additional preferred stock - The Company is authorized to issue up to 5,000,000 shares of preferred stock, the rights and preferences of which may be designated in series by the Board of Directors. To the extent of such authorization, such designations may be made without stockholder approval.

                    Issuance of preferred stock - As part of the Company's acquisition of Midland, the Company authorized issuance of 200,000 shares of 1997 Series A nonvoting preferred stock pursuant to an agreement with the former stockholders of Midland. The rights and preferences of the preferred stock include a liquidation preference of $5.00 per share, plus an amount equal to any accrued and unpaid dividends at a rate of $0.042 per share per month, plus 10.0% interest to the payment date, before any payment or distribution is made to the holders of common stock. At December 31, 1998, cumulative dividends in arrears plus interest aggregate $164,649 ($0.01 per share).

                    On June 23, 1999, the Company ratified the redemption of the 200,000 issued and outstanding shares of nonvoting preferred stock Series A in exchange for 1,000,000 shares of restricted common stock according to a 5:1 conversion ratio. In addition, it was resolved and authorized that no accrued dividends will be paid on the nonvoting preferred stock Series A as per the agreement with the holders of such stock.

                          RED OAK HEREFORD FARMS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  Years Ended December 31, 1999, 1998 and 1997

(11)   Stockholders' equity (continued)

                    On September 29, 1998, the Company's board of directors approved a private placement offering of 800,000 shares of Series B 4% cumulative convertible nonvoting preferred stock at $5.00 per share. On November 5, 1998, the offering was amended to increase the number of shares to 1,200,000 and to include one common stock warrant with each share of preferred stock sold. In addition, the offering time was extended to February 22, 1999. On December 7, 1999, the Company extended its offering of Series B 4% convertible preferred stock until January 29, 2000. The placement offering broke escrow on November 11, 1999.
       Cumulative dividends in arrears plus interest aggregated $10,234 at December 31, 1999.

                    On July 30, 1999, the Company's board of directors approved a private placement offering of 2,000,000 shares of Series C convertible nonvoting preferred stock at $7.50 per share. On December 20, 1999, the Company extended its offering of Series C convertible preferred stock until March 22, 2000.

                    Outstanding warrants - The Company had the following classes of warrants outstanding at December 31, 1999:

                       Class                 Shares       Price per Share
              -------------------------   -----------   --------------------

                         A                   960,000           $4.00
                         B                   960,000           $4.50
                         C                   960,000           $5.00
              1998 private placement       1,500,000           $5.00
              1999 private placement         332,125           $6.00

                    Class A, B and C are not exercisable until a registration statement is filed with the Securities and Exchange Commission and is in effect for the shares underlying the warrants. The warrants may be exercised for a period of two years after the date of the registration statements.

                    Outstanding stock options - In connection with the acquisition of ROF, the Company has granted options to purchase 3,000,000 shares of stock between March 17, 1997 and March 17, 2002. To date, none of these options have been exercised. The shares are exercisable as follows:

                                   Shares                 Price per Share
                           -----------------------      --------------------

                                    1,000,000                    $8.00
                                    1,000,000                   $10.00
                                    1,000,000                   $12.00

                    In 1997, the Company's board authorized issuance of options to purchase up to 5,000 shares at $6.75 per share to each director (for a total of 35,000 options) in exchange for service on the board.

                    Stock option plans - The Company's predecessor, Wild Wings, Inc., had allocated and issued options for 400,000 shares of the Company's common stock, exercisable at $3.00 per share, pursuant to the 1995 Stock Option Plan. These options were exercised in 1997.

                    In 1997, the Company adopted the 1997 Stock Option Plan and allocated 1,000,000 shares of common stock to the Plan. At December 31, 1999, 1998 and 1997, options to purchase 378,000, 548,000 and 758,000 shares of common stock of the Company, exercisable at $4.25 to $6.75 per share, were outstanding under this plan. The options vest over one to five years and expire in five to ten years.

                          RED OAK HEREFORD FARMS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  Years Ended December 31, 1999, 1998 and 1997

(11)   Stockholders' equity (continued)

                    On May 8, 1998, the Company adopted the 1998 Stock Option Plan and allocated 1,000,000 shares of Company stock to the plan. At December 31, 1999 and 1998, options to purchase 635,000 and 670,000 shares, respectively, of the Company's common stock, exercisable at $1.50 to $5.00 per share, were outstanding under this plan. The options vest over one to five years and expire in five to ten years.

                    The Company accounts for stock options under APB Opinion No. 25, under which no compensation cost has been recognized. Had compensation cost been determined consistent with FASB Statement No. 123, the Company's net loss and loss per share would have been increased to the following pro forma amounts:

                                                               1999             1998              1997
                                                           --------------   --------------    --------------
              Net Loss             As Reported             $  (3,622,334)   $   (6,576,492)   $   (4,498,146)
                                        Pro Forma          $  (3,688,364)   $   (6,869,862)   $   (4,691,472)

              Loss Per Share       As Reported             $      (0.23)    $       (0.46)    $        (0.33)
                                        Pro Forma          $      (0.24)    $       (0.47)    $        (0.35)

                    A summary of the status of the Company's stock option plans at December 31, 1999, 1998, and 1997, and changes during the years then ended is presented below:

                                                                                         Weighted Average
                                                                                     --------------------------
                                                                       Exercise      Price per     Remaining
                                                        Shares           Price         Share     Life - Years
                                                     -------------   --------------  ----------- --------------
              Outstanding, December 31, 1996              400,000     $      3.00
                       Granted                            976,500     $ 4.25-$6.50   $     4.85      10.0
                       Forfeited                        (218,500)     $       5.00   $     5.00
                       Exercised                        (400,000)     $      3.00
                                                     -------------

              Outstanding, December 31, 1997              758,000                    $     4.85      10.0
                       Granted                            750,000     $ 1.75-$4.75   $     2.41      10.0
                       Forfeited                        (205,000)     $ 4.75-$5.00   $     5.00
                                                     -------------

              Outstanding, December 31, 1998            1,303,000                         $3.37       9.6
                       Granted                            165,000     $ 1.50-$2.50   $     2.11      10.0
                       Forfeited                        (455,000)     $ 1.75-$5.00   $     3.32
                                                     -------------

              Outstanding, December 31, 1999            1,013,000                    $     3.02       8.8
                                                     =============

                    The fair value of each option grant is estimated on the date of the grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for the years ended December 31, 1999, 1998 and 1997, respectively: risk-free interest rates of 5.70%, 5.60% and 6.39%; expected dividend yields of 0.00% in all three years; expected volatility of 136%, 88% and 62%, respectively; and expected option life of five years in all three years. At December 31, 1999, 387,200 of the outstanding options were exercisable.

                    As of December 31, 1999, a total of 2,000,000 shares of common stock has been reserved for outstanding stock options granted under the 1998 and 1997 Stock Option Plans.

                          RED OAK HEREFORD FARMS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  Years Ended December 31, 1999, 1998 and 1997

(12)   Losses from cattle feeding joint venture

                    Losses from cattle feeding joint ventures for the years ended December 31, 1999 and 1998, consisted of losses from Quality of $16,361 and $659,038, respectively, and additional losses of $53,285 and $727,209, respectively, incurred in feeding cattle which was purchased for sale to Quality.

(13)   Supplemental cash flows information

                                                             1999             1998              1997
                                                         --------------   --------------    --------------

              Cash paid during the year for interest     $      706,765   $     361,204     $      364,611

              Noncash transactions:

                    During the year ended December 31, 1998, the Company financed the acquisition of computer equipment with a $39,897 capital lease and the acquisition of a vehicle with a $15,018 note.

                    During 1999,  1998 and 1997, the Company issued common stock
       in  exchange  for  services  rendered  totaling  $25,500,   $471,592  and
       $123,629, respectively.

                    Effective January 1, 1999, the Company acquired additional 20% ownership in one of its subsidiaries. As a result, the deficit in minority interest carried forward from the year ended December 31, 1998, was reduced and the deficit in retained earnings was increased by $48,501.

                    On December 28, 1999, the Company entered into a settlement agreement in order to restructure the Company's outstanding indebtedness to MoorMan. As a result, accounts payable, related parties of $318,972, a note payable of $386,517 and accrued interest of $333,115 have been consolidated with a single note payable to MoorMan (Note 7 - E).

                    During the year ended December 31, 1999, the Company converted cattle payables of $386,517, $286,240 and $1,159,550, to long-term debt (Note 7 - E, I, J).

                    During the year ended December 31, 1999, the Company converted $410,000 of short-term notes payable to long-term debt (Note 7
       - B).

(14)   Reportable segments

                    The Company has four reportable segments: boxed beef, cattle trading, cattle feeding and beef jerky. The boxed beef segment produces and sells branded fresh beef to retail and food service markets. The cattle trading segment buys and sells feeder cattle in wholesale markets. The cattle feeding segment feeds Hereford cattle to insure a consistent supply of PHB. The beef jerky segment commenced activities in 1998 and produces and sells beef jerky to wholesale and retail food distributors.

                    The accounting policies of the segments are the same as those described in the summary of significant accounting policies. The Company evaluates performance based on profit or loss from operations before income taxes. The Company accounts for intersegment sales and transfers as if the sales or transfers were to third parties, that is, at current market rates. The Company's reportable segments are strategic business units that offer different products and services. They are managed separately because each business requires different management and marketing strategies.

                          RED OAK HEREFORD FARMS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  Years Ended December 31, 1999, 1998 and 1997

(14)   Reportable segments (continued)

                    Reportable segment profit or loss and segment assets and liabilities for the year ended December 31, 1999, were as follows:

                                             Boxed         Cattle        Cattle        Beef         All
                                             Beef         Trading       Feeding       Jerky        Others        Totals
                                         ------------------------------------------ ----------- ------------- --------------
       Revenues from external
         customers                       $  45,500,167 $   25,953,452    $       -  $  114,180     $       -   $ 71,567,799
       Intersegment revenues                    10,495         61,740            -           -             -         72,235
       Interest revenue                          6,520              -            -           -        12,292         18,812
       Interest expense                        756,313         40,407       75,872           -       135,292      1,007,884
       Equity in net loss of joint                   -              -      (16,362)          -             -        (16,362)
         venture
       Depreciation and amortization            75,881         23,075        1,281      19,495         1,875        121,607
       Segment profit (loss)                (2,226,447)       116,193     (102,363)   (838,546)     (571,171)    (3,622,334)
       Other significant noncash items:
           Fees paid with common stock               -              -            -           -         7,875          7,875
           Loss from partnership                     -              -       52,037           -             -         52,037
       Segment assets                        2,933,324      2,635,065    1,424,990     487,726     6,247,108     13,728,213
       Expenditures for segment assets          48,737         14,373            -      18,797             -         81,907

                    Reconciliation of segment revenues, profit or loss, and assets for the year ended December 31, 1999, were as follows:

                    Revenues

                             Total revenues for reportable segments                         $   71,640,034

                             Other revenues                                                              -
                             Elimination of intersegment revenues                                  (72,235)
                                                                                            ---------------
                                      Total consolidated revenue                            $   71,567,799
                                                                                            ===============

                    Profit or loss

                             Total profit or loss for reportable segments                   $   (3,051,163)
                             Other profit or loss                                                 (571,171)
                                                                                            ---------------
                                      Income before income taxes and extraordinary items    $   (3,622,334)
                                                                                            ===============

                    Assets
                             Total assets for reportable segments                           $    7,481,105
                             Other assets                                                        6,247,108
                             Elimination of intersegment receivables                            (7,671,169)
                                                                                            ---------------
                                      Consolidated total                                    $    6,057,044
                                                                                            ===============

                          RED OAK HEREFORD FARMS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  Years Ended December 31, 1999, 1998 and 1997

(14)   Reportable segments (continued)

                                                               Segment                      Consolidated
                                                               Totals       Adjustments        Totals
                                                            -------------- -------------- -----------------
                    Interest revenue                        $       6,520  $      12,292  $         18,812
                    Interest expense                              872,592        135,292         1,007,884
                    Expenditures for assets                        81,907              -            81,907
                    Depreciation and amortization                 119,732          1,875           121,607

                    Adjustments consist of revenues and expenses of the parent company.

                    Reportable segment profit or loss and segment assets and liabilities for the year ended December 31, 1998, were as follows:

                                             Boxed          Cattle         Cattle        Beef         All
                                             Beef          Trading        Feeding       Jerky       Others         Totals
                                         -------------- --------------- ------------- ----------- ------------ ---------------
       Revenues from external
                customers                $  36,545,948  $   32,215,812  $          -   $       -   $        -      68,761,760
       Intersegment revenues                    41,750         400,334             -           -            -         442,084
       Interest revenue                          9,026               -        (1,850)          -        2,219           9,395
       Interest expense                        307,403          50,502        58,045           -       16,321         432,271
       Equity in net loss of joint
                venture                              -               -      (659,038)          -            -        (659,038)
       Depreciation and amortization            87,161          28,061         1,281       8,333        5,624         130,460
       Segment loss                         (2,871,808)       (247,678)   (2,290,887)   (242,505)    (923,564)     (6,576,442)
       Other significant noncash items
                Fees paid with common                -               -             -           -      471,592         471,592
                   stock
                Loss from partnership                -               -      (659,038)          -            -        (659,038)
       Segment assets                        1,879,402       2,217,884       145,939     357,541    2,441,462       7,042,228
       Expenditures for assets                  62,406               -       200,000           -            -         262,406

                          RED OAK HEREFORD FARMS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  Years Ended December 31, 1999, 1998 and 1997

(14)     Reportable segments (continued)

                    Reconciliation of segment revenues, profit or loss, and assets for the year ended December 31, 1998, were as follows:

                    Revenues
                             Total revenues for reportable segments                       $    69,203,844
                             Other revenues                                                             -
                             Elimination of intersegment revenues                                (442,084)
                                                                                          ---------------
                                      Total consolidated revenue                          $    68,761,760
                                                                                          ===============
                    Profit or loss
                             Total profit or loss for reportable segments                 $    (5,652,878)
                             Other profit or loss                                                (923,564)
                                                                                          ---------------
                                      Income before income taxes and extraordinary items  $    (6,576,442)
                                                                                          ===============
                    Assets
                             Total assets for reportable segments                         $     4,600,766
                             Other assets                                                       2,441,462
                             Elimination of intersegment receivables                           (4,071,526)
                                                                                           --------------
                                      Consolidated total                                  $     2,970,702
                                                                                          ===============


                                                               Segment                      Consolidated
                                                               Totals       Adjustments        Totals
                                                            -------------- -------------- -----------------

                    Interest revenue                        $       7,176  $       2,219      $      9,395
                    Interest expense                              415,950         16,321           432,271
                    Expenditures for assets                       262,406              -           262,406
                    Depreciation and amortization                 124,836          5,624           130,460

                    Adjustments consist of revenues and expenses of the parent company.

                          RED OAK HEREFORD FARMS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  Years Ended December 31, 1999, 1998 and 1997

(14)     Reportable segments (continued)

                    Reportable segment profit or loss and segment assets and liabilities for the year ended December 31, 1997, were as follows:

                                                    Boxed        Cattle        Cattle          All
                                                    Beef         Trading       Feeding        Others         Totals
                                                ------------------------------------------------------------------------
              Revenues from external
                customers                       $  31,984,251 $   73,341,442        $   -          $   -  $ 105,325,693
              Intersegment revenues                         -       358,796             -              -        358,796
              Interest revenue                         18,245        24,436             -         20,381         63,062
              Interest expense                        171,447       171,957             -              -        343,404
              Depreciation and amortization            55,106        26,484             -         11,974         93,564
              Segment profit (loss)                (3,638,685)      414,325      (475,757)      (798,029)    (4,498,146)
              Equity in net loss of joint
                venture                                     -             -             -              -              -
              Other significant noncash items
                Fees paid with common stock                 -             -             -              -              -
                Loss from partnership                       -             -             -              -              -
              Segment assets                        2,267,945     3,672,373       608,253      1,390,415      7,938,986
              Expenditures for assets                  42,414        32,518       506,403              -        581,335

                    Reconciliation of segment revenues, profit or loss, and assets for the year ended December 31, 1997, were as follows:

                    Revenues
                             Total revenues for reportable segments                         $  105,684,489
                             Other revenues                                                              -
                             Elimination of intersegment revenues                                 (358,796)
                                                                                            --------------
                                      Total consolidated revenues                           $  105,325,693
                                                                                            ==============
                    Profit or loss
                             Total profit or loss for reportable segments                   $   (3,700,117)
                             Other profit or loss                                                 (798,029)
                                                                                            --------------
                                      Income before income taxes and extraordinary items    $   (4,498,146)
                                                                                            ==============
                    Assets
                             Total assets for reportable segments                           $    6,548,571
                             Other assets                                                        1,390,415
                             Elimination of intersegment receivables                            (1,963,302)
                                                                                            --------------
                                      Consolidated total                                    $    5,975,684
                                                                                            ==============


                                                               Segment                      Consolidated
                                                               Totals       Adjustments        Totals
                                                            -------------- -------------- -----------------
                    Interest revenue                        $      44,531  $      18,531     $      63,062
                    Interest expense                              343,404              -           343,404
                    Expenditures for assets                       581,335              -           581,335
                    Depreciation and amortization                  81,590         11,974            93,564

                    Adjustments consist of revenues and expenses of the parent company.

                          RED OAK HEREFORD FARMS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  Years Ended December 31, 1999, 1998 and 1997

(15)   Subsequent events

                    On March 1, 2000, the Company renewed its corporate office leases for an additional year with monthly rent payments totaling $4,000.

                    From January 1, 2000 through April 19, 2000, the Company obtained subscriptions for 521,550 shares of Series B 4% convertible preferred stock in the amount of $2,607,750, of which $2,585,750 was received. In addition, the Company obtained subscriptions for 216,789 shares of Series C convertible preferred stock in the amount of $1,625,915, of which $1,544,665 was received.

                    On February 4, 2000, the Company's Board of Directors approved the placement of 1,000,000 shares of Series D convertible preferred stock to accredited investors. The shares are convertible at any time into common stock at a ratio of five shares of common stock for every one share of Series D convertible preferred stock.

                    Effective April 1, 2000, the Company acquired the 20% minority interest of McClellan in MFJ for $40,000 and MFJ became a wholly-owned subsidiary of the Company.

                                     Part II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

         The following table sets forth the various expenses in connection with the issuance and distribution of the securities being registered. All amounts shown are estimated except the Securities and Exchange Commission registration fee.

         SEC registration fee.....................................$   9,213

         Transfer agent and registrar fees........................$   2,000

         Printing and engraving...................................$   6,000

         Legal fees...............................................$  10,000

         Accounting fees..........................................$  15,000

         Miscellaneous............................................$  15,700

                  Total...........................................$  57,913

Item 14. Indemnification of Directors and Officers.

         Under Section 78 of the Nevada General Corporation Law, as amended, a corporation has the power to indemnify directors and officers under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of being a director or officer of the corporation if it is determined that the director or officer acted in accordance with the applicable standard of conduct set for the in such statutory provision. Article XI of Red Oak Hereford Farms, Inc. Amended and Restated Certificate of Incorporation provides that no director or officer shall be personally liable to Red Oak or its stockholders for monetary damages for any breach of fiduciary duty except for acts or omissions which involve intentional misconduct, fraud or a knowing violation of laws.

Item 15. Recent Sales of Unregistered Securities.

         In October 1997, the company sold 1,500,000 units with each unit comprising one share of Common Stock and one Common Stock purchase warrant for a total amount of $4,500,000. The units were sold in a private placement pursuant to Section 4 (2) and rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended. Each investor was an "accredited investor" as defined in Regulation D.

         In June 1998, the Company sold 332,125 units with each unit consisting of one share of Common Stock and one Common Stock purchase warrant for a total amount of $1,328,500. The units were sold in a private placement pursuant to
Section 4 (2) and Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended. Each investor was an "accredited investor" as defined in Regulation D.

         In September 1998, the Company granted 150,000 shares of Common Stock to three directors and 50,000 shares of Common Stock to a consultant for services rendered. The Company recognized a total of $343,892 of compensation expense. The sale was made pursuant to Section 4 (2) of the Act and Rule 506 of Regulation D promulgated under the Act.

         In January 1999, the Company completed the sale of 1,200,000 units with each unit consisting of one share of Series B 4% Cumulative Convertible Preferred Stock and one Common Stock purchase warrant for a total amount of $ $ 6,000,000. The units were sold in a private placement pursuant to Section 4 (2) and Rule 5 or 6 of Regulation D promulgated under the Securities Act of 1933, as amended. Each investor was an "accredited investor" as defined in Regulation D.

         In June 2000, the Company completed the sale of 357,755 units with each unit consisting of one share of Series C Convertible Preferred Stock for a total amount of $2,683,165. The units were sold in a private placement pursuant to
Section 4 (2) and Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended. Each investor was an "accredited investor" as defined in Regulation D.

         As of August 14, 2000, the Compan6y had sold 7,500 units with each unit consisting of one share of Series D Convertible Preferred Stock for a total amount of $75,000. The units were sold in a private placement pursuant to
Section 4 (2) and Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended. Each investor was an "accredited investor" as defined in Regulation D.

Item 16. Exhibits and Financial Statement Schedules.

(a)      Exhibits.

         Exhibits marked by an (*) are filed herewith. (Exhibits marked by a (+) are filed by amendment. Exhibits marked by a (**) are incorporated by reference from the registrants registration statement filed on S-8 (file no. 333-4332)

Exhibit
Number   Description
------   -----------
3.0**    Amended and Restated Certificate of Incorporation and by-laws

10.0**   1997 Stock Option Plan

10.2**   1998 Stock Option Plan

10.3**   2000 Stock Option Plan

10.4* Agreement dated January 1, 2000 by and between Red Oak Farms, Inc. and John Schiering

21.0*    Subsidiaries of Registrant

23.1*    Consent of HLB Gross Collins P.C. independent public accountants

23.2*    Consent of BDO Seidman, LLP, independent public accountants

23.3+    Consent of John L. Thomas, Esq.

27.1*    Financial Data Schedule

                       (b) Financial Statement Schedules

         Schedules have been omitted because information required to be set forth therein is not applicable or is shown in the financials statements or related notes.

Item 17. Undertakings.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by Red Oak Hereford Farms of expenses incurred or paid by a director, officer, or controlling person of Red Oak Hereford Farms in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, Red Oak Hereford Farms will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Red Oak Hereford Farms hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act, the information omitted for the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by Red Oak Hereford Farms pursuant to Rule 424 (b) (1) or (4) or 497 (h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, Red Oak Hereford Farms, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Red Oak, Iowa on this 11th day of September, 2000.

                                              RED OAK HEREFORD FARMS, INC.

                                              By:  /s/ Gordon M. Reisinger
                                              ----------------------------
                                                       Gordon M. Reisinger
                                                       Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Date                Name and Title                     Signature

September 11, 2000  Gordon Reisinger,
                    President/Director (Principal
                    Executive Officer)                 /s/  Gordon Reisinger
                                                       ---------------------

September 11, 2000  Harley Dillard,
                    Treasurer/Chief Financial
                    Officer  (Principal
                    Accounting Officer)                /s/  Harley Dillard
                                                       -------------------

September 11, 2000  Charles Kolbe,
                    Director, Chairman
                    of the Board                       /s/  Charles Kolbe
                                                       ------------------

September 11, 2000  John Derner,
                    Director, Vice President           /s/  John Derner
                                                       ----------------

September 11, 2000  Jack Holden,
                    Director                           /s/  Jack Holden
                                                       ----------------

September 11, 2000  Dwayne Lewis,
                    Director                           /s/  Dwayne Lewis
                                                       -----------------

September 11, 2000  Ron Daggett,
                    Director                           /s/  Ron Daggett
                                                       ----------------

September 11, 2000  Johan Smit,
                    Director                           /s/  Johan Smit
                                                       ---------------

                                  EXHIBIT INDEX

Exhibit
Number   Description
------   -----------
10.4 Agreement dated January 1, 2000 by and between Red Oak Farms, Inc. and John Schiering

21.0     Subsidiaries of Registrant

23.1     Consent of HLB Gross Collins P.C. independent public accountants

23.2     Consent of BDO Seidman, LLP, independent public accountants

27.1     Financial Data Schedule